PROSPECTUS SUPPLEMENT (to Prospectus dated November 8, 2024)	Filed pursuant to Rule 424(b)(2) File No. 333-283109

$60,000,000

Oxford Lane Capital Corp.

Preferred Stock

Shares, 8.25% Series 2031

Liquidation Preference $25 per Share

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We are a closed-end management investment company that has registered as an investment company under the Investment Company Act of 1940, as amended, or the “1940 Act.” Our investment objective is to maximize our portfolio’s risk-adjusted total return. We have implemented our investment objective by purchasing portions of equity and junior debt tranches of collateralized loan obligation, or “CLO,” vehicles. Structurally, CLO vehicles are entities formed to originate and/or acquire a portfolio of loans.

We are offering 2,400,000 shares of our 8.25% Series 2031 preferred stock, or the “8.25% Series 2031 Term Preferred Shares.” We will pay monthly dividends on the 8.25% Series 2031 Term Preferred Shares at an annual rate of 8.25% of the $25 liquidation preference per share, or $2.0625 per 8.25% Series 2031 Term Preferred Share per year, on the last business day of each month, commencing April 30, 2026.

We are required to redeem all of the outstanding 8.25% Series 2031 Term Preferred Shares on March 20, 2031 at a redemption price equal to $25 per share plus an amount equal to accumulated but unpaid dividends, if any, to, but excluding, the date of redemption. We cannot effect any amendment, alteration or repeal of our obligation to redeem all of the 8.25% Series 2031 Term Preferred Shares on March 20, 2031 without the prior unanimous consent of the holders of 8.25% Series 2031 Term Preferred Shares. If we fail to maintain an asset coverage ratio of at least 200% (as described in this prospectus supplement), we will redeem a portion of the outstanding 8.25% Series 2031 Term Preferred Shares in an amount at least equal to the lesser of (1) the minimum number of shares of 8.25% Series 2031 Term Preferred Shares necessary to cause us to meet our required asset coverage ratio and (2) the maximum number of 8.25% Series 2031 Term Preferred Shares that we can redeem out of cash legally available for such redemption. At any time on or after March 20, 2028 at our sole option, we may redeem the 8.25% Series 2031 Term Preferred Shares at a redemption price per share equal to the sum of the $25 liquidation preference per share plus an amount equal to accumulated but unpaid dividends, if any, on the 8.25% Series 2031 Term Preferred Shares.

An investment in our securities is subject to significant risks and involves a heightened risk of total loss of investment. The price of shares of our preferred stock may be highly volatile. The interests of the CLO securities in which we invest are subject to a high degree of special risks, including: CLO structures are highly complicated and may be subject to disadvantageous tax treatment; CLO vehicles are highly levered (with CLO equity securities typically being leveraged between nine and thirteen times) and are made up of below investment grade loans in which we typically have a residual interest that is much riskier than the loans that make up the CLO vehicle; and the market price for CLO vehicles may fluctuate dramatically, which may make portfolio valuations unreliable and negatively impact our net asset value and our ability to make distributions to our stockholders. Some instruments issued by CLO vehicles may not be readily marketable and may be subject to restrictions on resale. Securities issued by CLO vehicles are generally not listed on any U.S. national securities exchange and no active trading market may exist for the securities of CLO vehicles in which we may invest. Although a secondary market may exist for our investments in CLO vehicles, the market for our investments in CLO vehicles may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods. As a result, these types of investments will be more difficult to value. See “Risk Factors” beginning on page S-16 of this prospectus supplement and page 15 of the accompanying prospectus and under similar headings in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, to read about factors you should consider, including the risk of leverage, before investing in our securities.

Currently we have issued and outstanding the 6.25% Series 2027 Term Preferred Shares (the “Series 2027 Term Preferred Shares”), the 6.00% Series 2029 Term Preferred Shares (the “6.00% Series 2029 Term Preferred Shares”), the 7.125% Series 2029 Term Preferred Shares (the “7.125% Series 2029 Term Preferred Shares” and, together with the Series 2027 Term Preferred Shares, the 6.00% Series 2029 Term Preferred Shares and the 8.25% Series 2031 Term Preferred Shares, the “Term Preferred Shares”), and the 6.75% Notes due 2031 (the “2031 Notes”), the 5.00% Notes due 2027 (the “2027 Notes”), the 8.75% Notes due 2030 (the “2030 Notes”), and the 7.95% Notes due 2032 (the “2032 Notes,” and, together with the 2031 Notes, the 2027 Notes and the 2030 Notes, the “Notes”). As of December 31, 2025, there was an aggregate of $219.1 million of our Term Preferred Shares issued and outstanding, consisting of $88.1 million of our Series 2027 Term Preferred Shares, $67.2 million of our 6.00% Series 2029 Term Preferred Shares, and $63.8 million of our 7.125% Series 2029 Term Preferred Shares. As of December 31, 2025, there was an aggregate of $500.0 million principal amount of our Notes issued and outstanding, consisting of $100.0 million in aggregate principal amount of our 2031 Notes, $100.0 million in aggregate principal amount of our 2027 Notes, $115.0 million in aggregate principal amount of our 2030 Notes and $185.0 million in aggregate principal amount of our 2032 Notes. As of December 31, 2025, there were no accumulated but unpaid dividends on our Term Preferred Shares.

The 8.25% Series 2031 Term Preferred Shares will rank pari passu, or equally, in right of payment with the Series 2027 Term Preferred Shares, the 6.00% Series 2029 Term Preferred Shares and the 7.125% Series 2029 Term Preferred Shares, and all other shares of preferred stock that we may issue in the future (collectively, “Preferred Stock”). The 8.25% Series 2031 Term Preferred Shares will rank senior in right of payment to our common stock, and subordinated in right of payment to the Notes.

We have applied to list the 8.25% Series 2031 Term Preferred Shares on the NASDAQ Global Select Market and we expect trading to commence thereon within 30 days after the date of initial delivery of the 8.25% Series 2031 Term Preferred Shares under the symbol “OXLCM.” Our common stock is traded on the NASDAQ Global Select Market under the symbol “OXLC.” On March 9, 2026, the last reported sales price on the NASDAQ Global Select Market for our common stock was $8.44 per share. Our Series 2027 Term Preferred Shares are traded on the NASDAQ Global Select Market under the symbol “OXLCP.” On March 9, 2026, the last sale price of our Series 2027 Term Preferred Shares as reported on NASDAQ Global Select Market was $24.86 per share. Our 6.00% Series 2029 Term Preferred Shares are traded on the NASDAQ Global Select Market under the symbol “OXLCO.” On March 9, 2026, the last sale price of our 6.00% Series 2029 Term Preferred Shares as reported on NASDAQ Global Select Market was $23.55 per share. Our 7.125% Series 2029 Term Preferred Shares are traded on the NASDAQ Global Select Market under the symbol “OXLCN.” On March 9, 2026, the last sale price of our 7.125% Series 2029 Term Preferred Shares as reported on NASDAQ Global Select Market was $24.25 per share. Our 2031 Notes are traded on the NASDAQ Global Select Market under the symbol “OXLCL.” On March 9, 2026, the last sale price of our 2031 Notes as reported on NASDAQ Global Select Market was $23.85. Our 2027 Notes are traded on the NASDAQ Global Select Market under the symbol “OXLCZ.” On March 9, 2026, the last sale price of our 2027 Notes as reported on NASDAQ Global Select Market was $24.67. Our 2030 Notes are traded on the NASDAQ Global Select Market under the symbol “OXLCI.” On March 9, 2026, the last sale price of our 2030 Notes as reported on NASDAQ Global Select Market was $25.69. Our 2032 Notes are traded on the NASDAQ Global Select Market under the symbol “OXLCG.” On March 9, 2026, the last sale price of our 2032 Notes as reported on NASDAQ Global Select Market was $25.08. The 8.25% Series 2031 Term Preferred Shares are not convertible into our common stock or any other security of our company.

We are required to determine the net asset value per share of our common stock on a quarterly basis. Our net asset value per share of our common stock as of December 31, 2025 was $15.51.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Please read this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before investing in our securities and keep each for future reference. This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain important information about us that a prospective investor should know before investing in our securities. We are required to file annual and semi-annual reports, proxy statements and other information about us with the Securities and Exchange Commission, or the “SEC.” This information is available free of charge by contacting us by mail at 8 Sound Shore Drive, Suite 255, Greenwich, CT 06830, by telephone at (203) 983-5275 or on our website at http://www.oxfordlanecapital.com. The SEC also maintains a website at http://www.sec.gov that contains such information. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider such information to be part of this prospectus supplement or the accompanying prospectus, except documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

	Per Share	Total(1)
Public Offering Price	$25.00	$60,000,000
Sales Load (Underwriting Discounts and Commissions)	$0.78125	$1,875,000
Proceeds to the Company (before expenses)(2)	$24.21875	$58,125,000

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(1)      We have granted the underwriters a 30-day option to purchase up to an additional 360,000 of 8.25% Series 2031 Term Preferred Shares from us to cover over-allotments, if any. If such option is exercised in full, the public offering price, underwriting discounts and commissions and proceeds, before expenses, to us would be $69,000,000, $2,156,250 and $66,843,750, respectively. See “Underwriting”.

(2)      Total expenses of the offering payable by us, excluding underwriting discounts and commissions, are estimated to be $292,000. Payment of this additional underwriting compensation will reduce the proceeds to us, before expenses. See “Underwriting.”

The underwriters expect to deliver the shares on or about March 20, 2026.

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Joint Book-Running Managers
Lucid Capital Markets	Piper Sandler
Lead Managers
Clear Street	InspereX	William Blair
Co-Manager
Wedbush Securities

Prospectus Supplement dated March 12, 2026

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

We have filed with the SEC a registration statement on Form N-2 (File Nos. 333-283109 and 811-22432) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement became effective on November 8, 2024.

This document is in two parts. The first part is the prospectus supplement, which describes the terms of this offering of 8.25% Series 2031 Term Preferred Shares and also adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information and disclosure. To the extent the information contained in this prospectus supplement differs from or is additional to the information contained in the accompanying prospectus, you should rely only on the information contained in this prospectus supplement and the documents incorporated by reference herein. Please carefully read and consider all of the information contained in this prospectus supplement and the accompanying prospectus, including the information described under the headings “Incorporation of Certain Information by Reference,” “Available Information,” and “Supplementary Risk Factors” in this prospectus supplement and under the headings “Incorporation of Certain Information by Reference,” “Available Information” and “Risk Factors” included in the accompanying prospectus, respectively, before investing in the 8.25% Series 2031 Term Preferred Shares.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the registered securities to which they relate, nor do they constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction or to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. The information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate as of their respective dates or such earlier date as indicated therein, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sales of the 8.25% Series 2031 Term Preferred Shares. Our financial condition, results of operations and prospects may have changed since those dates. To the extent required by law, we will amend or supplement the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus to reflect any material changes subsequent to the date of this prospectus supplement and the accompanying prospectus and prior to the completion of any offering pursuant to this prospectus supplement and the accompanying prospectus.

The 8.25% Series 2031 Term Preferred Shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

S-iii

SUMMARY

The following summary contains basic information about the offering of the 8.25% Series 2031 Term Preferred Shares pursuant to this prospectus supplement and the accompanying prospectus. It is not complete and may not contain all the information that is important to you. For a more complete understanding of the offering of shares of the 8.25% Series 2031 Term Preferred Shares pursuant to this prospectus supplement, we encourage you to read this entire prospectus supplement and the accompanying prospectus, including any documents incorporated by reference into this prospectus supplement or the accompanying prospectus, and the documents to which we have referred in this prospectus supplement and the accompanying prospectus. Together, these documents describe the specific terms of the shares we are offering. You should carefully read the sections entitled “Risk Factors,” “Business,” “Incorporation of Certain Information By Reference” and our financial statements included in the accompanying prospectus and the sections entitled “Supplementary Risk Factors” and “Incorporation of Certain Information by Reference” in this prospectus supplement.

Except where the context requires otherwise, the terms “Oxford Lane Capital,” the “Company,” the “Fund,” “we,” “us” and “our” refer to Oxford Lane Capital Corp.; “Oxford Lane Management” and “investment adviser” refer to Oxford Lane Management, LLC; “Oxford Funds” and “administrator” refer to Oxford Funds, LLC.

Overview

We are a closed-end management investment company that has registered as an investment company under the 1940 Act. Our investment objective is to maximize our portfolio’s risk-adjusted total return.

We have implemented our investment objective by purchasing portions of equity and junior debt tranches of CLO vehicles. Substantially all of the CLO vehicles in which we may invest would be deemed to be investment companies under the 1940 Act but for the exceptions set forth in section 3(c)(1) or section 3(c)(7). Structurally, CLO vehicles are entities formed to originate and/or acquire a portfolio of loans. The loans within the CLO vehicle are limited to loans which meet established credit criteria and are subject to concentration limitations in order to limit a CLO vehicle’s exposure to a single credit. A CLO vehicle is formed by raising various classes or “tranches” of debt (with the most senior tranches being rated “AAA” to the most junior tranches typically being rated “BB” or “B”) and equity. The CLO vehicles which we focus on are collateralized primarily by senior secured loans made to companies whose debt is unrated or is rated below investment grade, or “Senior Loans,” and, to a limited extent, subordinated and/or unsecured loans and bonds (together with the Senior Loans, the “CLO Assets”). CLOs generally have very little or no exposure to real estate, mortgage loans or to pools of consumer-based debt, such as credit card receivables or auto loans. Below investment grade securities, such as the CLO securities in which we primarily intend to invest, are often referred to as “junk.” In addition, the CLO equity and junior debt securities in which we invest are highly levered (with CLO equity securities typically being leveraged between nine and thirteen times), which significantly magnifies our risk of loss on such investments relative to senior debt tranches of CLOs. A CLO itself is highly leveraged because it borrows significant amounts of money to acquire the underlying commercial loans in which it invests. A CLO borrows money by issuing debt securities to investors (including junior debt securities of the type we intend to invest), and the CLO equity (which is also the CLO residual tranche) is the first to bear the risk on the underlying investment. Our investment strategy also includes warehouse facilities, which are financing structures intended to aggregate loans that may be used to form the basis of a CLO vehicle. Warehouse facilities typically incur leverage between four and six times prior to a CLO’s pricing. We may also invest, on an opportunistic basis, in other corporate credits of a variety of types. We expect that each of our investments will range in size from $5 million to $50 million, although the investment size may vary consistent with the size of our overall portfolio. Oxford Lane Management manages our investments and its affiliate arranges for the performance of the administrative services necessary for us to operate.

CLO vehicles, due to their high leverage, are more complicated to evaluate than direct investments in Senior Loans. Since we invest in the residual interests of CLO securities, our investments are riskier than the profile of the Senior Loans by which such CLO vehicles are collateralized. Our investments in CLO vehicles are riskier and less transparent to us and our stockholders than direct investments in the underlying Senior Loans. Our portfolio of investments may lack diversification among CLO vehicles which would subject us to a risk of significant loss if one or more of these CLO vehicles experience a high level of defaults on its underlying Senior Loans. The CLO vehicles in which we invest have debt that ranks senior to our investment. The market price for CLO vehicles may fluctuate dramatically, which would make portfolio valuations unreliable and negatively impact our net asset value and our ability to make distributions to our stockholders. Our financial results may be affected adversely if one or more of our significant equity or junior debt investments in such CLO vehicles defaults on its payment obligations or fails to perform as we expect.

Our investments in CLO vehicles may be subject to special anti-deferral provisions that could result in us incurring tax or recognizing income prior to receiving cash distributions related to such income. Specifically, the CLO vehicles in which we invest generally constitute “passive foreign investment companies,” or “PFICs.” Because we acquire investments in PFICs (including equity tranche investments in CLO vehicles that are PFICs), we may be subject to U.S. federal income tax on a portion of any “excess distribution” or gain from the disposition of such investments even if such income is distributed as a taxable dividend by us to our stockholders. See “Risk Factors — Risks Related to Our Investments” in our most recent annual report on Form N-CSR or semi-annual report on Form N-CSRS to read about factors you should consider before investing in our securities.

Oxford Lane Management

Our investment activities are managed by Oxford Lane Management, which is an investment adviser that has registered under the Investment Advisers Act of 1940, or the “Advisers Act.” Under our investment advisory agreement with Oxford Lane Management, which we refer to as our “Investment Advisory Agreement,” we have agreed to pay Oxford Lane Management an annual base management fee based on our gross assets, as well as an incentive fee based on our performance. See “Investment Advisory Agreement” in the accompanying prospectus.

We expect to benefit from the ability of Oxford Lane Management’s team to identify attractive opportunities, conduct diligence on and value prospective investments, negotiate terms where appropriate, and manage and monitor our portfolio. Oxford Lane Management’s investment team members have broad investment backgrounds, with prior experience at investment banks, commercial banks, unregistered investment funds and other financial services companies, and have collectively developed a broad network of contacts to provide us with our principal source of investment opportunities.

Oxford Lane Management is led by Jonathan H. Cohen, Chief Executive Officer, and Saul B. Rosenthal, President. Messrs. Cohen and Rosenthal are assisted by Joseph Kupka, who serves as a Managing Director for Oxford Lane Management. We consider Messrs. Cohen, Rosenthal and Kupka to be Oxford Lane Management’s senior investment team.

We will reimburse Oxford Funds, an affiliate of Oxford Lane Management, our allocable portion of overhead and other expenses incurred by Oxford Funds in performing its obligations under an administration agreement by and among us and Oxford Funds, or the “Administration Agreement,” including, but not limited to, rent, the fees and expenses associated with performing administrative functions, and our allocable portion of the compensation of our Chief Financial Officer and any administrative support staff, including accounting personnel. We will also reimburse Oxford Funds for the costs associated with the functions performed by our Chief Compliance Officer that Oxford Funds pays on the Company’s behalf pursuant to the terms of an agreement between us and ACA Group, LLC. These arrangements could create conflicts of interest that our board of directors (“Board of Directors”) must monitor.

Investment Focus

Our investment objective is to maximize our portfolio’s risk-adjusted total return. Our current focus is to seek that return by investing in structured finance investments, specifically the equity and junior debt tranches of CLO vehicles, which are collateralized primarily by a diverse portfolio of Senior Loans, and which generally have very little or no exposure to real estate loans, or mortgage loans or to pools of consumer-based debt, such as credit card receivables or auto loans. As of December 31, 2025, we held equity investments in 244 different CLO structures and debt investments in 10 different CLO structures. Our investment strategy also includes investing in warehouse facilities, which are financing structures intended to aggregate Senior Loans that may be used to form the basis of a CLO vehicle. We may also invest, on an opportunistic basis, in a variety of other types of corporate credits.

The CLO investments we currently hold in our portfolio generally represent either a residual economic interest, in the case of an equity tranche, or a debt investment collateralized by a portfolio of Senior Loans and other CLO Assets. The value of our CLO investments generally depend on both the quality and nature of the underlying portfolio it references and also on the specific structural characteristics of the CLO itself.

CLO Structural Elements

Structurally, CLO vehicles are entities formed to originate and/or acquire a portfolio of loans. The loans within the CLO vehicle are generally limited to loans which meet established credit criteria and are subject to concentration limitations in order to limit a CLO vehicle’s exposure to a single credit.

A CLO vehicle is formed by raising multiple “tranches” of debt (with the most senior tranches being rated “AAA” to the most junior tranches typically being rated “BB” or “B”) and equity. As interest payments are received, the CLO vehicle makes contractual interest payments to each tranche of debt based on their seniority. If there are funds remaining after each tranche of debt receives its contractual interest rate and the CLO vehicle meets or exceeds required collateral coverage levels (or other similar covenants) the remaining funds may be paid to the equity tranche. The contractual provisions setting out this order of payments are set out in detail in the CLO vehicle’s indenture. These provisions are referred to as the “priority of payments” or the “waterfall” and determine any other obligations that may be required to be paid ahead of payments of interest and principal on the securities issued by a CLO vehicle. In addition, for payments to be made to each tranche, after the most senior tranche of debt, there are various tests which must be complied with, which are different for each CLO vehicle.

CLO indentures typically provide for adjustments to the priority of payments in the event that certain cashflow or collateral requirements are not maintained. The collateral quality tests that may divert cashflows in the priority of payments are predominantly determined by reference to the par values of the underlying loans, rather than their current market values. Accordingly, we believe that CLO equity and junior debt investments allow investors to gain exposure to the Senior Loan market on a levered basis (with CLO equity securities typically being leveraged between nine and thirteen times) without being structurally subject to mark-to-market price fluctuations of the underlying loans. As such, although the current valuations of CLO equity and junior debt tranches are expected to fluctuate based on price changes within the loan market, interest rate movements and other macroeconomic factors, those tranches will generally be expected to continue to receive distributions from the CLO vehicle periodically so long as the underlying portfolio does not suffer defaults, realized losses or other covenant violations sufficient to trigger changes in the waterfall allocations. We therefore believe that an investment portfolio consisting of CLO equity and junior debt investments of this type has the ability to provide attractive risk-adjusted rates of return.

The diagram below is for illustrative purposes only. The CLO structure highlighted below is illustrative only and CLO vehicles in which we may invest may vary substantially from the illustrative example set forth below.

We typically invest in the equity tranches, which are not rated, and to a lesser extent the “B” and “BB” tranches of CLO vehicles. As of December 31, 2025, 98.4% of our portfolio on a fair value basis was invested in the equity tranches of CLO vehicles.

The Syndicated Senior Loan Market

We believe that while the syndicated leveraged corporate loan market is relatively large, with Morningstar LSTA Leveraged Loan Index estimating the total par value outstanding at approximately $1.55 trillion as of December 31, 2025, this market remains largely inaccessible to a significant portion of investors that are not lenders or approved institutions. The CLO market permits wider exposure to syndicated Senior Loans, but this market is almost exclusively private and predominantly institutional.

The Senior Loan market is characterized by various factors, including:

•        Floating rate instruments.    Senior Loans and other types of CLO Assets typically contain a floating interest rate as opposed to a fixed interest rate, which we believe provides some measure of protection against the risk of interest rate fluctuation. However, all of our CLO investments have many CLO Assets which are subject to interest rate floors and since interest rates on CLO Assets may only reset periodically and the amount of the increase following an interest rate reset may be below the interest rate floors of such CLO Assets, our ability to benefit from rate resets following an increase in interest rates may be limited.

•        Frequency of interest payments.    Senior Loans and other CLO Assets typically provide for scheduled interest payments no less frequently than quarterly.

Investment Opportunity

We believe that the market for CLO-related assets provides us with opportunities to generate attractive risk-adjusted returns over the long term.

The long-term and relatively low-cost capital that many CLO vehicles have secured, compared with current asset spreads, have created opportunities to purchase certain CLO equity and junior debt instruments that may produce attractive risk-adjusted returns. Additionally, given that the CLO vehicles we invest in are cash flow-based vehicles, this term financing may be beneficial in periods of market volatility.

We continue to review a large number of CLO investment opportunities in the current market environment, and we expect that the majority of our portfolio holdings, over the near to intermediate-term, will continue to be comprised of CLO debt and equity securities, with the more significant focus over the near-term likely to be on CLO equity securities.

Leverage by the Company

We may use leverage as and to the extent permitted by the 1940 Act. We are permitted to obtain leverage using any form of financial leverage instruments, including funds borrowed from banks or other financial institutions, margin facilities, notes or preferred stock and leverage attributable to reverse repurchase agreements or similar transactions. Instruments that create leverage are generally considered to be senior securities under the 1940 Act. Under the 1940 Act, we are only permitted to incur additional indebtedness to the extent our asset coverage, as defined under the 1940 Act, is at least 300% immediately after each such borrowing. With respect to our outstanding Preferred Stock, we will generally be required to meet an asset coverage ratio, as defined under the 1940 Act, of at least 200% immediately after each issuance of such Preferred Stock. In addition, our Articles Supplementary for the Term Preferred Shares prohibit us from declaring a common stock distribution if, at the time of declaration, our asset coverage ratio is not at least 200% after deducting the amount of such distribution. If we do not meet these asset coverage requirements, we may be required to sell a portion of our investments and, depending on the nature of our leverage, repay a portion of our indebtedness or redeem outstanding shares of Preferred Stock, in each case at a time when doing so may be disadvantageous. See “Regulation as a Registered Closed-End Management Investment Company” in the accompanying prospectus.

Preferred Stock

Our Board of Directors may classify any unissued shares of stock and reclassify any previously classified but unissued shares of stock of any class or series from time to time, in one or more classes or series of stock, including Preferred Stock. We have authorized 50 million shares of mandatorily redeemable Preferred Stock, at a par value of $0.01 per share, and had 8,761,706 shares issued and outstanding at December 31, 2025. As of December 31, 2025, we had the following series of Preferred stock outstanding: the Series 2027 Term Preferred Shares, the 6.00% Series 2029

Term Preferred Shares, and our 7.125% Series 2029 Term Preferred Shares, each issued in an underwritten public offering. We are required to redeem all of the outstanding Series 2027 Term Preferred Shares, 6.00% Series 2029 Term Preferred Shares and 7.125% Series 2029 Term Preferred Shares on their respective redemption dates, at a redemption price equal to $25 per share plus an amount equal to accumulated but unpaid dividends, if any, to the date of the redemption. We cannot effect any amendment, alteration, or repeal of our obligation to redeem all of the Term Preferred Shares without the prior unanimous vote or consent of the holders of such Term Preferred Shares. At any time on or after the optional redemption date, at our sole option, we may redeem the Series 2027 Term Preferred Shares, 6.00% Series 2029 Term Preferred Shares and 7.125% Series 2029 Term Preferred Shares at a redemption price per share equal to the sum of the $25 liquidation preference per share plus an amount equal to accumulated but unpaid dividends, if any, on such Term Preferred Shares. There was $88.1 million of our Series 2027 Term Preferred Shares, $67.2 million of our 6.00% Series 2029 Term Preferred Shares and $63.8 million of our 7.125% Series 2029 Term Preferred Shares issued and outstanding as of December 31, 2025. As of December 31, 2025, there were no accumulated but unpaid dividends on our Term Preferred Shares.

2027 Notes

On January 13, 2022, we completed an underwritten public offering, including the full exercise of the underwriters’ 30-day overallotment option, of $100.0 million in aggregate principal amount of 2027 Notes. The 2027 Notes will mature on January 31, 2027 and may be redeemed in whole or in part at any time or from time to time at our option on or after January 31, 2024. The 2027 Notes bear interest at a rate of 5.00% per year payable quarterly on March 31, June 30, September 30, and December 31, of each year, commencing March 31, 2022.

2031 Notes

On March 16, 2021, we completed an underwritten public offering, including the full exercise of the underwriters’ 30-day overallotment option, of $100.0 million in aggregate principal amount of the 2031 Notes. The 2031 Notes will mature on March 31, 2031 and may be redeemed in whole or in part at any time or from time to time at our option on or after March 16, 2024. The 2031 Notes bear interest at a rate of 6.75% per year payable quarterly on March 31, June 30, September 30, and December 31, of each year, commencing June 30, 2021.

2030 Notes

On July 8, 2024, we completed an underwritten public offering, including the full exercise of the underwriters’ 30-day overallotment option, of $115.0 million in aggregate principal amount of the 2030 Notes. The 2030 Notes will mature on June 30, 2030 and may be redeemed in whole or in part at any time or from time to time at our option on or after June 30, 2028. The 2030 Notes bear interest at a rate of 8.75% per year payable quarterly on March 31, June 30, September 30, and December 31, of each year, commencing September 30, 2024.

2032 Notes

On February 27, 2025, we completed an underwritten public offering, including the partial exercise of the underwriters’ 30-day overallotment option, of $185.0 million in aggregate principal amount of the 2032 Notes. The 2032 Notes will mature on February 29, 2032 and may be redeemed in whole or in part at any time or from time to time at our option on or after February 28, 2030. The 2032 Notes bear interest at a rate of 7.95% per year payable quarterly on March 31, June 30, September 30, and December 31, of each year, commencing June 30, 2025.

Subject to the limitations under the 1940 Act, we may incur additional leverage opportunistically or not at all and may choose to increase or decrease our leverage. We may use different types or combinations of leveraging instruments at any time based on Oxford Lane Management’s assessment of market conditions and the investment environment, including forms of leverage other than preferred stock, debt securities and/or credit facilities. In addition, we may also borrow amounts up to 5% of the value of our gross assets for temporary purposes without regard to asset coverage requirements described above. By leveraging our investment portfolio, we may create an opportunity for increased net income and capital appreciation. However, the use of leverage also involves significant risks and expenses, which will be borne entirely by our stockholders, and our leverage strategy may not be successful. For example, the more leverage is employed, the more likely a substantial change will occur in our net asset value per share of our common stock. See “Principal Risks — Risks Related to Our Investments — We may borrow money and/or issue preferred stock to leverage our portfolio, which would magnify the potential for gain or loss on amounts invested and will increase the risk of investing in us” in our most recent annual report on Form N-CSR or semi-annual report on Form N-CSRS.

Summary Risk Factors

Investing in the 8.25% Series 2031 Term Preferred Shares involves significant risks. The following is a summary of certain risks that you should carefully consider before investing in the 8.25% Series 2031 Term Preferred Shares. For a further discussion of these risk factors, please see “Supplementary Risk Factors” beginning on page S-16 of this prospectus supplement and “Risk Factors” beginning on page 15 of the accompanying prospectus.

Risks Related to the 8.25% Series 2031 Term Preferred Shares

•        An investment in Term Preferred Shares with a fixed interest rate bears interest rate risk.

•        A liquid secondary trading market may not develop for the 8.25% Series 2031 Term Preferred Shares.

•        The 8.25% Series 2031 Term Preferred Shares bear a risk of early redemption by us.

•        Claims of holders of the 8.25% Series 2031 Term Preferred Shares are subject to a risk of subordination relative to holders of our debt instruments, including the Notes.

•        We are subject to risks related to a general credit crisis and related liquidity risks.

•        Holders of the 8.25% Series 2031 Term Preferred Shares bear reinvestment risk.

•        Holders of 8.25% Series 2031 Term Preferred Shares bear dividend risk.

•        There is a risk of delay in our redemption of the 8.25% Series 2031 Term Preferred Shares, and we may fail to redeem such securities as required by their terms.

•        We may be unable to invest a significant portion of the net proceeds from this offering, which could adversely impact our financial condition and operating results.

•        A downgrade, suspension or withdrawal of the credit rating assigned by a rating agency to us or the 8.25% Series 2031 Term Preferred Shares, if any, could cause the liquidity or market value of the 8.25% Series 2031 Term Preferred Shares to decline significantly.

Operating and Regulatory Structure

Oxford Lane Capital is a Maryland corporation that is a closed-end management investment company that has registered as an investment company under the 1940 Act. As a registered closed-end fund, we are required to meet regulatory tests. See “Regulation as a Registered Closed-End Management Investment Company” in the accompanying prospectus. We may also borrow funds to make investments. In addition, we have elected to be treated for U.S. federal income tax purposes, and intend to qualify annually, as a regulated investment company “RIC” under Subchapter M of the Code. See “Certain Additional U.S. Federal Income Tax Considerations” in this prospectus supplement and “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus.

Our investment activities are managed by Oxford Lane Management and supervised by our Board of Directors. Oxford Lane Management is an investment adviser that is registered under the Advisers Act. Under our Investment Advisory Agreement, we have agreed to pay Oxford Lane Management an annual base management fee based on our gross assets as well as an incentive fee based on our performance. See “Investment Advisory Agreement” in the accompanying prospectus. We have also entered into an Administration Agreement with Oxford Funds, under which we have agreed to reimburse Oxford Funds for our allocable portion of overhead and other expenses incurred by Oxford Funds in performing its obligations under the Administration Agreement, including furnishing us with office facilities, equipment and clerical, bookkeeping and record keeping services at such facilities, as well as providing us with other administrative services. See “Administration Agreement” in the accompanying prospectus.

Oxford Funds also serves as the managing member of Oxford Lane Management. Messrs. Cohen and Rosenthal, in turn, serve as the managing member and non-managing member, respectively, of Oxford Funds.

Recent Developments

THIRD QUARTER FINANCIAL HIGHLIGHTS AND RESULTS

•        On January 29, 2026, our Board of Directors declared the following distributions on our common stock:

Month Ending	Record Date	Payment Date	Amount Per Share
April 30, 2026	April 16, 2026	April 30, 2026	$0.20
May 31, 2026	May 15, 2026	May 29, 2026	$0.20
June 30, 2026	June 16, 2026	June 30, 2026	$0.20

•        Net asset value (“NAV”) per share as of December 31, 2025 stood at $15.51, compared with a NAV per share on September 30, 2025 of $19.19.

•        Net investment income (“NII”), calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), was approximately $71.8 million, or $0.74 per share, for the quarter ended December 31, 2025.

•        Core net investment income (“Core NII”) was approximately $108.9 million, or $1.12 per share, for the quarter ended December 31, 2025.

•        Core NII incorporates all applicable cash distributions received, or entitled to be received (if any, in either case), on our CLO equity investments. See additional information under “Supplemental Information Regarding Core Net Investment Income” below.

•        We emphasize that our taxable income may differ materially from our GAAP NII and/or our Core NII, and that neither GAAP NII nor Core NII should be relied upon as indicators of our taxable income.

•        Total investment income for the quarter ended December 31, 2025 amounted to approximately $117.8 million, which represented a decrease of approximately $10.5 million from the quarter ended September 30, 2025.

•        For the quarter ended December 31, 2025 we recorded investment income as follows:

•        Approximately $114.3 million from our CLO equity and CLO warehouse investments, and

•        Approximately $3.5 million from our CLO debt investments and other income.

•        Our total expenses for the quarter ended December 31, 2025 were approximately $46.0 million, compared with total expenses of approximately $47.0 million for the quarter ended September 30, 2025.

•        As of December 31, 2025, the following metrics applied (note that none of these metrics represented a total return to shareholders):

•        The weighted average yield of our CLO debt investments at current cost was 17.3%, down from 17.4% as of September 30, 2025.

•        The weighted average effective yield of our CLO equity investments at current cost was 13.8%, down from 14.6% as of September 30, 2025.

•        The weighted average cash distribution yield of our CLO equity investments at current cost was 19.0%, down from 19.4% as of September 30, 2025.

•        For the quarter ended December 31, 2025, we recorded a net decrease in net assets resulting from operations of approximately $240.7 million, or $2.47 per share, comprised of:

•        NII of approximately $71.8 million;

•        Net realized losses of approximately $7.0 million; and

•        Net unrealized depreciation of approximately $305.4 million.

•        During the quarter ended December 31, 2025, we made additional investments of approximately $97.2 million, and received approximately $85.5 million from sales and repayments of our CLO investments.

•        As of December 31, 2025, we had approximately 97.4 million shares of common stock outstanding.

•        On January 29, 2026, our Board of Directors declared the required monthly dividends on our 6.25% Series 2027 Term Preferred Shares, 6.00% Series 2029 Term Preferred Shares, and 7.125% Series 2029 Term Preferred Shares as follows:

Preferred Shares Type	Per Share Dividend Amount Declared	Record Dates	Payment Dates
6.25% – Series 2027	$0.13020833	March 17, 2026, April 16, 2026, May 15, 2026	March 31, 2026, April 30, 2026, May 29, 2026
6.00% – Series 2029	$0.12500000	March 17, 2026, April 16, 2026, May 15, 2026	March 31, 2026, April 30, 2026, May 29, 2026
7.125% – Series 2029	$0.1484375	March 17, 2026, April 16, 2026, May 15, 2026	March 31, 2026, April 30, 2026, May 29, 2026

In accordance with their terms, each of the 6.25% Series 2027 Term Preferred Shares, 6.00% Series 2029 Term Preferred Shares, and 7.125% Series 2029 Term Preferred Shares will pay a monthly dividend at a fixed rate of 6.25%, 6.00% and 7.125%, respectively, of the $25.00 per share liquidation preference, or $1.5625, $1.5000 and $1.78125 per share per year, respectively. This fixed annual dividend rate is subject to adjustment under certain circumstances, but will not, in any case, be lower than 6.25%, 6.00% and 7.125% per year, respectively, for each of the 6.25% Series 2027 Term Preferred Shares, 6.00% Series 2029 Term Preferred Shares and 7.125% Series 2029 Term Preferred Shares.

Supplemental Information Regarding Core Net Investment Income

We provide information relating to Core NII (a non-GAAP measure) on a supplemental basis. This measure is not provided as a substitute for GAAP NII, but in addition to it. Our non-GAAP measures may differ from similar measures by other companies, even in the event of similar terms being utilized to identify such measures. Core NII represents GAAP NII adjusted for additional applicable cash distributions received, or entitled to be received (if any, in either case), on our CLO equity investments. Oxford Lane’s management uses this information in its internal analysis of results and believes that this information may be informative in assessing the quality of Oxford Lane’s financial performance, identifying trends in its results and providing meaningful period-to-period comparisons.

Income from investments in the “equity” class securities of CLO vehicles, for GAAP purposes, is recorded using the effective interest method; this is based on an effective yield to the expected redemption utilizing estimated cash flows, at current cost, including those CLO equity investments that have not made their inaugural distribution for the relevant period end. The result is an effective yield for the investment in which the respective investment’s cost basis is adjusted quarterly based on the difference between the actual cash received, or distributions entitled to be received, and the effective yield calculation. Accordingly, investment income recognized on CLO equity securities in the GAAP statement of operations differs from the cash distributions actually received by the Company during the period (referred to below as “CLO equity adjustments”).

Furthermore, in order for the Company to continue qualifying as a RIC for tax purposes, we are required, among other things, to distribute at least 90% of our investment company taxable income annually. While Core NII may provide a better indication of our estimated taxable income than GAAP NII during certain periods, we can offer no assurance that will be the case, however, as the ultimate tax character of our earnings cannot be determined until after tax returns are prepared at the close of a fiscal year. We note that this non-GAAP measure may not serve as a useful indicator of taxable earnings, particularly during periods of market disruption and volatility, and, as such, our taxable income may differ materially from our Core NII.

The following table provides a reconciliation of GAAP NII to Core NII for the three months ended December 31, 2025:

	Three Months Ended December 31, 2025
	Amount	Per Share Amount
GAAP Net investment income	$71,786,260	$0.74
CLO equity adjustments	$37,109,908	$0.38
Core Net investment income	$108,896,168	$1.12

JANUARY NET ASSET VALUE UPDATE

On February 17, 2026, we announced the following NAV estimate as of January 31, 2026.

•        Management’s unaudited estimate of the range of the NAV per share of our common stock as of January 31, 2026, is between $13.48 and $13.78. This estimate is not a comprehensive statement of our financial condition or results for the month ended January 31, 2026. This estimate did not undergo the Company’s typical quarter-end financial closing procedures and was not approved by the Company’s Board of Directors. We advise you that our NAV per share for the quarter ending March 31, 2026 may differ materially from this estimate, which is given only as of January 31, 2026.

•        As of January 31, 2026, the Company had approximately 97.6 million shares of common stock issued and outstanding.

The fair value of the Company’s portfolio investments may be materially impacted after January 31, 2026, by circumstances and events that are not yet known. To the extent the Company’s portfolio investments are impacted by market volatility in the U.S. or worldwide, the Company may experience a material impact on its future net investment income, the fair value of its portfolio investments, its financial condition and the financial condition of its portfolio investments. Investing in our securities involves a number of significant risks. For a discussion of the additional risks applicable to an investment in our securities, please refer to the section titled “Risk Factors” in our prospectus and the section titled “Principal Risks” in our most recent annual report or semi-annual report, as applicable.

The preliminary financial data included in this prospectus supplement has been prepared by, and is the responsibility of, Oxford Lane Capital Corp.’s management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

FEBRUARY NET ASSET VALUE UPDATE

On March 10, 2026, we announced the following NAV estimate as of February 28, 2026.

•        Management’s unaudited estimate of the range of the NAV per share of our common stock as of February 28, 2026, is between $11.59 and $11.89. This estimate is not a comprehensive statement of our financial condition or results for the month ended February 28, 2026. This estimate did not undergo the Company’s typical quarter-end financial closing procedures and was not approved by the Company’s Board of Directors. We advise you that our NAV per share for the quarter ending March 31, 2026 may differ materially from this estimate, which is given only as of February 28, 2026.

•        As of February 28, 2026, the Company had approximately 97.6 million shares of common stock issued and outstanding.

The fair value of the Company’s portfolio investments may be materially impacted after February 28, 2026, by circumstances and events that are not yet known. To the extent the Company’s portfolio investments are impacted by market volatility in the U.S. or worldwide, the Company may experience a material impact on its future net investment income, the fair value of its portfolio investments, its financial condition and the financial condition of its portfolio investments. Investing in our securities involves a number of significant risks. For a discussion of the additional risks applicable to an investment in our securities, please refer to the section titled “Risk Factors” in our prospectus and the section titled “Principal Risks” in our most recent annual report or semi-annual report, as applicable.

The preliminary financial data included in this prospectus supplement has been prepared by, and is the responsibility of, Oxford Lane Capital Corp.’s management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

Our Corporate Information

Our offices are located at 8 Sound Shore Drive, Suite 255, Greenwich, CT 06830, and our telephone number is (203) 983-5275.

THE OFFERING

The following is a brief summary of the terms of this offering. For a more complete description of the rights, preferences and other terms of the 8.25% Series 2031 Term Preferred Shares, see “Description of the 8.25% Series 2031 Term Preferred Shares” in this prospectus supplement.

Issuer	Oxford Lane Capital Corp.
Title of the Securities	8.25% Series 2031 Term Preferred Shares
Listing

We have applied to list the 8.25% Series 2031 Term Preferred Shares on the NASDAQ Global Select Market and we expect trading to commence thereon within 30 days after the date of initial delivery of the 8.25% Series 2031 Term Preferred Shares under the symbol “OXLCM.” Our Series 2027 Term Preferred Shares are currently listed on the NASDAQ Global Select Market under the symbol “OXLCP.” Our 6.00% Series 2029 Term Preferred Shares are currently listed on the NASDAQ Global Select Market under the symbol “OXLCO.” Our 7.125% Series 2029 Term Preferred Shares are currently listed on the NASDAQ Global Select Market under the symbol “OXLCN.” Our 2027 Notes are currently listed on the NASDAQ Global Select Market under the symbol “OXLCZ.” Our 2031 Notes are currently listed on the NASDAQ Global Select Market under the symbol “OXLCL.” Our 2030 Notes are currently listed on the NASDAQ Global Select Market under the symbol “OXLCI.” Our 2032 Notes are currently listed on the NASDAQ Global Select Market under the symbol “OXLCG.” Our common stock is currently listed on the NASDAQ Global Select Market under the symbol “OXLC.”

Securities Offered	2,400,000 shares of the 8.25% Series 2031 Term Preferred Shares (2,760,000 shares if the underwriters exercise their over-allotment option in full).
Liquidation Preference

$25 per share, plus accrued but unpaid dividends, if any. In the event of any liquidation, dissolution or winding up of our affairs, holders of the 8.25% Series 2031 Term Preferred Shares, pari passu, or equally, with the holders of the Series 2027 Term Preferred Shares, the 6.00% Series 2029 Term Preferred Shares and the 7.125% Series 2029 Term Preferred Shares, will be entitled to receive a liquidation distribution per share equal to $25 per share (which we refer to in this prospectus supplement as the Liquidation Preference), plus an amount equal to all accrued but unpaid dividends, if any, and distributions accumulated to (but excluding) the date fixed for distribution or payment, whether or not earned or declared by us, but excluding interest on any such distribution or payment. See “Description of the 8.25% Series 2031 Term Preferred Shares — Liquidation Rights.”

Dividends

The 8.25% Series 2031 Term Preferred Shares pay a monthly dividend at a fixed annual rate of 8.25% of the Liquidation Preference, or $2.0625 per share per year, which we refer to as the Fixed Dividend Rate. The Fixed Dividend Rate is subject to adjustment under certain circumstances.

Cumulative cash dividends or distributions on each 8.25% Series 2031 Term Preferred Share are payable monthly, when, as and if declared, or under authority granted, by our Board of Directors out of funds legally available for such payment. We will pay monthly dividends on the 8.25% Series 2031 Term Preferred Shares offered pursuant to this prospectus supplement, commencing on April 30, 2026.

Ranking

The 8.25% Series 2031 Term Preferred Shares are senior securities that constitute capital stock of the Company.

The 8.25% Series 2031 Term Preferred Shares rank:

•   senior to our common stock in priority of payment of dividends and as to the distribution of assets upon dissolution, liquidation or winding-up or our affairs;

•   equal in priority with the Series 2027 Term Preferred Shares, the 6.00% Series 2029 Term Preferred Shares, the 7.125% Series 2029 Term Preferred Shares and all other future series of Preferred Stock we may issue, which we refer to in this prospectus supplement, collectively with the 8.25% Series 2031 Term Preferred Shares, as the Preferred Stock, as well as any other series of Term Preferred Shares (as such term is defined in the Articles Supplementary), or the “Term Preferred Shares,” as to priority of payment of dividends and as to distributions of assets upon dissolution, liquidation or the winding-up of our affairs; and

•   subordinate in priority of payment to any senior indebtedness, including the Notes.

Subject to the asset coverage requirements of the 1940 Act, we may issue additional series of Preferred Stock (or additional shares of the 8.25% Series 2031 Term Preferred Shares), but we may not issue additional classes of capital stock that rank senior or junior to the 8.25% Series 2031 Term Preferred Shares as to priority of payment of dividends or as to the distribution of assets upon dissolution, liquidation or winding-up of our affairs.

Term Redemption

We are required to redeem all outstanding 8.25% Series 2031 Term Preferred Shares on March 20, 2031, or the “Term Redemption Date,” at a redemption price equal to the Liquidation Preference plus an amount equal to accumulated but unpaid dividends, if any, on such shares (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the redemption date. We cannot effect any amendment, alteration or repeal of our obligation to redeem all of the 8.25% Series 2031 Term Preferred Shares on March 20, 2031 without the prior unanimous vote or consent of holders of the 8.25% Series 2031 Term Preferred Shares. See “Description of the 8.25% Series 2031 Term Preferred Shares — Redemption” and “— Voting Rights.”

Mandatory Redemption for Asset Coverage

If we fail to maintain an asset coverage ratio (as defined below) of at least 200% as of the close of business on any Business Day on which asset coverage is required to be calculated, and such failure is not cured by the close of business on the date that is 30 calendar days following such Business Day (referred to in this prospectus supplement as an Asset Coverage Cure Date), then we are required to redeem, within 90 calendar days of the Asset Coverage Cure Date, shares of Preferred Stock equal to the lesser of (1) the minimum number of shares of Preferred Stock that will result in our having an asset coverage ratio of at least 200% and (2) the maximum number of shares of Preferred Stock that can be redeemed out of funds legally available for such redemption. Also, at our sole discretion, we may redeem such number of shares of Preferred Stock (including shares of Preferred Stock required to be redeemed) that will result in our having an asset coverage ratio of up to and including 285%. The Preferred Stock to be redeemed may include, at our sole option, any number or proportion of the 8.25% Series 2031 Term Preferred Shares and other series of Preferred Stock. If the 8.25% Series 2031 Term Preferred Shares are to be redeemed in such an event, they will be redeemed at a redemption price equal to their liquidation preference per share plus accumulated but unpaid dividends, if any, on such liquidation preference (whether or not declared, but excluding, interest on accrued but unpaid dividends, if any) to, but excluding, the date fixed for such redemption.

Asset coverage for purposes of our Preferred Stock is a ratio calculated under Section 18(h) of the 1940 Act. We estimate that, on the Date of Original Issue (as such term is defined in the Articles Supplementary), our asset coverage, based on the composition and value of our portfolio as of December 31, 2025, and after giving effect to (1) the issuance of 8.25% Series 2031 Term Preferred Shares in this offering and (2) the payment of estimated offering costs payable by us of $292,000 in connection with this offering, will be 290%. See “Description of the 8.25% Series 2031 Term Preferred Shares — Asset Coverage.”

Optional Redemption

At any time on or after March 20, 2028 at our sole option, we may redeem, from time to time, the 8.25% Series 2031 Term Preferred Shares in whole or in part, out of funds legally available for such redemption, at a price per share equal to the sum of the Liquidation Preference plus an amount equal to accumulated but unpaid dividends, if any, on such shares (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the date fixed for such redemption. See “Description of the 8.25% Series 2031 Term Preferred Shares — Redemption — Optional Redemption.”

Voting Rights

Except as otherwise provided in our Articles of Amendment and Restatement to the Articles of Incorporation (as amended, the “Articles of Incorporation”) or as otherwise required by law, (1) each holder of Preferred Stock (including the 8.25% Series 2031 Term Preferred Shares, the Series 2027 Term Preferred Shares, the 6.00% Series 2029 Term Preferred Shares and the 7.125% Series 2029 Term Preferred Shares) will be entitled to one vote for each share of Preferred Stock held by such holder on each matter submitted to a vote of our stockholders and (2) the holders of all outstanding Preferred Stock and our common stock will vote together as a single class; provided that holders of Preferred Stock, voting separately as a class, will elect two of our directors and will be entitled to elect a majority of our directors if we fail to pay dividends on any outstanding shares of Preferred Stock in an amount equal to two full years of dividends and continuing during that period until we correct that failure. Holders of Preferred Stock will also vote separately as a class on any matter that materially and adversely affects any preference, right or power of holders of Preferred Stock. See “Description of the 8.25% Series 2031 Term Preferred Shares — Voting Rights.”

Conversion Rights	The 8.25% Series 2031 Term Preferred Shares will have no conversion rights.
Use of Proceeds

We intend to use the net proceeds from this offering (after the payment of estimated expenses of the offering of approximately $292,000) to redeem a portion of our outstanding Preferred Stock and/or for general working capital purposes. See “Use of Proceeds.”

Leverage

We may use leverage as, and to the extent, permitted by the 1940 Act. Instruments that create leverage are generally considered to be senior securities under the 1940 Act. With respect to senior securities that are stocks (i.e., the Preferred Stock), we are required to have an asset coverage of at least 200%, as measured at the time of the issuance of any such shares of preferred stock and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of our outstanding senior securities representing indebtedness plus the aggregate liquidation preference of any outstanding shares of Preferred stock.

With respect to senior securities representing indebtedness (i.e., the Notes), other than temporary borrowings as defined under the 1940 Act, we are required to have an asset coverage of at least 300%, as measured at the time of borrowing and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of our outstanding senior securities representing indebtedness.

U.S. Federal Income Taxes

Prospective investors are urged to consult their own tax advisors regarding these matters in light of their personal investment circumstances.

We have elected to be treated for tax purposes, and intend to continue to so qualify each year, as a RIC under Subchapter M of the Code, and we generally do not expect to be subject to U.S. federal income tax.

Risk Factors

Investing in the 8.25% Series 2031 Term Preferred Shares involves risks. You should carefully consider the information set forth in the sections of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference into this prospectus supplement and the accompanying prospectus entitled “Risk Factors” before deciding whether to invest in our 8.25% Series 2031 Term Preferred Shares. See “Risk Factors” beginning on page S-16 of this prospectus supplement and page 15 of the accompanying prospectus.

Information Rights

During any period in which we are not subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any 8.25% Series 2031 Term Preferred Shares are outstanding, we will provide holders of 8.25% Series 2031 Term Preferred Shares, without cost, copies of our annual and semi-annual reports, proxy statements and other information that we would have been required to file with the SEC pursuant to the Exchange Act if we were subject to such requirements.

Redemption and Paying Agent

We have entered into an amendment to our Transfer Agency and Service Agreement with Computershare Trust Company, N.A., which we refer to as the Redemption and Paying Agent in this prospectus supplement. Under this amendment, the Redemption and Paying Agent serves as transfer agent and registrar, dividend disbursing agent and redemption and paying agent with respect to the 8.25% Series 2031 Term Preferred Shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our company, our current and prospective portfolio investments, our industry, our beliefs, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements.

The forward-looking statements contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, involve risks and uncertainties, including statements as to:

•        our future operating results, including our ability to achieve objectives;

•        our business prospects and the prospects of a CLO vehicle’s portfolio companies;

•        the impact of investments that we expect to make;

•        our contractual arrangements and relationships with third parties;

•        the dependence of our future success on the general economy and its impact on the industries in which we invest;

•        market conditions and our ability to access alternative debt markets and additional debt and equity capital;

•        the ability of a CLO vehicle’s portfolio companies to achieve their objectives;

•        the valuation of our investments in CLOs, particularly those having no liquid trading market;

•        our expected financings and investments;

•        the ability of Oxford Lane Management to locate suitable investments for us and to monitor and administer our investments;

•        the adequacy of our cash resources and working capital; and

•        the timing of cash flows, if any, from our investments.

These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:

•        general economic, political and industry trends and other external factors, including government shutdowns and uncertainty surrounding the financial and political stability of the United States and other countries;

•        a contraction of available credit and/or an inability to access the equity markets could impair our investment activities;

•        interest rate volatility could adversely affect our results, particularly if we elect to use leverage as part of our investment strategy;

•        currency fluctuations could adversely affect the results of our investments in foreign companies, particularly to the extent that we receive payments denominated in foreign currency rather than U.S. dollars;

•        the impact of information technology system failures, data security breaches, data privacy compliance, network disruptions and cybersecurity attacks; and

•        the risks, uncertainties and other factors we identify in “Supplementary Risk Factors” in this prospectus supplement and “Risk Factors” in the accompanying prospectus and in our filings with the SEC.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. Important assumptions include our ability to originate new investments, certain margins and levels of profitability and the availability of additional capital. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus supplement or the accompanying prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in “Supplementary Risk Factors” in this prospectus supplement and “Risk Factors” in the accompanying prospectus and elsewhere in this prospectus supplement and the accompanying prospectus, including any subsequent SEC filings incorporated by reference to this prospectus supplement or the accompanying prospectus. You should not place undue reliance on these forward-looking statements, which are based on information available to us as of the applicable dates of this prospectus supplement and the accompanying prospectus, including any documents incorporated by reference to this prospectus supplement or the accompanying prospectus, and while we believe such information forms, or will form, a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely on these statements.

However, we will update this prospectus supplement and the documents incorporated by reference herein to reflect any material changes to the information contained herein. The forward-looking statements contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, are excluded from the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”).

SUPPLEMENTARY RISK FACTORS

Investing in our securities involves a number of significant risks. Before you invest in our 8.25% Series 2031 Term Preferred Shares, you should be aware of various risks, including those described below and those set forth in the accompanying prospectus, as well as those risks described in any documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The risks set out below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our operations and performance and the value of the 8.25% Series 2031 Term Preferred Shares. If any of the following events occur, our business, financial condition, results of operations and cash flows could be materially and adversely affected, and the value of the 8.25% Series 2031 Term Preferred Shares may be impaired. In such case, our net asset value and the trading price of the 8.25% Series 2031 Term Preferred Shares could decline, and you may lose all or part of your investment. The risk factors described below, together with those set forth in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, are the principal risk factors associated with an investment in our 8.25% Series 2031 Term Preferred Shares as well as those factors generally associated with an investment company with investment objectives, investment policies, capital structure, or trading markets similar to ours.

Risks Related to the 8.25% Series 2031 Term Preferred Shares

An investment in Term Preferred Shares with a fixed interest rate bears interest rate risk.

Term Preferred Shares pay dividends at a fixed dividend rate. Prices of fixed income investments vary inversely with changes in market yields. The market yields on securities comparable to the 8.25% Series 2031 Term Preferred Shares may increase, which would likely result in a decline in the secondary market price of the 8.25% Series 2031 Term Preferred Shares prior to the Term Redemption Date. For additional information concerning dividends on the 8.25% Series 2031 Term Preferred Shares, see “Description of the 8.25% Series 2031 Term Preferred Shares — Dividends and Dividend Periods.”

A liquid secondary trading market may not develop for the 8.25% Series 2031 Term Preferred Shares.

Although the Series 2027 Term Preferred Shares, the 6.00% Series 2029 Term Preferred Shares and the 7.125% Series 2029 Term Preferred Shares are, and the 8.25% Series 2031 Term Preferred Shares will be, traded on the NASDAQ Global Select Market, they have and will have a limited trading market. As a result, we cannot predict the trading patterns of the 8.25% Series 2031 Term Preferred Shares, and a liquid secondary market may not develop. Holders of the 8.25% Series 2031 Term Preferred Shares may be able to sell such shares only at substantial discounts from the Liquidation Preference. There is a risk that the 8.25% Series 2031 Term Preferred Shares may be thinly traded, and the market for such shares may be relatively illiquid compared to the market for other types of securities, with the spread between the bid and asked prices considerably greater than the spreads of other securities with comparable terms and features.

The 8.25% Series 2031 Term Preferred Shares bear a risk of early redemption by us.

We may voluntarily redeem some or all of the 8.25% Series 2031 Term Preferred Shares on or after March 20, 2028 and we may be forced to redeem some or all of the 8.25% Series 2031 Term Preferred Shares to meet regulatory requirements and the asset coverage requirements of such shares. Any such redemptions may occur at a time that is unfavorable to holders of the 8.25% Series 2031 Term Preferred Shares. We may have an incentive to redeem the 8.25% Series 2031 Term Preferred Shares voluntarily before the Term Redemption Date if market conditions allow us to issue other Preferred Stock or debt securities at a rate that is lower than the Fixed Dividend Rate on the 8.25% Series 2031 Term Preferred Shares. For further information regarding our ability to redeem the 8.25% Series 2031 Term Preferred Shares, see “Description of the 8.25% Series 2031 Term Preferred Shares — Redemption” and “— Asset Coverage.”

Claims of holders of the 8.25% Series 2031 Term Preferred Shares are subject to a risk of subordination relative to holders of our debt instruments, including the Notes.

Rights of holders of 8.25% Series 2031 Term Preferred Shares will be equal to the rights of holders of the Series 2027 Term Preferred Shares, 6.00% Series 2029 Term Preferred Shares and the 7.125% Series 2029 Term Preferred Shares. However, rights of holders of the 8.25% Series 2031 Term Preferred Shares, the Series 2027 Term Preferred Shares, the 6.00% Series 2029 Term Preferred Shares and the 7.125% Series 2029 Term Preferred Shares will be subordinated to the rights of holders of our indebtedness, including holders of our Notes. Therefore, dividends, distributions and other payments to holders of Term Preferred Shares in liquidation or otherwise may be subject to prior payments due to the holders of our indebtedness, including holders of our Notes. In addition, under some circumstances the 1940 Act may provide debt holders with voting rights that are superior to the voting rights of holders of the 8.25% Series 2031 Term Preferred Shares.

We are subject to risks related to a general credit crisis and related liquidity risks.

General market uncertainty and extraordinary conditions in the credit markets may impact the liquidity of our investment portfolio. In turn, during extraordinary circumstances, this uncertainty could impact our distributions and/or ability to redeem the 8.25% Series 2031 Term Preferred Shares in accordance with their terms. Further, there may be market imbalances of sellers and buyers of 8.25% Series 2031 Term Preferred Shares during periods of extreme illiquidity and volatility in the credit markets. Such market conditions may lead to periods of thin trading in any secondary market for the 8.25% Series 2031 Term Preferred Shares and may make valuation of the 8.25% Series 2031 Term Preferred Shares uncertain. As a result, the spread between bid and ask prices is likely to increase significantly such that an investor in the 8.25% Series 2031 Term Preferred Shares may have difficulty selling his or her shares. Less liquid and more volatile trading environments could also result in sudden and significant valuation declines in the 8.25% Series 2031 Term Preferred Shares.

Holders of the 8.25% Series 2031 Term Preferred Shares bear reinvestment risk.

Given the five year term and potential for early redemption of the 8.25% Series 2031 Term Preferred Shares, holders of such shares may face an increased reinvestment risk, which is the risk that the return on an investment purchased with proceeds from the sale or redemption of the 8.25% Series 2031 Term Preferred Shares may be lower than the return previously obtained from the investment in such shares.

Holders of 8.25% Series 2031 Term Preferred Shares bear dividend risk.

We may be unable to pay dividends on the 8.25% Series 2031 Term Preferred Shares under some circumstances. The Series 2027 Term Preferred Shares became subject to redemption by us on February 28, 2023, the 6.00% Series 2029 Term Preferred Shares became subject to redemption by us on August 31, 2024 and the 7.125% Series 2029 Term Preferred Shares became subject to redemption by us on June 30, 2024. As a result, any redemption of the Series 2027 Term Preferred Shares, the 6.00% Series 2029 Term Preferred Shares and the 7.125% Series 2029 Term Preferred Shares may impact our ability to continue to pay dividends on the 8.25% Series 2031 Term Preferred Shares. In addition, the terms of any future indebtedness we may incur could preclude the payment of dividends in respect of equity securities, including the 8.25% Series 2031 Term Preferred Shares, under certain conditions.

There is a risk of delay in our redemption of the 8.25% Series 2031 Term Preferred Shares, and we may fail to redeem such securities as required by their terms.

We will generally make investments in CLO vehicles whose securities are not traded in any public market. Substantially all of the investments we presently hold and the investments we expect to acquire in the future are, and will be, subject to legal and other restrictions on resale and will otherwise be less liquid than publicly traded securities. The illiquidity of our investments may make it difficult for us to obtain cash equal to the value at which we record our investments quickly if a need arises. Additionally, our Series 2027 Term Preferred Shares, 6.00% Series 2029 Term Preferred Shares and the 7.125% Series 2029 Term Preferred Shares are subject to the mandatory redemption provisions described in “Description of the 8.25% Series 2031 Term Preferred Shares — Mandatory Redemption for Asset Coverage” prior to a mandatory redemption date. If we are unable to obtain sufficient liquidity prior to the Term Redemption Date, we may be forced to engage in a partial redemption or to delay a required redemption. If such a partial redemption or delay were to occur, the market price of the 8.25% Series 2031 Term Preferred Shares might be adversely affected.

A downgrade, suspension or withdrawal of the credit rating assigned by a rating agency to us or the 8.25% Series 2031 Term Preferred Shares, if any, could cause the liquidity or market value of the 8.25% Series 2031 Term Preferred Shares to decline significantly.

Our credit ratings, if any, are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the 8.25% Series 2031 Term Preferred Shares. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the 8.25% Series 2031 Term Preferred Shares. Credit ratings are paid for by the issuer and are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. An explanation of the significance of ratings may be obtained from the rating agency. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. Neither we nor any underwriter undertakes any obligation to maintain our credit ratings or to advise holders of the 8.25% Series 2031 Term Preferred Shares of any changes in our credit ratings. There can be no assurance that our credit ratings will remain for any given period of time or that such credit ratings will not be lowered or withdrawn entirely by the rating agency if in their judgment future circumstances relating to the basis of the credit ratings, such as adverse changes in our company, so warrant.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $57,833,000 (or approximately $66,551,750 if the underwriters fully exercise their overallotment option), after deducting the payment of underwriting discounts and commissions of $1,875,000 (or approximately $2,156,250 if the underwriters fully exercise their overallotment option) and estimated offering expenses of approximately $292,000 payable by us.

We intend to use all of the net proceeds from this offering to redeem a portion of our outstanding Preferred Stock and/or for general working capital purposes.

We anticipate that substantially all of the net proceeds of this offering will be used for the above purposes within approximately three to six months from the consummation of such offering, depending on the availability of appropriate investment opportunities consistent with our investment objective and market conditions. We cannot assure you we will achieve our targeted investment pace.

Pending such investments, we will invest the net proceeds primarily in cash, cash equivalents, U.S. government securities and other high-quality investments that mature in one year or less from the date of investment. The management fee payable by us will not be reduced while our assets are invested in such securities. See “Regulation as a Closed-End Management Investment Company — Temporary Investments” in the accompanying prospectus for additional information about temporary investments we may make while waiting to make longer-term investments in pursuit of our investment objective.

CAPITALIZATION

The following table sets forth our capitalization:

•        (a) on an actual basis as of December 31, 2025; and

•        (b) on an as adjusted basis to give effect to the offering of the 8.25% Series 2031 Term Preferred Shares at a public offering price of $25 per share, after deducting the underwriting discounts and commissions of approximately $1,875,000 and estimated offering expenses of approximately $292,000 payable by us and the application of the proceeds thereof.

This table should be read in conjunction with “Use of Proceeds” and financial statements and notes thereto included in this prospectus supplement and our “Business” section included in the accompanying prospectus.
	As of December 31, 2025
	Actual	As Adjusted(2)(3)
Assets:
Total assets	$2,312,519,870	$2,312,519,870

Liabilities:
Mandatorily redeemable preferred stock, par value $0.01 per share, net of unamortized deferred issuance costs of $2,755,811 (50,000,000 shares authorized, 8,761,706 shares issued and outstanding) actual(1) and net of unamortized deferred issuance costs of $4,594,282 (8,848,386 shares issued and outstanding), as adjusted(2)(3)	216,286,839	216,615,368
Notes payable – 7.95% unsecured notes, net of unamortized deferred issuance costs of $5,663,307	179,336,693	179,336,693
Notes payable – 8.75% unsecured notes, net of unamortized deferred issuance costs of $3,023,343	111,976,657	111,976,657
Notes payable – 5.00% unsecured notes, net of unamortized deferred issuance costs of $731,769	99,268,231	99,268,231
Notes payable – 6.75% unsecured notes, net of unamortized deferred issuance costs of $1,865,872	98,134,128	98,134,128
Other liabilities	97,448,061	97,448,061
Total liabilities	802,450,609	802,779,138
Net Assets	$1,510,069,261	$1,509,740,732

Net Assets consist of:
Common stock, $0.01 par value	973,592	973,592
Capital in excess of par value	2,778,250,278	2,778,250,278
Total distributable earnings/(accumulated losses)	(1,269,154,609)	(1,269,483,138)
Total net assets	$1,510,069,261	$1,509,740,732

____________

(1)      Actual amount represents 3,524,806 shares of Series 2027 Term Preferred Shares, 2,686,900 shares of 6.00% Series 2029 Term Preferred Shares and 2,550,000 shares of the 7.125% Series 2029 Term Preferred Shares outstanding as of December 31, 2025.

(2)      Amounts in the “As Adjusted” column reflect the estimated net proceeds from this offering, after giving effect to capitalized debt issuance costs, and the partial redemption of 2,313,320 of the 3,524,806 outstanding 6.25% Series 2027 Term Preferred Shares as of December 31, 2025.

(3)      Reflects the pro rata portion of deferred offering costs associated with the partial redemption of the 6.25% Series 2027 Term Preferred Shares, recorded as a reduction to Total distributable earnings (accumulated losses).

DESCRIPTION OF THE 8.25% Series 2031 Term Preferred Shares

The following is a brief description of the terms of our Term Preferred Shares, including specific terms of the 8.25% Series 2031 Term Preferred Shares. This is not a complete description and is subject to, and entirely qualified by reference to, the Articles of Incorporation, the Articles Supplementary, Appendix A to the Articles Supplementary, Appendix B to the Articles Supplementary, Appendix C to the Articles Supplementary and Appendix D to the Articles Supplementary, dated as of March 13, 2026 (the “Articles Supplementary). The form of Articles Supplementary and appendices thereto are attached to this prospectus supplement as Exhibit A, including Appendix C which establishes the terms for the 8.25% Series 2031 Term Preferred Shares. The final Articles Supplementary dated as of March 13, 2026 and Appendix A, Appendix B, Appendix C and Appendix D will be filed with the SEC as an exhibit to our registration statement of which this prospectus supplement and the accompanying prospectus are a part. You may obtain copies of these documents as described under “Available Information.”

General

We are authorized to issue 50,000,000 shares of Term Preferred Shares. We are designating 2,760,000 of these shares as additional 8.25% Series 2031 Term Preferred Shares. As of March 9, 2026, we had 3,524,806 shares of Series 2027 Term Preferred Shares, 2,686,900 shares of 6.00% Series 2029 Term Preferred Shares and 2,550,000 shares of 7.125% Series 2029 Term Preferred Shares issued and outstanding. Terms of the Term Preferred Shares are set forth in the Articles Supplementary. Terms of the 8.25% Series 2031 Term Preferred Shares are the same as those of the Series 2027 Term Preferred Shares, the 6.00% Series 2029 Term Preferred Shares, the 7.125% Series 2029 Term Preferred Shares, except as set forth in Appendix A, Appendix B, Appendix C and Appendix D to the Articles Supplementary dated as of March 13, 2026.

At the time of issuance, any Term Preferred Shares, including the 8.25% Series 2031 Term Preferred Shares, will be fully paid and non-assessable and will have no preemptive, conversion, or exchange rights or rights to cumulative voting. The 8.25% Series 2031 Term Preferred Shares will rank equally with shares of the Series 2027 Term Preferred Shares, the 6.00% Series 2029 Term Preferred Shares and the 7.125% Series 2029 Term Preferred Shares, and all our other Preferred Stock that might be issued in the future, as to payment of dividends and the distribution of our assets upon dissolution, liquidation or winding up of our affairs. The Term Preferred Shares are, and all other Preferred Stock that we may issue in the future will be, senior as to dividends and distributions to the common stock and subordinated in the right of payment to senior indebtedness, including the Notes. We may issue additional series of Term Preferred Shares or other Preferred Stock in the future.

Except in certain limited circumstances, holders of the Term Preferred Shares will not receive certificates representing their ownership interest in such shares, and the shares of Term Preferred Shares will be represented by a global certificate to be held by the Securities Depository for the Term Preferred Shares. The Depository Trust Company will initially act as Securities Depository with respect to the Term Preferred Shares.

Dividends and Dividend Periods

General.    The holders of the Term Preferred Shares will be entitled to receive cumulative cash dividends and distributions on such shares, when, as and if declared by, or under authority granted by, our Board of Directors out of funds legally available for payment and in preference to dividends and distributions on Common Stock, calculated separately for each dividend period, or the “Dividend Period,” for such Term Preferred Shares at the dividend rate, or the “Dividend Rate,” for such Term Preferred Shares in effect during such Dividend Period, in an amount equal to 8.25% of the Liquidation Preference per annum for such Term Preferred Shares. The Dividend Rate is computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends so declared and payable will be paid to the extent permitted under state law and our Articles of Incorporation, and to the extent available, in preference to and priority over any dividend declared and payable on the Common Stock. If we are unable to distribute the full dividend amount due in a Dividend Period on the 8.25% Series 2031 Term Preferred Shares, the Series 2027 Term Preferred Shares, the 6.00% Series 2029 Term Preferred Shares and the 7.125% Series 2029 Term Preferred Shares, the dividends will be distributed on a pro rata basis among the holders of the 8.25% Series 2031 Term Preferred Shares, the Series 2027 Term Preferred Shares, the 6.00% Series 2029 Term Preferred Shares and the 7.125% Series 2029 Term Preferred Shares.

Fixed Dividend Rate.    The Fixed Dividend Rate is an annual rate of 8.25% for the 8.25% Series 2031 Term Preferred Shares. The Fixed Dividend Rate for Term Preferred Shares may be adjusted in certain circumstances, including upon the occurrence of certain events resulting in a Default Period (as defined below).

Payment of Dividends and Dividend Periods.    The first Dividend Period for the 8.25% Series 2031 Term Preferred Shares will commence on March 20, 2026, to, but including, the initial dividend payment date (April 30, 2026) and each subsequent Dividend Period will be a calendar month (or the portion thereof occurring prior to the redemption of such 8.25% Series 2031 Term Preferred Shares). Dividends will be payable monthly in arrears on the Dividend Payment Date — the last Business Day of the month of the Dividend Period and upon redemption of the Term Preferred Shares. Except for the first Dividend Period, dividends with respect to any monthly Dividend Period will be declared and paid to holders of record of Term Preferred Shares as their names shall appear on our registration books at the close of business on the applicable record date, which shall be such date designated by our Board of Directors that is not more than 20, nor less than 10, calendar days prior to such Dividend Payment Date. Dividends with respect to the 8.25% Series 2031 Term Preferred Shares offered pursuant to this prospectus supplement will be paid on April 30, 2026 to holders of record of such 8.25% Series 2031 Term Preferred Shares as their names appear on our registration books at the close of business on April 16, 2026.

Only holders of Term Preferred Shares on the record date for a Dividend Period will be entitled to receive dividends and distributions payable with respect to such Dividend Period, and holders of Term Preferred Shares who sell shares before such a record date and purchasers of Term Preferred Shares who purchase shares after such a record date should take the effect of the foregoing provisions into account in evaluating the price to be received or paid for such Term Preferred Shares.

Although dividends will accrue and be paid monthly, the record date for holders of Term Preferred Shares entitled to receive dividend payments may vary from month-to-month. We will notify holders of the Term Preferred Shares of each record date by issuance of a quarterly press release.

Mechanics of Payment of Dividends.    Not later than 12:00 noon, New York City time, on a Dividend Payment Date, we are required to deposit with the Redemption and Paying Agent sufficient funds for the payment of dividends in the form of Deposit Securities. Deposit Securities will generally consist of (1) cash or cash equivalents; (2) direct obligations of the United States or its agencies or instrumentalities that are entitled to the full faith and credit of the United States, which we refer to as the U.S. Government Obligations; (3) investments in money market funds registered under the 1940 Act that qualify under Rule 2a-7 under the 1940 Act and certain similar investment vehicles that invest in U.S. Government Obligations or any combination thereof; or (4) any letter of credit from a bank or other financial institution that has a credit rating from at least one ratings agency that is the highest applicable rating generally ascribed by such ratings agency to bank deposits or short-term debt of similar banks or other financial institutions, in each case either that is a demand obligation payable to the holder on any Business Day or that has a maturity date, mandatory redemption date or mandatory payment date, preceding the relevant Redemption Date, Dividend Payment Date or other payment date. We do not intend to establish any reserves for the payment of dividends.

All Deposit Securities paid to the Redemption and Payment Agent for the payment of dividends will be held in trust for the payment of such dividends to the holders of Term Preferred Shares. Dividends will be paid by the Redemption and Payment Agent to the holders of Term Preferred Shares as their names appear on our registration books. Dividends that are in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date. Such payments are made to holders of Term Preferred Shares as their names appear on our registration books on such date, not exceeding 20 nor less than 10 calendar days preceding the payment date thereof, as may be fixed by our Board of Directors. Any payment of dividends in arrears will first be credited against the earliest accumulated but unpaid dividends. No interest or sum of money in lieu of interest will be payable in respect of any dividend payment or payments on any Term Preferred Shares which may be in arrears. See “— Adjustment to Fixed Dividend Rate — Default Period.”

Upon failure to pay dividends for at least two years, the holders of Term Preferred Shares will acquire certain additional voting rights. See “— Voting Rights” below. Such rights shall be the exclusive remedy of the holders of Term Preferred Shares upon any failure to pay dividends on Term Preferred Shares.

Adjustment to Fixed Dividend Rate — Default Period.    Subject to the cure provisions below, a default period with respect to Term Preferred Shares will commence on a date we fail to deposit the Deposit Securities as required as described above, or the “Default Period.” A Default Period with respect to a Dividend Default (as defined in the Articles Supplementary) or a Redemption Default (as defined in the Articles Supplementary) shall end on the Business Day on which, by 12:00 noon, New York City time, an amount equal to all unpaid dividends and any unpaid redemption price shall have been deposited irrevocably in trust in same-day funds with the Redemption and Paying Agent. In the case of a Default (as defined in the Articles Supplementary), the applicable dividend rate for each day during the Default Period will be equal to the Default Rate. The “Default Rate” for any calendar day will be equal to the applicable Dividend Rate in effect on such day plus two percent (2%) per annum.

No Default Period with respect to a Dividend Default or Redemption Default will be deemed to commence if the amount of any dividend or any redemption price due (if such Default is not solely due to our willful failure) is deposited irrevocably in trust, in same-day funds with the Redemption and Paying Agent by 12:00 noon, New York City time, on a Business Day that is not later than three Business Days after the applicable Dividend Payment Date or Redemption Date, together with an amount equal to the Default Rate applied to the amount and period of such non-payment based on the actual number of calendar days comprising such period divided by 360.

Restrictions on Dividend, Redemption, Other Payments and Issuance of Debt

No full dividends and distributions will be declared or paid on Term Preferred Shares for any Dividend Period, or a part of a Dividend Period, unless the full cumulative dividends and distributions due through the most recent dividend payment dates for all outstanding shares of Preferred Stock (including shares of other series of Term Preferred Shares, if any) have been, or contemporaneously are, declared and paid through the most recent dividend payment dates for each share of Preferred Stock. If full cumulative dividends and distributions due have not been paid on all outstanding shares of Preferred Stock of any series, any dividends and distributions being declared and paid on Term Preferred Shares will be declared and paid as nearly pro rata as possible in proportion to the respective amounts of dividends and distributions accumulated but unpaid on the shares of each such series of Preferred Stock on the relevant dividend payment date. No holders of Term Preferred Shares will be entitled to any dividends and distributions in excess of full cumulative dividends and distributions as provided in the Articles Supplementary.

For so long as any shares of Term Preferred Shares are outstanding, we will not: (x) declare any dividend or other distribution (other than a dividend or distribution paid in Common Stock) in respect of the Common Stock, (y) call for redemption, redeem, purchase or otherwise acquire for consideration any such Common Stock, or (z) pay any proceeds of the liquidation of the Company in respect of such Common Stock, unless, in each case, (A) immediately thereafter, we will be in compliance with the 200% asset coverage limitations set forth under the 1940 Act with respect to a class of senior security which is stock, after deducting the amount of such dividend or distribution or redemption or purchasing price or liquidation proceeds, (B) all cumulative dividends and distributions of shares of all series of Term Preferred Shares and all other series of Preferred Stock, if any, ranking on parity with the Term Preferred Shares due on or prior to the date of the applicable dividend, distribution, redemption, purchase or acquisition shall have been declared and paid (or shall have been declared and sufficient funds or Deposit Securities as permitted by the terms of such Preferred Stock for the payment thereof shall have been deposited irrevocably with the applicable paying agent) and (C) we have deposited Deposit Securities with the Redemption and Paying Agent in accordance with the requirements described herein with respect to outstanding Term Preferred Shares of any series to be redeemed pursuant to a Term Redemption (as defined below) or asset coverage mandatory redemption resulting from the failure to comply with the asset coverage requirements as described below for which a Notice of Redemption shall have been given or shall have been required to be given in accordance with the terms described herein on or prior to the date of the applicable dividend, distribution, redemption, purchase or acquisition.

Except as required by law, we will not redeem any shares of Term Preferred Shares unless all accumulated and unpaid dividends and distributions on all outstanding shares of Term Preferred Shares and other series of Preferred Stock, if any, ranking on parity with the Term Preferred Shares with respect to dividends and distributions for all applicable past dividend periods (whether or not earned or declared by us) (x) will have been or are contemporaneously paid or (y) will have been or are contemporaneously declared and Deposit Securities or sufficient funds (in accordance with the terms of such Preferred Stock) for the payment of such dividends and distributions will have been or are contemporaneously deposited with the Redemption and Paying Agent or other applicable paying agent, provided, however, that the foregoing will not prevent the purchase or acquisition of outstanding shares of Term Preferred Shares pursuant to an otherwise lawful purchase or exchange offer made on the same terms to holders of all outstanding shares of Term Preferred Shares and any other series of Preferred Stock, if any, for which all accumulated and unpaid dividends and distributions have not been paid.

We may issue debt in one or more classes or series. Under the 1940 Act, we may not (1) declare any dividend with respect to any Preferred Stock if, at the time of such declaration (and after giving effect thereto), our asset coverage with respect to any of our borrowings that are senior securities representing indebtedness (as determined in accordance with Section 18(h) under the 1940 Act), would be less than 200% (or such other percentage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities representing indebtedness of a closed-end investment company as a condition of declaring dividends on its Preferred Stock) or (2) declare any other distribution on the Preferred Stock or purchase or redeem Preferred Stock if at the time of the declaration or redemption (and after giving effect thereto), asset coverage with respect to such borrowings that are senior securities representing indebtedness would be less than 200% (or such higher percentage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities representing indebtedness of a closed-end investment company as a condition of declaring distributions, purchases or redemptions of its shares). “Senior securities representing indebtedness” generally means any bond, debenture, note or similar obligation or instrument constituting a security (other than shares of capital stock) and evidencing indebtedness and could include our obligations under any borrowings. For purposes of determining our asset coverage for senior securities representing indebtedness in connection with the payment of dividends or other distributions on or purchases or redemptions of stock, the term senior security does not include any promissory note or other evidence of indebtedness issued in consideration of any loan, extension or renewal thereof, made by a bank or other person and privately arranged, and not intended to be publicly distributed. The term senior security also does not include any such promissory note or other evidence of indebtedness in any case where such a loan is for temporary purposes only and in an amount not exceeding 5% of the value of our total assets at the time when the loan is made; a loan is presumed under the 1940 Act to be for temporary purposes if it is repaid within 60 calendar days and is not extended or renewed; otherwise such loan is presumed not to be for temporary purposes.

Asset Coverage

If we fail to maintain asset coverage of at least 200% as of the close of business on the last Business Day of a Calendar Quarter, the Term Preferred Shares may become subject to mandatory redemption as provided below. “Asset coverage” means asset coverage of a class of senior security which is a stock, as defined for purposes of Section 18(h) of the 1940 Act as in effect on the date of the Articles Supplementary. For purposes of this determination, no shares of Term Preferred Shares or other Preferred Stock, if any, will be deemed to be outstanding for purposes of the computation of asset coverage if, prior to or concurrently with such determination, either sufficient Deposit Securities or other sufficient funds (in accordance with the terms of such Preferred Stock) to pay the full redemption price for such Preferred Stock (or the portion thereof to be redeemed) will have been deposited in trust with the paying agent for such Preferred Stock and the requisite notice of redemption for such Preferred Stock (or the portion thereof to be redeemed) will have been given or sufficient Deposit Securities or other sufficient funds (in accordance with the terms of such Preferred Stock) to pay the full redemption price for such Preferred Stock (or the portion thereof to be redeemed) will have been segregated by us and our custodian, or Custodian, from our assets, by means of appropriate identification on the Custodian’s books and records or otherwise in accordance with the Custodian’s normal procedures. In such event, the Deposit Securities or other sufficient funds so deposited or segregated will not be included as our assets for purposes of the computation of asset coverage.

Redemption

Term Redemption.    We are required to provide for the mandatory redemption, or the Term Redemption, of all of the 8.25% Series 2031 Term Preferred Shares on March 20, 2031 at a redemption price equal to the Liquidation Preference per share plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared but excluding interest thereon) to (but excluding) the Term Redemption Date, which we refer to as the Term Redemption Price.

Mandatory Redemption for Asset Coverage

Asset Coverage.    If we fail to have asset coverage of at least 200% as provided in the Articles Supplementary and such failure is not cured as of the close of business on the Asset Coverage Cure Date, we will fix a redemption date and proceed to redeem the number of shares of Preferred Stock as described below at a price per share equal to the liquidation price per share of the applicable Preferred Stock, which in the case of the Term Preferred Shares is equal to the Liquidation Preference per share plus accumulated but unpaid dividends and distributions thereon (whether or not earned or declared but excluding interest thereon) to (but excluding) the date fixed for redemption by our Board of Directors. We will redeem out of funds legally available the number of shares of Preferred Stock (which may include at our sole option any number or proportion of Term Preferred Shares) equal to the lesser of (i) the minimum number of shares of Preferred Stock, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Asset Coverage Cure Date, would result in us having asset coverage of at least 200% and (ii) the maximum number of shares of Preferred Stock that can be redeemed out of funds expected to be legally available in accordance with our Articles of Incorporation and applicable law. Notwithstanding the foregoing sentence, in the event that shares of Preferred Stock are redeemed pursuant to the Articles Supplementary, we may at our sole option, but are not required to, redeem a sufficient number of shares of Term Preferred Shares that, when aggregated with other shares of Preferred Stock redeemed by us, permits us to have with respect to the shares of Preferred Stock (including Term Preferred Shares) remaining outstanding after such redemption, asset coverage on such Asset Coverage Cure Date of as much as 285%. We will effect a redemption on the date fixed by us, which date will not be later than 90 calendar days after the Asset Coverage Cure Date, except that if we do not have funds legally available for the redemption of all of the required number of shares of Term Preferred Shares and other shares of Preferred Stock which have been designated to be redeemed or we otherwise are unable to effect such redemption on or prior to 90 calendar days after the Asset Coverage Cure Date, we will redeem those shares of Term Preferred Shares and other shares of Preferred Stock which we were unable to redeem on the earliest practicable date on which we are able to effect such redemption.

Optional Redemption.    On or after March 20, 2028 or, any such date, an “Optional Redemption Date,” we may redeem in whole or from time to time in part outstanding 8.25% Series 2031 Term Preferred Shares, at a redemption price equal to the Liquidation Preference, plus an amount equal to all unpaid dividends and distributions accumulated to (but excluding) the Optional Redemption Date (whether or not earned or declared by us, but excluding interest thereon) or, the “Optional Redemption Price.”

Subject to the provisions of the Articles Supplementary and applicable law, our Board of Directors will have the full power and authority to prescribe the terms and conditions upon which shares of Term Preferred Shares will be redeemed from time to time.

We may not on any date deliver a notice of redemption to redeem any shares of Term Preferred Shares pursuant to the optional redemption provisions described above unless on such date we have available Deposit Securities for the Optional Redemption Date contemplated by such notice of redemption having a Market Value not less than the amount (including any applicable premium) due to holders of shares of Term Preferred Shares by reason of the redemption of such shares of Term Preferred Shares on such Optional Redemption Date.

Redemption Procedures.    We will file a notice of our intention to redeem with the SEC so as to provide the 30 calendar day notice period contemplated by Rule 23c-2 under the 1940 Act, or such shorter notice period as may be permitted by the SEC or its staff.

If we shall determine or be required to redeem, in whole or in part, shares of a series of Term Preferred Shares, we will deliver a notice of redemption, or a Notice of Redemption, by overnight delivery, by first class mail, postage prepaid or by electronic means to the holders of such series of shares of Term Preferred Shares to be redeemed, or request the Redemption and Paying Agent, on our behalf, to promptly do so by overnight delivery, by first class mail or by electronic means. A Notice of Redemption will be provided not more than 45 calendar days prior to the date fixed for redemption in such Notice of Redemption, which we refer to as the Redemption Date. If fewer than all of the outstanding shares of such series of Term Preferred Shares are to be redeemed pursuant to either the asset coverage mandatory redemption provisions or the optional redemption provisions, the shares of such series of Term Preferred Shares to be redeemed will be selected either (1) pro rata among such series of Term Preferred Shares, (2) by lot or (3) in such other manner as our Board of Directors may determine to be fair and equitable. If fewer than all shares of a series of Term Preferred Shares held by any holder are to be redeemed, the Notice of Redemption mailed to such holder shall also specify the number of shares of such series of Term Preferred Shares to be redeemed from such holder or the method of determining such number. We may provide in any Notice of Redemption relating to a redemption contemplated to be effected pursuant to the Articles Supplementary that such redemption is subject to one or more conditions precedent and that we will not be required to effect such redemption unless each such condition has been satisfied. No defect in any Notice of Redemption or delivery thereof will affect the validity of redemption proceedings except as required by applicable law.

If we give a Notice of Redemption, then at any time from and after the giving of such Notice of Redemption and prior to 12:00 noon, New York City time, on the Redemption Date (so long as any conditions precedent to such redemption have been met or waived by us), we will (i) deposit with the Redemption and Paying Agent Deposit Securities having an aggregate Market Value at the time of deposit no less than the redemption price of the shares of such series of Term Preferred Shares to be redeemed on the Redemption Date and (ii) give the Redemption and Paying Agent irrevocable instructions and authority to pay the applicable redemption price to the holders of shares of such series of Term Preferred Shares called for redemption on the Redemption Date. Notwithstanding the foregoing, if the Redemption Date is the Term Redemption Date, then such deposit of Deposit Securities will be made no later than 15 calendar days prior to the Term Redemption Date.

Upon the date of the deposit of Deposit Securities by us for purposes of redemption of shares of a series of Term Preferred Shares, all rights of the holders of such series of Term Preferred Shares so called for redemption shall cease and terminate except the right of the holders thereof to receive the Term Redemption Price, Mandatory Redemption Price or Optional Redemption Price thereof, as applicable (any of the foregoing referred to in this prospectus supplement as the Redemption Price, and such shares of such series of Term Preferred Shares will no longer be deemed outstanding for any purpose whatsoever (other than the transfer thereof prior to the applicable Redemption Date and other than the accumulation of dividends on such stock in accordance with the terms of the such series of Term Preferred Shares up to (but excluding) the applicable Redemption Date). We will be entitled to receive, promptly after the Redemption Date, any Deposit Securities in excess of the aggregate Redemption Price of shares of such series of Term Preferred Shares called for redemption on the Redemption Date. Any Deposit Securities so deposited that are unclaimed at the end of 90 calendar days from the Redemption Date will, to the extent permitted by law, be repaid to us, after which the holders of shares of such series of Term Preferred Shares so called for redemption shall look only to us for payment of the Redemption Price. We will be entitled to receive, from time to time after the Redemption Date, any interest on the Deposit Securities so deposited.

On or after a Redemption Date, each holder of shares of such series of Term Preferred Shares in certificated form (if any) that are subject to redemption will surrender the certificate(s) evidencing such shares of such series of Term Preferred Shares to us at the place designated in the Notice of Redemption and will then be entitled to receive the Redemption Price, without interest, and in the case of a redemption of fewer than all shares of such series of Term Preferred Shares represented by such certificate(s), a new certificate representing shares of such series of Term Preferred Shares that were not redeemed.

If any redemption for which a Notice of Redemption has been provided is not made by reason of the absence of our legally available funds in accordance with the Articles Supplementary and applicable law, such redemption shall be made as soon as practicable to the extent such funds become available. No Redemption Default will be deemed to have occurred if we have failed to deposit in trust with the Redemption and Paying Agent the applicable Redemption Price with respect to any shares where (1) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (2) any such condition precedent has not been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the fact that a Notice of Redemption has been provided with respect to any shares of a series of Term Preferred Shares, dividends may be declared and paid on such shares of such series of Term Preferred Shares in accordance with their terms if Deposit Securities for the payment of the Redemption Price of such shares of such series of Term Preferred Shares shall not have been deposited in trust with the Redemption and Paying Agent for that purpose.

We may, in our sole discretion and without a stockholder vote, modify the redemption procedures with respect to notification of redemption for a series of Term Preferred Shares, provided that such modification does not materially and adversely affect the holders of such series of Term Preferred Shares or cause us to violate any applicable law, rule or regulation.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of the 8.25% Series 2031 Term Preferred Shares will be entitled to receive, pari passu, or equally, with the holders of the Series 2027 Term Preferred Shares, the 6.00% Series 2029 Term Preferred Shares and the 7.125% Series 2029 Term Preferred Shares, out of our assets available for distribution to stockholders, after satisfying claims of creditors but before any distribution or payment will be made in respect of the Common Stock, a liquidation distribution equal to the Liquidation Preference of $25 per share, plus an amount equal to all unpaid dividends and distributions accumulated to (but excluding) the date fixed for such distribution or payment (whether or not earned or declared by us, but excluding interest thereon), and such holders will be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up. If, upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, our assets available for distribution among the holders of all Term Preferred Shares, and any other outstanding shares of Preferred Stock, if any, will be insufficient to permit the payment in full to such holders of Term Preferred Shares of the Liquidation Preference plus accumulated and unpaid dividends and distributions and the amounts due upon liquidation with respect to such other shares of Preferred Stock, then the available assets will be distributed among the holders of such Term Preferred Shares and such other series of Preferred Stock ratably in proportion to the respective preferential liquidation amounts to which they are entitled. In connection with any liquidation, dissolution or winding up of our affairs whether voluntary or involuntary, unless and until the Liquidation Preference on each outstanding share of Term Preferred Shares plus accumulated and unpaid dividends and distributions has been paid in full to the holders of Term Preferred Shares, no dividends, distributions or other payments will be made on, and no redemption, repurchase or other acquisition by us will be made by us in respect of, the Common Stock.

Neither the sale of all or substantially all of the property or business of the Company, nor the merger, consolidation or our reorganization into or with any other business or corporation, statutory trust or other entity, nor the merger, consolidation or reorganization of any other business or corporation, statutory trust or other entity into or with us will be a dissolution, liquidation or winding up, whether voluntary or involuntary, for purposes of the provisions relating to liquidation set forth in the Articles Supplementary.

Voting Rights

Except as otherwise provided in our Articles of Incorporation, the Articles Supplementary, or as otherwise required by applicable law, each holder of Term Preferred Shares will be entitled to one vote for each share of Term Preferred Shares held by such holder on each matter submitted to a vote of our stockholders and the holders of outstanding shares of any Preferred Stock, including the Term Preferred Shares, will vote together with holders of Common Stock as a single class. Under applicable rules of NASDAQ, we are currently required to hold annual meetings of stockholders.

In addition, the holders of outstanding shares of any Preferred Stock, including the Term Preferred Shares, will be entitled, as a class, to the exclusion of the holders of all other securities and classes of Common Stock, to elect two of our directors at all times (regardless of the total number of directors serving on the Board of Directors). We refer to these directors as the Preferred Directors. The holders of outstanding shares of Common Stock and Preferred Stock, including Term Preferred Shares, voting together as a single class, will elect the balance of our directors. Under our bylaws, our directors are divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three year term. At each annual meeting of our stockholders, the successors to the class of directors whose term expires at such meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. One of the Preferred Directors was elected in 2025, and the other Preferred Director will be up for re-election in 2027.

In the event we owe accumulated dividends (whether or not earned or declared) on our Preferred Stock equal to at least two full years of dividends (and sufficient cash or securities have not been deposited with a paying agent for the payment of the accumulated dividends) the number of directors constituting the board will be increased by the number of directors, which we refer to as the New Preferred Directors, that when added to the Preferred Directors will constitute a majority. We will then call a special meeting of shareholders to permit the election of the New Preferred Directors. The term of the New Preferred Directors will last for so long as we are in arrears on our dividends as described above. The ability of the Term Preferred Shareholders to elect the New Preferred Directors will also terminate, subject to reinstatement, once we have a Dividend Payment Date on which we are no longer in arrears on our dividends to the extent described above.

Notwithstanding the foregoing, if (1) at the close of business on any dividend payment date for dividends on any outstanding share of any Preferred Stock, including any outstanding shares of Term Preferred Shares, accumulated dividends (whether or not earned or declared) on the shares of Preferred Stock, including the Term Preferred Shares, equal to at least two full years’ dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Redemption and Paying Agent or other applicable paying agent for the payment of such accumulated dividends; or (2) at any time holders of any shares of Preferred Stock are entitled under the 1940 Act to elect a majority of our directors (a period when either of the foregoing conditions exists, a Voting Period), then the number of members constituting our Board of Directors will automatically be increased by the smallest number that, when added to the two directors elected exclusively by the holders of shares of any Preferred Stock, including the Term Preferred Shares, as described above, would constitute a majority of our Board of Directors as so increased by such smallest number; and the holders of the shares of Preferred Stock, including the Term Preferred Shares, will be entitled as a class on a one-vote-per-share basis, to elect such additional directors. The terms of office of the persons who are directors at the time of that election will not be affected by the election of the additional directors. If we thereafter shall pay, or declare and set apart for payment, in full all dividends payable on all outstanding shares of Preferred Stock, including Term Preferred Shares, for all past dividend periods, or the Voting Period is otherwise terminated, (1) the voting rights stated above shall cease, subject always, however, to the revesting of such voting rights in the holders of shares of Preferred Stock upon the further occurrence of any of the events described herein, and (2) the terms of office of all of the additional directors so elected will terminate automatically. Any Preferred Stock, including Term Preferred Shares, issued after the date hereof will vote with Term Preferred Shares as a single class on the matters described above, and the issuance of any other Preferred Stock, including Term Preferred Shares, by us may reduce the voting power of the holders of Term Preferred Shares.

As soon as practicable after the accrual of any right of the holders of shares of Preferred Stock to elect additional directors as described above, we will call a special meeting of such holders and notify the Redemption and Paying Agent and/or such other person as is specified in the terms of such Preferred Stock to receive notice, (i) by mailing or delivery by electronic means or (ii) in such other manner and by such other means as are specified in the terms of such Preferred Stock, a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 30 calendar days after the date of the delivery by electronic means or mailing of such notice. If we fail to call such a special meeting, it may be called at our expense by any such holder on like notice. The record date for determining the holders of shares of Preferred Stock entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the calendar day on which such notice is mailed. At any such special meeting and at each meeting of holders of shares of Preferred Stock held during a Voting Period at which directors are to be elected, such holders, voting together as a class (to the exclusion of the holders of all our other securities and classes of capital stock), will be entitled to elect the number of additional directors prescribed above on a one-vote-per-share basis.

Except as otherwise permitted by the terms of the Articles Supplementary, so long as any shares of Term Preferred Shares are outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of shares of Term Preferred Shares, voting as a separate class, amend, alter or repeal the provisions of the Articles of Incorporation or the Articles Supplementary, whether by merger, consolidation or otherwise, so as to materially and adversely affect any preference, right or power of the Term Preferred Shares or the holders thereof; provided, however, that (i) a change in our capitalization as described under the heading “— Issuance of Additional Preferred Stock” will not be considered to materially and adversely affect the rights and preferences of Term Preferred Shares, and (ii) a division of a share of Term Preferred Shares will be deemed to affect such preferences, rights or powers only if the terms of such division materially and adversely affect the holders of Term Preferred Shares. For purposes of the foregoing, no matter shall be deemed to adversely affect any preference, right or power of a share of Term Preferred Shares of such series or the holder thereof unless such matter (i) alters or abolishes any preferential right of such share of Term Preferred Shares, or (ii) creates, alters or abolishes any right in respect of redemption of such Term Preferred Shares (other than as a result of a division of such Term Preferred Shares). So long as any shares of Term Preferred Shares are outstanding, we will not, without the affirmative vote or consent of at least 662/3% of the holders of the shares of Term Preferred Shares outstanding at the time, voting as a separate class, file a voluntary application for relief under federal bankruptcy law or any similar application under state law for so long as we are solvent and does not foresee becoming insolvent.

The affirmative vote of the holders of at least a “majority of the shares of Preferred Stock,” including the shares of Term Preferred Shares outstanding at the time, voting as a separate class, will be required (i) to approve us ceasing to be, or to withdraw our election as, a registered investment company, or (ii) to approve any plan of “reorganization”

(as such term is defined in Section 2(a)(33) of the 1940 Act) adversely affecting such shares of Preferred Stock. For purposes of the foregoing, the vote of a “majority of the outstanding shares of Preferred Stock” means the vote at an annual or special meeting duly called of (a) 67% or more of such shares present at a meeting, if the holders of more than 50% of such outstanding shares are present or represented by proxy at such meeting, or (b) more than 50% of such outstanding shares, whichever is less.

For purposes of determining any rights of the holders of Term Preferred Shares to vote on any matter, whether such right is created by the Articles Supplementary, by the provisions of the Articles of Incorporation, by statute or otherwise, no holder of Term Preferred Shares will be entitled to vote any shares of Term Preferred Shares and no share of Term Preferred Shares will be deemed to be “outstanding” for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or the time of the actual vote on the matter, as the case may be, the requisite Notice of Redemption with respect to such Term Preferred Shares will have been given in accordance with the Articles Supplementary, and the Redemption Price for the redemption of such shares of Term Preferred Shares will have been irrevocably deposited with the Redemption and Paying Agent for that purpose. No shares of Term Preferred Shares held by us will have any voting rights or be deemed to be outstanding for voting or for calculating the voting percentage required on any other matter or other purposes.

Unless otherwise required by law or the Articles of Incorporation, holders of Term Preferred Shares will not have any relative rights or preferences or other special rights with respect to voting other than those specifically set forth in the “Voting Rights” section of the Articles Supplementary. The holders of shares of Term Preferred Shares will have no rights to cumulative voting. In the event that we fail to declare or pay any dividends on Term Preferred Shares, the exclusive remedy of the holders will be the right to vote for additional directors as discussed above; provided that the foregoing does not affect our obligation to accumulate and, if permitted by applicable law and the Articles Supplementary, pay dividends at the Default Rate as discussed above.

Issuance of Additional Preferred Stock

So long as any shares of Term Preferred Shares are outstanding, we may, without the vote or consent of the holders thereof, authorize, establish and create and issue and sell shares of one or more series of a class of our senior securities representing stock under Section 18 of the 1940 Act, ranking on parity with the Term Preferred Shares as to payment of dividends and distribution of assets upon dissolution, liquidation or the winding up of our affairs, in addition to then outstanding shares of Term Preferred Shares, including additional series of Term Preferred Shares, and authorize, issue and sell additional shares of any such series of Preferred Stock then outstanding or so established and created, including additional Term Preferred Shares, in each case in accordance with applicable law, provided that we will, immediately after giving effect to the issuance of such additional Preferred Stock and to its receipt and application of the proceeds thereof, including to the redemption of Preferred Stock with such proceeds, have asset coverage of at least 200%.

Actions on Other than Business Days

Unless otherwise provided in the Articles Supplementary, if the date for making any payment, performing any act or exercising any right is not a Business Day, such payment will be made, act performed or right exercised on the next succeeding Business Day, with the same force and effect as if made or done on the nominal date provided therefor, and, with respect to any payment so made, no dividends, interest or other amount will accrue for the period between such nominal date and the date of payment.

Modification

The Board of Directors, without the vote of the holders of Term Preferred Shares, may interpret, supplement or amend the provisions of the Articles Supplementary or any appendix thereto to supply any omission, resolve any inconsistency or ambiguity or to cure, correct or supplement any defective or inconsistent provision, including any provision that becomes defective after the date hereof because of impossibility of performance or any provision that is inconsistent with any provision of any other Preferred Stock.

CERTAIN ADDITIONAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a general summary of certain U.S. federal income tax considerations applicable to us and to an investment in our shares of Term Preferred Shares and serves as a supplement to the discussion in the accompanying prospectus under the heading “Certain U.S. Federal Income Tax Considerations.” This summary does not purport to be a complete description of the U.S. federal income tax considerations applicable to such an investment. For example, we have not described tax consequences that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, dealers in securities, a trader in securities that elects to use a market-to-market method of accounting for its securities holdings, pension plans and trusts, and financial institutions. This summary assumes that investors hold our Term Preferred Shares as capital assets (within the meaning of the Internal Revenue Code of 1986, as amended, the “Code”). The discussion is based upon the Code, Treasury Regulations, and administrative and judicial interpretations, each as of the date of this prospectus and all of which are subject to change, potentially with retroactive effect. You should consult your own tax advisor with respect to tax considerations that pertain to your purchase, ownership and disposition of our 8.25% Series 2031 Term Preferred Shares.

This discussion deals only with 8.25% Series 2031 Term Preferred Shares held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment) and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, controlled foreign corporations, passive foreign investment companies and RICs (and shareholders of such corporations), dealers in securities or currencies, traders in securities, former citizens of the United States, persons holding the 8.25% Series 2031 Term Preferred Shares as a hedge against currency risks or as a position in a “straddle,” “hedge,” “constructive sale transaction” or “conversion transaction” for tax purposes, entities that are tax-exempt for U.S. federal income tax purposes, retirement plans, individual retirement accounts, tax-deferred accounts, persons subject to the alternative minimum tax, pass-through entities (including partnerships and entities and arrangements classified as partnerships for U.S. federal income tax purposes) and beneficial owners of pass-through entities, or persons whose functional currency is not the U.S. dollar. It also does not address the U.S. federal income tax consequences to beneficial owners of the 8.25% Series 2031 Term Preferred Shares subject to the special tax accounting rules under Section 451(b) of the Code. In addition, this summary only addresses U.S. federal income tax consequences, and, except as otherwise noted below, does not address any U.S. state or local or non-U.S. tax consequences. If you are considering purchasing the 8.25% Series 2031 Term Preferred Shares, you should consult your own tax advisor concerning the application of the U.S. federal tax laws to you in light of your particular situation, as well as any consequences to you of purchasing, owning and disposing of the 8.25% Series 2031 Term Preferred Shares under the laws of any other taxing jurisdiction.

For purposes of this discussion, the term “U.S. preferred stockholder” means a beneficial owner of shares of our Term Preferred Shares that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any State thereof or the District of Columbia, (iii) a trust (a) subject to the control of one or more U.S. persons and the primary supervision of a court in the United States, or (b) that existed on August 20, 1996 and has made a valid election (under applicable Treasury Regulations) to be treated as a domestic trust, or (iv) an estate the income of which is subject to U.S. federal income taxation regardless of its source. The term “Non-U.S. preferred stockholder” means a beneficial owner of shares of our Term Preferred Shares that is neither a U.S. preferred stockholder nor a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes). An individual may, subject to exceptions, be deemed to be a resident alien, as opposed to a non-resident alien, by, among other ways, being present in the United States (i) on at least 31 days in the calendar year, and (ii) for an aggregate of at least 183 days during a three-year period ending in the current calendar year, counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year. Resident aliens are subject to U.S. federal income tax as if they were U.S. citizens.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our Term Preferred Shares, the U.S. federal income tax treatment of a partner of the partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partners of partnerships holding shares of our Term Preferred Shares should consult their own tax advisers.

Election to be Taxed as a RIC

We have elected to be treated as a RIC under Subchapter M of the Code. As a RIC, we generally will not have to pay corporate-level U.S. federal income taxes on any income that we distribute to our stockholders (including preferred stockholders) as dividends. The requirements to qualify as a RIC are described in the accompanying prospectus under the heading “Certain U.S. Federal Income Tax Considerations.” The remainder of this discussion assumes that we qualify as a RIC.

Taxation of U.S. Preferred Stockholders

Distributions by us generally are taxable to U.S. preferred stockholders as ordinary income or capital gains. Distributions of our “investment company taxable income” (which is, generally, our net ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses) will be taxable as ordinary income to U.S. preferred stockholders to the extent of our current or accumulated earnings and profits. To the extent such distributions paid by us to non-corporate U.S. preferred stockholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions (“Qualifying Dividends”) may be eligible for a maximum tax rate of 20%. In this regard, it is anticipated that distributions paid by us will generally not be attributable to dividends and, therefore, generally will not qualify for the 20% maximum rate applicable to Qualifying Dividends. Distributions of our net capital gains (which are generally our realized net long-term capital gains in excess of realized net short-term capital losses) and properly reported by us as “capital gain dividends” will be taxable to a U.S. preferred stockholder as long-term capital gains that are currently taxable at a maximum rate of 20% in the case of individuals, trusts or estates, regardless of the U.S. preferred stockholder’s holding period for his, her or its Term Preferred Shares. Distributions in excess of our earnings and profits first will reduce a U.S. preferred stockholder’s adjusted tax basis in such stockholder’s Term Preferred Shares and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. preferred stockholder and will increase the stockholder’s potential gain or reduce the stockholder’s potential loss on the subsequent sale or other disposition of such Term Preferred Shares. In determining the extent to which a distribution will be treated as being made from our earnings and profits, our earnings and profits will be allocated, on a pro rata basis, first to distributions with respect to our Term Preferred Shares, and then to shares of our common stock.

The Internal Revenue Service (“IRS”) currently requires that a RIC that has two or more classes of stock allocate to each such class proportionate amounts of each type of its income (such as ordinary income and capital gains) based upon the percentage of total dividends paid to each class for the tax year. Accordingly, we intend to allocate capital gain dividends, if any, between shares of our common stock and our Term Preferred Shares in proportion to the total dividends paid to each class with respect to such tax year.

Any dividend declared by us in October, November or December of any calendar year, payable to stockholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by our U.S. preferred stockholders on December 31 of the year in which the dividend was declared.

A U.S. preferred stockholder generally will recognize taxable gain or loss if the stockholder sells or otherwise disposes of his, her or its shares of our Term Preferred Shares. The amount of gain or loss will be measured by the difference between such stockholder’s adjusted tax basis in the Term Preferred Shares sold and the amount of the proceeds received in exchange. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the stockholder has held his, her or its shares for more than one year. Otherwise, it will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of our Term Preferred Shares held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of our Term Preferred Shares may be disallowed if other shares of our stock are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.

Gain or loss, if any, resulting from our redemption of the Term Preferred Shares will generally be taxed as gain or loss from a sale or exchange of the Term Preferred Shares rather than as a dividend, but only if the redemption distribution (a) is deemed not to be essentially equivalent to a dividend, (b) is in complete redemption of a holder’s interest in us, (c) is substantially disproportionate with respect to the holder, or (d) with respect to non-corporate holders, is in partial liquidation of us. For purposes of (a), (b) and (c) above, a U.S. preferred stockholder’s ownership of our common stock will be taken into account.

A portion of the amount received by a U.S. preferred stockholder on either the sale, or our redemption, of the Term Preferred Shares may be characterized as dividend income to the extent it is attributable to declared but unpaid dividends.

The maximum rate of tax on long-term capital gains for non-corporate U.S. preferred stockholders is currently 20%, which is less than the maximum rate of tax as ordinary income for such stockholders. In addition, non-corporate U.S. preferred stockholders that are individuals with income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes net income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). Corporate U.S. preferred stockholders currently are subject to U.S. federal income tax on net capital gain at the maximum 21% rate also applied to ordinary income. Non-corporate U.S. preferred stockholders with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate U.S. preferred stockholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. preferred stockholders generally may not deduct any net capital losses for a year against ordinary income, but may carry back such losses for three years or carry forward such losses for five years so as to use them as offsets to capital gains.

We or the applicable withholding agent will report to each of our U.S. preferred stockholders, as promptly as possible after the end of each calendar year, the amounts includible in such U.S. preferred stockholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the federal tax status of each year’s distributions generally will be reported to the IRS (including the amount of dividends, if any, eligible for the 20% maximum rate). Dividends paid by us generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to Qualifying Dividends because our income generally will not consist of dividends. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. preferred stockholder’s particular situation.

We or the applicable withholding agent may be required to withhold U.S. federal income tax (“backup withholding”) from all distributions to any U.S. preferred stockholder (other than a corporation, a financial institution, or a stockholder that otherwise qualifies for, and furnishes with us a certificate (generally on Form W-9) claiming entitlement to, an exemption) (1) who fails to furnish us with a correct taxpayer identification number or a certificate that such stockholder is exempt from backup withholding (generally on Form W-9) or (2) with respect to whom the IRS notifies us that such stockholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. preferred stockholder’s U.S. federal income tax liability, provided that proper information is provided to the IRS.

Taxation of Non-U.S. Preferred Stockholders

Whether an investment in our Term Preferred Shares is appropriate for a Non-U.S. preferred stockholder will depend upon that person’s particular circumstances. An investment in our Term Preferred Shares by a Non-U.S. preferred stockholder may have adverse tax consequences. Non-U.S. preferred stockholders should consult their tax advisers before investing in our Term Preferred Shares.

Distributions (whether actual or constructive distributions) of our “investment company taxable income” to Non-U.S. preferred stockholders (including interest income and realized net short-term capital gains in excess of realized long-term capital losses, which generally would be free of withholding if received directly by Non-U.S. preferred stockholders) will generally be subject to withholding of U.S. federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits unless an applicable exception applies. However, we are generally not required to withhold any amounts with respect to certain distributions to Non-U.S. preferred stockholders to the extent that we properly report such distributions as “interest-related dividends” or “short-term capital gain dividends” and certain other requirements are satisfied. No assurance can be given whether any of our distributions will be reported as eligible for this exemption from withholding tax.

If the distributions are effectively connected with a U.S. trade or business of the Non-U.S. preferred stockholder, we will not be required to withhold federal tax if the Non-U.S. preferred stockholder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. (Special certification requirements apply to a Non-U.S. preferred stockholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisers).

Distributions of our net capital gains to a stockholder that is a Non-U.S. preferred stockholder, and gains realized by a Non-U.S. preferred stockholder upon the sale or redemption of our Term Preferred Shares, will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. preferred stockholder (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. preferred stockholder in the United States,) or, in the case of an individual, the Non-U.S. preferred stockholder was present in the United States for 183 days or more during the taxable year and certain other conditions are met. However, to the extent that a redemption or sale of our Term Preferred Shares would be treated as a dividend pursuant to the rules discussed above with respect to U.S. preferred stockholders, such amounts will be dividends for purposes of the withholding tax rules discussed above.

For a corporate Non-U.S. preferred stockholder, distributions (both actual and deemed), and gains realized upon the sale or redemption of our Term Preferred Shares that are effectively connected to a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty).

A Non-U.S. preferred stockholder who is a non-resident alien individual, and who is otherwise subject to withholding of federal tax, may be subject to information reporting and backup withholding of U.S. federal income tax on dividends unless the Non-U.S. preferred stockholder provides us or the dividend paying agent with an IRS Form W-8BEN, IRS Form W-8BEN-E, or an acceptable substitute form or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. preferred stockholder or otherwise establishes an exemption from backup withholding.

Non-U.S. persons should consult their own tax advisers with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the shares.

Foreign Account Tax Compliance Act

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest and dividends. While withholding under FATCA would have also been required on payments of the gross proceeds from the sale of any property occurring after December 31, 2018 that could produce U.S.-source interest or dividends, such as the Term Preferred Shares, the U.S. Treasury Department has indicated its intent to eliminate this requirement in proposed regulations, which state that taxpayers may rely on the proposed regulations until final regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on payments to foreign entities that are not FFIs unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a Non-U.S. preferred stockholder and the status of the intermediaries through which they hold their shares of our Term Preferred Shares, Non-U.S. preferred stockholders could be subject to this 30% withholding tax with respect to distributions on their shares of our Term Preferred Shares and potentially proceeds from the sale of their shares of our Term Preferred Shares. Under certain circumstances, a Non-U.S. preferred stockholder might be eligible for refunds or credits of such taxes.

You should consult your own tax advisor with respect to the particular tax consequences to you of an investment in our Term Preferred Shares, including the possible effect of any pending legislation or proposed regulations.

UNDERWRITING

Lucid Capital Markets, LLC is acting as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated March 12, 2026, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the number of 8.25% Series 2031 Term Preferred Shares set forth opposite the underwriter’s name.

Underwriter	8.25% Series 2031 Term Preferred Shares
Lucid Capital Markets, LLC	$1,115,840
Piper Sandler & Co.	551,650
Clear Street LLC	349,565
InspereX LLC	269,900
Wedbush Securities Inc.	60,870
William Blair & Company L.L.C.	52,175
Total	$2,400,000

The underwriting agreement provides that the obligations of the underwriters to purchase the 8.25% Series 2031 Term Preferred Shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the 8.25% Series 2031 Term Preferred Shares (other than those covered by the overallotment option described below) if they purchase any of the 8.25% Series 2031 Term Preferred Shares.

The underwriters propose to offer some of the 8.25% Series 2031 Term Preferred Shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the 8.25% Series 2031 Term Preferred Shares to dealers at the public offering price less a concession not to exceed $0.50 per 8.25% Series 2031 Term Preferred Share, and the dealers may reallow a concession not to exceed $0.50 per 8.25% Series 2031 Term Preferred Share. The underwriting discount of $0.78125 per 8.25% Series 2031 Term Preferred Share is equal to 96.875% of the initial offering price. If all of the 8.25% Series 2031 Term Preferred Shares are not sold at the initial offering price, the representatives may change the public offering price and other selling terms. Investors must pay for any 8.25% Series 2031 Term Preferred Shares purchased on or before March 20, 2026. The representatives have advised us that the underwriters do not intend to confirm any sales to any accounts over which they exercise discretionary authority.

The underwriters hold an option, exercisable for 30 days from the date of this prospectus, to purchase up to an additional 360,000 of 8.25% Series 2031 Term Preferred Shares at the public offering price less the underwriting discount; provided, however, that the price of any such option shares will be reduced by the amount of any distributions declared and payable on the shares sold on the initial closing date but not payable on such option shares. The underwriters may exercise the option solely for the purpose of covering overallotments, if any, in connection with this offering. To the extent such option is exercised, each underwriter must purchase a number of additional 8.25% Series 2031 Term Preferred Shares approximately proportionate to that underwriter’s initial purchase commitment.

We have agreed that, for a period of 90 days from the date of this prospectus supplement, we will not, without the prior written consent of Lucid Capital Markets, LLC on behalf of the underwriters, offer, pledge, sell, contract to sell or otherwise dispose of or agree to sell or otherwise dispose of, directly or indirectly or hedge any 8.25% Series 2031 Term Preferred Shares or any securities convertible into or exchangeable for 8.25% Series 2031 Term Preferred Shares. Lucid Capital Markets, LLC in its sole discretion may release any of the securities subject to this lock-up agreement at any time without notice.

We have applied to list the 8.25% Series 2031 Term Preferred Shares on the NASDAQ Global Select Market and we expect trading to commence thereon within 30 days after the date of initial delivery of the 8.25% Series 2031 Term Preferred Shares under the symbol “OXLCM.” The Series 2027 Term Preferred Shares are listed on the NASDAQ

Global Select Market under the symbol “OXLCP.” The 6.00% Series 2029 Term Preferred Shares are listed on the NASDAQ Global Select Market under the symbol “OXLCO.” The 7.125% Series 2029 Term Preferred Shares are listed on the NASDAQ Global Select Market under the symbol “OXLCN.”

The following table shows the underwriting discounts to be paid to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional 8.25% Series 2031 Term Preferred Shares. In addition, we have agreed to reimburse Lucid Capital Markets, LLC an aggregate amount up to $25,000 for its out-of-pocket accountable expenses (including the reasonable fees and disbursements of its counsel) actually incurred by it in connection with this offering. This offering will conform with the requirements set forth in Financial Industry Regulatory Authority Rule 5110. The sum of all compensation to the underwriters in connection with this offering of 8.25% Series 2031 Term Preferred Shares, including the underwriting discount, will not exceed 8% of the total public offering price of the 8.25% Series 2031 Term Preferred Shares sold in this offering.

	No Exercise	Full Exercise
Per 8.25% Series 2031 Term Preferred Share	$0.78125	$0.78125
Total	$1,875,000	$2,156,250

We and our investment adviser have each agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Certain underwriters may make a market in the 8.25% Series 2031 Term Preferred Shares. No underwriter is, however, obligated to conduct market-making activities and any such activities may be discontinued at any time without notice, at the sole discretion of the underwriter. No assurance can be given as to the liquidity of, or the trading market for, the shares as a result of any market-making activities undertaken by any underwriter. This prospectus supplement and the accompanying prospectus are to be used by any underwriter in connection with the offering and, during the period in which a prospectus must be delivered, with offers and sales of the 8.25% Series 2031 Term Preferred Shares in market-making transactions in the over-the-counter market at negotiated prices related to prevailing market prices at the time of the sale.

In connection with the offering, Lucid Capital Markets, LLC, on behalf of the underwriters, may purchase and sell 8.25% Series 2031 Term Preferred Shares in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of 8.25% Series 2031 Term Preferred Shares in excess of the number of 8.25% Series 2031 Term Preferred Shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of 8.25% Series 2031 Term Preferred Shares made in an amount up to the number of 8.25% Series 2031 Term Preferred Shares represented by the underwriters’ overallotment option. In determining the source of 8.25% Series 2031 Term Preferred Shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of 8.25% Series 2031 Term Preferred Shares available for purchase in the open market as compared to the price at which they may purchase 8.25% Series 2031 Term Preferred Shares through the overallotment option. Transactions to close out the covered syndicate short position involve either purchases of 8.25% Series 2031 Term Preferred Shares in the open market after the distribution has been completed or the exercise of the overallotment option. The underwriters may also make “naked” short sales of 8.25% Series 2031 Term Preferred Shares in excess of the overallotment option. The underwriters must close out any naked short position by purchasing 8.25% Series 2031 Term Preferred Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of 8.25% Series 2031 Term Preferred Shares in the open market while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Lucid Capital Markets, LLC repurchases 8.25% Series 2031 Term Preferred Shares originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of 8.25% Series 2031 Term Preferred Shares. They may also cause the price of 8.25% Series 2031 Term Preferred Shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NASDAQ Global Select Market, or in the over-the-counter market, or otherwise. Trading is expected to commence on the NASDAQ Global Select Market within 30 days after the date of initial delivery of the 8.25% Series 2031 Term Preferred Shares. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our portion of the total expenses of this offering, excluding the underwriting discounts and commissions, will be approximately $292,000.

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters. The representative may agree to allocate a number of 8.25% Series 2031 Term Preferred Shares to underwriters for sale to their online brokerage account holders.

We anticipate that, from time to time, certain underwriters may act as brokers or dealers in connection with the execution of our portfolio transactions after they have ceased to be underwriters and, subject to certain restrictions, may act as brokers while they are underwriters.

Certain underwriters may have performed investment banking and advisory services for us, our investment adviser and our affiliates from time to time, for which they have received customary fees and expenses. Certain underwriters may, from time to time, engage in transactions with or perform services for us, our investment adviser and our affiliates in the ordinary course of business.

Since our initial public offering in 2011, Lucid Capital Markets, LLC and its affiliates, as well as certain of the other underwriters, have provided, and may in the future continue to provide, various investment banking, commercial banking, financial advisory, brokerage and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees and expense reimbursement. Lucid Capital Markets, LLC and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Lucid Capital Markets, LLC and its affiliates may in the future perform, various financial advisory and investment banking services for us, for which they will receive customary fees and reimbursement of expenses, including acting as underwriters for our securities offerings. In the ordinary course of its various business activities, Lucid Capital Markets, LLC and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers and such investment and securities activities may involve securities and/or instruments of our company. Lucid Capital Markets, LLC and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The principal business address of Lucid Capital Markets, LLC is 570 Lexington Avenue, 40th Floor, New York, New York 10022.

Settlement

We expect that delivery of the 8.25% Series 2031 Term Preferred Shares will be made against payment therefor on or about March 20, 2026, which will be the fifth business day following the date of the pricing of the 8.25% Series 2031 Term Preferred Shares. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the 8.25% Series 2031 Term Preferred Shares prior to the business day before the delivery of the 8.25% Series 2031 Term Preferred Shares will be required, by virtue of the fact that the 8.25% Series 2031 Term Preferred Shares offered hereby initially settle in T+5 business days, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Other Jurisdictions

The 8.25% Series 2031 Term Preferred Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such 8.25% Series 2031 Term Preferred Shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restriction relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy the 8.25% Series 2031 Term Preferred Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

CUSTODIAN, TRANSFER AGENT, DIVIDEND DISBURSING AGENT
AND REDEMPTION AND PAYING AGENT

Our securities are held under a custody agreement by U.S. Bank National Association. The address of the custodian is 8 Greenway Plaza Suite 1100, Houston, TX 77046. Computershare Trust Company, N.A., acts as our transfer agent, dividend disbursing agent and redemption and paying agent. The principal business address of our transfer agent is 250 Royall Street, Canton, MA 02021.

MISCELLANEOUS

To the extent that a holder of Term Preferred Shares is directly or indirectly a beneficial owner of more than 10% of any class of our outstanding shares (meaning, for purposes of holders of Term Preferred Shares, more than 10% of our outstanding Preferred Stock), such 10% beneficial owner would be subject to the short-swing profit rules that are imposed pursuant to Section 16 of the Exchange Act (and related reporting requirements). These rules generally provide that such a 10% beneficial owner may have to disgorge any profits made on purchases and sales, or sales and purchases, of our equity securities (including the Series 2027 Term Preferred Shares, the 6.00% Series 2029 Term Preferred Shares, the 7.125% Series 2029 Term Preferred Shares, the 8.25% Series 2031 Term Preferred Shares and Common Stock) within any six-month time period. Investors should consult with their own counsel to determine the applicability of these rules.

BROKERAGE ALLOCATION AND OTHER PRACTICES

To the extent a broker-dealer is involved in a transaction that we participate in, the price paid or received by us may reflect a mark-up or mark-down. Subject to policies established by our Board of Directors, our investment adviser is responsible for the execution of securities transactions in our portfolio. The investment adviser in making decisions regarding the selection of broker-dealers used to find a buyer or seller for transactions, takes into account the following factors: (i) whether the broker-dealer has any special knowledge of the security; (ii) whether the broker-dealer originally underwrote or sponsored the security (iii) the ability of the broker-dealer to find a natural buyer or seller for the security (iv) the operational efficiency with which transactions are effected (such as prompt and accurate confirmation and delivery), taking into account the size of order and difficulty of execution; (v) the financial strength, integrity and stability of the broker-dealer; (vi) the value of brokerage services over and above trade execution provided to the Company; and (vii) any other factors the investment adviser considers to be in the best interest of the Company.

Neither the investment adviser nor the Company has any “soft dollars” arrangement in which a broker-dealer for commissions contracts with and pays a third party on behalf of the investment adviser so that the third party may provide research or brokerage services to the investment adviser. The investment adviser may receive research directly from the broker-dealers with whom it transacts. However, the investment adviser does not “pay up” for such information nor is receipt of the information a primary consideration in broker-dealer selection.

LEGAL MATTERS

Certain legal matters in connection with the securities offered by this prospectus supplement will be passed upon for us by Dechert LLP, Washington, D.C. Certain legal matters in connection with this offering will be passed upon for the underwriters by Blank Rome LLP, New York, New York.

EXPERTS

The financial statements incorporated in this Prospectus, by reference to the Annual Report on Form N-CSR for the year ended March 31, 2025 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form N-2 together with all amendments and related exhibits under the Securities Act. The registration statement contains additional information about us and the securities being offered by this prospectus supplement and the accompanying prospectus.

We are required to file with or submit to the SEC annual and semi-annual reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC which are available on the SEC’s website at http://www.sec.gov. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov. This information is also available free of charge by contacting us at Oxford Lane Capital Corp., 8 Sound Shore Drive, Suite 255, Greenwich, CT 06830, by telephone at (203) 983-5275, or on our website at http://www.oxfordlanecapital.com. Information contained on our website or on the SEC’s website about us is not incorporated into this prospectus supplement and you should not consider information contained on our website or on the SEC’s website to be part of this prospectus, except for documents incorporated by reference to this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus supplement is part of a registration statement that we have filed with the SEC (File Nos. 333-283109 and 811-22432). We are permitted to “incorporate by reference” the information in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference herein is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below, and any reports and other documents we subsequently file with the SEC, pursuant to Section 30(b)(2) of the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus supplement until all of the securities offered by this prospectus supplement and the accompanying prospectus have been sold or we otherwise terminate the offering of these securities; provided, however, that any document, report, exhibit (or portion of any of the foregoing) or other information “furnished” to the SEC pursuant to the Exchange Act shall not be incorporated by reference into this prospectus supplement (unless specifically set forth in such filing):

•        our Annual Report on Form N-CSR for the fiscal year ended March 31, 2025, filed with the SEC on May 20, 2025;

•        our Semi-Annual Report on Form N-CSRS for the six months ended September 30, 2025, filed with the SEC on November 5, 2025;

•        our Definitive Proxy Statement on Form DEF 14A for the annual meeting of the stockholders, filed with the SEC on September 4, 2025;

•        the description of our Common Stock referenced in our Registration Statement on Form 8-A, as filed with the SEC on January 19, 2011, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the common stock registered hereby;

•        the description of our Series 2027 Term Preferred Shares referenced in our Registration Statement on Form 8-A, as filed with the SEC on February 7, 2020, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the preferred stock registered hereby;

•        the description of our 6.75% Notes due 2031 referenced in our Registration Statement on Form 8-A, as filed with the SEC on March 16, 2021, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the notes registered hereby;

•        the description of our 6.00% Series 2029 Term Preferred Shares referenced in our Registration Statement on Form 8-A, as filed with the SEC on August 17, 2021, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the preferred stock registered hereby;

•        the description of our 5.00% Notes due 2027 referenced in our Registration Statement on Form 8-A, as filed with the SEC on January 13, 2022, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the notes registered hereby;

•        the description of our 7.125% Series 2029 Term Preferred Shares referenced in our Registration Statement on Form 8-A, as filed with the SEC on June 16, 2022, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the preferred stock registered hereby;

•        the description of our 8.75% Notes due 2030 referenced in our Registration Statement on Form 8-A, as filed with the SEC on July 8, 2024, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the preferred stock registered hereby; and

•        the description of our 7.95% Notes due 2032 referenced in our Registration Statement on Form 8-A, as filed with the SEC on February 27, 2025, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the preferred stock registered hereby.

Our periodic reports filed pursuant to Section 30(b)(2) of the 1940 Act and Sections 13 or 15(d) of the Exchange Act, as well as this prospectus supplement and the accompanying prospectus, are available on our website at www.oxfordlanecapital.com. Information contained on our website is not incorporated into this prospectus supplement and you should not consider information contained on our website to be part of this prospectus supplement, except for documents specifically incorporated by reference into this prospectus supplement or the accompanying prospectus. You may also request a copy of these filings (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents) at no cost by writing or calling Investor Relations at the following address and telephone number:

Oxford Lane Capital Corp.
8 Sound Shore Drive
Suite 255
Greenwich, Connecticut
(203) 983-5275

You should rely only on the information incorporated by reference into or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different or additional information, and you should not rely on such information if you receive it. We are not making an offer of or soliciting an offer to buy, any securities in any state or other jurisdiction where such offer or sale is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or in the documents incorporated by reference herein is accurate as of any date other than the date on the front of this prospectus supplement, the accompanying prospectus or those documents.

Exhibit A

OXFORD LANE CAPITAL CORP.
FORM OF ARTICLES SUPPLEMENTARY
ESTABLISHING AND FIXING THE RIGHTS AND PREFERENCES
OF TERM PREFERRED SHARES
DATED AS OF MARCH 13, 2026

Oxford Lane Capital Corp. (the “Corporation”), a Maryland corporation, certifies to the State Department of Assessments and Taxation of Maryland that:

RECITALS

FIRST: The Corporation is authorized under Article V of the Corporation’s Articles of Amendment and Restatement to the Articles of Incorporation of the Corporation (which, as amended or hereafter restated or amended from time to time, are herein called the “Articles”), to issue up to 950,000,000 shares of capital stock, with a par value of one cent ($0.01) per share (“Capital Stock”).

SECOND: Pursuant to Article V of the Articles, 900,000,000 such shares of Capital Stock were classified as Common Stock (as defined in the Articles) and 50,000,000 shares of Capital Stock were classified as Preferred Stock (as defined in the Articles); and

THIRD: Pursuant to the authority expressly vested in the Board of Directors of the Corporation (the “Board of Directors” which term as used herein shall include any duly authorized committee of the Board of Directors) by Article V of the Articles, the Board of Directors has, by resolution, authorized the issuance of 50,000,000 Preferred Shares, par value $0.01 per share, in the aggregate, such class of stock to be classified as “Term Preferred Shares,” and such Term Preferred Shares to be issued in one or more series.

FOURTH: The preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of each Series of Term Preferred Shares are set forth in these Articles Supplementary, as modified, amended or supplemented from time to time in any Appendix (each an “Appendix” and collectively the “Appendices”) to these Articles Supplementary specifically relating to such Series (each such Series being referred to herein as a “Series of Term Preferred Shares”, “Term Preferred Shares of a Series” or a “Series” and shares of all such Series being referred to herein individually as a “Term Preferred Share” and collectively as the “Term Preferred Shares”).

FIFTH: These Articles Supplementary shall become effective as of 3:00 p.m. Eastern time on March 16, 2026.

ARTICLE I

DEFINITIONS

1.1         Definitions. Unless the context or use indicates another or different meaning or intent and except with respect to any Series as specifically provided in the Appendix applicable to such Series, each of the following terms when used in these Articles Supplementary shall have the meaning ascribed to it below, whether such term is used in the singular or plural and regardless of tense:

“1940 Act” means the Investment Company Act of 1940, as amended, or any successor statute.

“1940 Act Asset Coverage” means the Asset Coverage specified in Section 18(a)(2)(B) of the 1940 Act as in effect on the date hereof.

“Appendices” and “Appendix” shall have the respective meanings as set forth in the Recitals of these Articles Supplementary.

“Articles” shall have the meaning as set forth in the Recitals of these Articles Supplementary.

“Articles Supplementary” means these Oxford Lane Capital Corp. Articles Supplementary Establishing and Fixing the Rights and Preferences of Term Preferred Shares, as they may be amended from time to time in accordance with their terms.

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“Asset Coverage” shall mean the “asset coverage” of a class of senior security which is stock, as specified in Section 18 of the 1940 Act as in effect on the date hereof.

“Asset Coverage Cure Date” means, with respect to the failure by the Corporation to maintain Asset Coverage as of the close of business on the last Business Day of a Calendar Quarter (as required by Section 2.4(a)), the date that is thirty (30) calendar days following the Filing Date with respect to such Calendar Quarter.

“Board of Directors” shall have the meaning as set forth in the Recitals of these Articles Supplementary.

“Business Day” means any calendar day on which the New York Stock Exchange is open for trading.

“Calendar Quarter” shall mean any of the three-month periods ending March 31, June 30, September 30, or December 31, of each year.

“Capital Stock” shall have the meaning as set forth in the Recitals of these Articles Supplementary.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the shares of common stock, with a par value of one cent ($0.01) per share, of the Corporation.

“Corporation” shall have the meaning as set forth in the Preamble to these Articles Supplementary.

“Custodian” means a bank, as defined in Section 2(a)(5) of the 1940 Act, that has the qualifications prescribed in paragraph 1 of Section 26(a) of the 1940 Act, or such other entity as shall be providing custodian services to the Corporation as permitted by the 1940 Act or any rule, regulation, or order thereunder, and shall include, as appropriate, any similarly qualified sub-custodian duly appointed by the Custodian.

“Custodian Agreement” means the Custodian Agreement by and among the Custodian and the Corporation.

“Date of Original Issue” means, with respect to any Series, the date specified as the Date of Original Issue for such Series in the Appendix for such Series.

“Default” shall have the meaning as set forth in Section 2.2(g)(i).

“Default Period” shall have the meaning as set forth in Section 2.2(g)(i).

“Default Rate” shall have the meaning as set forth in Section 2.2(g)(i).

“Deposit Securities” means, as of any date, any United States dollar-denominated security or other investment of a type described below that either (i) is a demand obligation payable to the holder thereof on any Business Day or (ii) has a maturity date, mandatory redemption date or mandatory payment date, on its face or at the option of the holder, preceding the relevant Redemption Date, Dividend Payment Date or other payment date in respect of which such security or other investment has been deposited or set aside as a Deposit Security:

(i)          cash or any cash equivalent;

(ii)         any U.S. Government Obligation;

(iii)        any Short-Term Money Market Instrument;

(iv)        any investment in any money market fund registered under the 1940 Act that qualifies under Rule 2a-7 under the 1940 Act, or similar investment vehicle described in Rule 12d1-1(b)(2) under the 1940 Act, that invests principally in Short-Term Money Market Instruments or U.S. Government Obligations or any combination thereof; or

(v)         any letter of credit from a bank or other financial institution that has a credit rating from at least one rating agency that is the highest applicable rating generally ascribed by such rating agency to bank deposits or short-term debt of similar banks or other financial institutions as of the date of these Articles Supplementary (or such rating’s future equivalent).

“Dividend Default” shall have the meaning as set forth in Section 2.2(g)(i).

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“Dividend Payment Date” means, with respect to any Series, each of the Dividend Payment Dates for such Series set forth in the Appendix for such Series.

“Dividend Period” means, with respect to any Series, the Dividend Period for such Series set forth in the Appendix for such Series.

“Dividend Rate” means, with respect to any Series and as of any date, the Fixed Dividend Rate for that Series as adjusted, if a Default Period shall be in existence on such date, in accordance with the provisions of Section 2.2(g).

“Electronic Means” means email transmission, facsimile transmission or other similar electronic means of communication providing evidence of transmission (but excluding online communications systems covered by a separate agreement) acceptable to the sending party and the receiving party, in any case if operative as between any two parties, or, if not operative, by telephone (promptly confirmed by any other method set forth in this definition), which, in the case of notices to the Redemption and Paying Agent and the Custodian, shall be sent by such means to each of its representatives set forth in the Redemption and Paying Agent Agreement and the Custodian Agreement, respectively.

“Filing Date” means, with respect to any Calendar Quarter, the date of filing of the Corporation’s SEC Report with respect to such Calendar Quarter.

“Fixed Dividend Rate” means, with respect to any Series, the rate per annum specified as the Fixed Dividend Rate for such Series in the Appendix for such Series.

“Holder” means, with respect to the Term Preferred Shares of any Series or any other security issued by the Corporation, a Person in whose name such security is registered in the registration books of the Corporation maintained by the Redemption and Paying Agent or otherwise.

“Liquidation Preference” means, with respect to any Series, the amount specified as the liquidation preference per share for that Series in the Appendix for such Series.

“Mandatory Redemption Price” shall have the meaning as set forth in Section 2.5(b)(i).

“Market Value” of any asset of the Corporation means, for securities for which market quotations are readily available, the market value thereof determined by an independent third-party pricing service designated from time to time by the Board of Directors. Market Value of any asset shall include any interest accrued thereon. The pricing service shall value portfolio securities at the mean between the quoted bid and asked price or the yield equivalent when quotations are readily available. Securities for which quotations are not readily available shall be valued at fair value as determined by the pricing service using methods that include consideration of: yields or prices of securities of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. The pricing service may employ electronic data processing techniques or a matrix system, or both, to determine recommended valuations.

“Non-Call Period” means, with respect to any Series, the period (if any) during which such Series shall not be subject to redemption at the option of the Corporation, as set forth in the Appendix for such Series.

“Notice of Redemption” shall have the meaning as set forth in Section 2.5(d).

“Optional Redemption Date” shall have the meaning as set forth in Section 2.5(c)(i).

“Optional Redemption Premium” means, with respect to any Series, the premium (expressed as a percentage of the Liquidation Preference of the shares of such Series), if any, payable by the Corporation upon the redemption of Term Preferred Shares of such Series at the option of the Corporation, as set forth in the Appendix for such Series.

“Optional Redemption Price” shall have the meaning as set forth in Section 2.5(c)(i).

“Outstanding” means, as of any date with respect to Term Preferred Shares of any Series, the number of Term Preferred Shares of such Series theretofore issued by the Corporation except (without duplication):

(i)          any shares of such Series theretofore cancelled or redeemed or delivered to the Redemption and Paying Agent for cancellation or redemption in accordance with the terms hereof;

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(ii)         any shares of such Series as to which the Corporation shall have given a Notice of Redemption and irrevocably deposited with the Redemption and Paying Agent sufficient Deposit Securities to redeem such shares in accordance with Section 2.5 hereof;

(iii)        any shares of such Series as to which the Corporation shall be the Holder or the beneficial owner; and

(iv)        any shares of such Series represented by any certificate in lieu of which any new certificate has been executed and delivered by the Corporation.

“Person” means and includes an individual, a partnership, a trust, a corporation, a limited liability company, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

“Preferred Stock” means any Capital Stock of the Corporation classified as preferred stock, including shares of each Series of Term Preferred Shares, shares of any other series of such preferred stock now or hereafter issued by the Corporation, and any other shares of Capital Stock hereafter authorized and issued by the Corporation of a class having priority over any other class as to distribution of assets or payments of dividends.

“Redemption and Paying Agent” means, with respect to any Series, Computershare Trust Company, N.A. and its successors or any other redemption and paying agent appointed by the Corporation with respect to such Series.

“Redemption and Paying Agent Agreement” means, with respect to any Series, the Redemption and Paying Agent Agreement or other similarly titled agreement by and among the Redemption and Paying Agent for such Series and the Corporation with respect to such Series.

“Redemption Date” shall have the meaning as set forth in Section 2.5(d).

“Redemption Default” shall have the meaning as set forth in Section 2.2(g)(i).

“Redemption Price” shall mean the Term Redemption Price, the Mandatory Redemption Price or the Optional Redemption Price, as applicable.

“SEC Report” means, with respect to any Calendar Quarter, the Corporation’s Annual Report or Semi-Annual Report on Form N-CSR, as applicable, and the applicable monthly report on Form N-PORT filed by the Corporation with the Securities and Exchange Commission with respect to the fiscal period ending as of the last day of such Calendar Quarter.

“Securities Depository” shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Corporation that agrees to follow the procedures required to be followed by such securities depository as set forth in these Articles Supplementary with respect to the Term Preferred Shares.

“Senior Security” shall have the meaning specified in Section 18 under the 1940 Act, as in effect on the date hereof.

“Series” shall have the meaning as set forth in the Recitals of these Articles Supplementary.

“Short-Term Money Market Instruments” means the following types of instruments if, on the date of purchase or other acquisition thereof by the Corporation, the remaining term to maturity thereof is not in excess of 180 days:

(i)          commercial paper rated A-1 if such commercial paper matures in 30 days or A-1+ if such commercial paper matures in over 30 days;

(ii)         demand or time deposits in, and banker’s acceptances and certificates of deposit of (A) a depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia); and (iii) overnight funds.

“Term Preferred Shares” shall have the meaning as set forth in the Recitals of these Articles Supplementary.

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“Term Redemption Date” means, with respect to any Series, the date specified as the Term Redemption Date in the Appendix for such Series.

“Term Redemption Price” shall have the meaning as set forth in Section 2.5(a).

“U.S. Government Obligations” means direct obligations of the United States or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

“Voting Period” shall have the meaning as set forth in Section 2.6(b)(i).

With respect to any Series, any additional definitions specifically set forth in the Appendix relating to such Series and any amendments to any definitions specifically set forth in the Appendix relating to such Series, as such Appendix may be amended from time to time, shall be incorporated herein and made part hereof by reference thereto, but only with respect to such Series.

1.2         Interpretation. The headings preceding the text of Articles and Sections included in these Articles Supplementary are for convenience only and shall not be deemed part of these Articles Supplementary or be given any effect in interpreting these Articles Supplementary. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of these Articles Supplementary. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. Reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including these Articles Supplementary), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Except as otherwise expressly set forth herein, reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder. Underscored references to Articles or Sections shall refer to those portions of these Articles Supplementary. The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to these Articles Supplementary as a whole and not to any particular Article, Section or clause of these Articles Supplementary.

ARTICLE II

TERMS APPLICABLE TO ALL SERIES OF
TERM PREFERRED SHARES

Except for such changes and amendments hereto with respect to a Series of Term Preferred Shares that are specifically contemplated by the Appendix relating to such Series, each Series of Term Preferred Shares shall have the following terms:

2.1         Number of Shares; Ranking.

(a)         The number of authorized shares constituting any Series of Term Preferred Shares shall be as set forth with respect to such Series in the Appendix hereto relating to such Series. No fractional Term Preferred Shares shall be issued.

(b)         The Term Preferred Shares of each Series shall rank on parity with shares of each other Series of Term Preferred Shares and with shares of any other series of Preferred Stock as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation. The Term Preferred Shares of each Series shall have preference with respect to the payment of dividends and as to distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation over the Common Stock as set forth herein.

(c)         No Holder of Term Preferred Shares shall have, solely by reason of being such a Holder, any preemptive or other right to acquire, purchase or subscribe for any Term Preferred Shares or shares of Common Stock or other securities of the Corporation which it may hereafter issue or sell.

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2.2         Dividends and Distributions.

(a)         The Holders of any Term Preferred Shares of any Series shall be entitled to receive, when, as and if declared by, or under authority granted by, the Board of Directors, out of funds legally available therefor and in preference to dividends and distributions on the Common Stock, cumulative cash dividends and distributions on each share of such Series, calculated separately for each Dividend Period for such Series at the Dividend Rate in effect from time to time for such Series during such Dividend Period, computed on the basis of a 360-day year consisting of twelve 30-day months, on an amount equal to the Liquidation Preference for a share of such Series, and no more. Dividends and distributions on the Term Preferred Shares of any Series shall accumulate from the Date of Original Issue with respect to such Series and shall be payable monthly in arrears as provided in Section 2.2(f). Dividends payable on any Term Preferred Shares of any Series for any period of less than a full monthly Dividend Period, upon any redemption of such shares on any Redemption Date other than on a Dividend Payment Date, or, in the case of the first Dividend Period, more than a full monthly period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed for any period of less than, or, in the case of the first Dividend Period, greater than, one month.

(b)         Dividends on shares of each Series of Term Preferred Shares with respect to any Dividend Period shall be declared to the Holders of record of such shares as their names shall appear on the registration books of the Corporation at the close of business on the applicable record date, which shall be such date designated by the Board of Directors that is not more than twenty (20) nor less than ten (10) calendar days prior to the Dividend Payment Date with respect to such Dividend Period, and shall be paid as provided further in Section 2.2(f) hereof.

(c)         (i) No full dividends and distributions shall be declared or paid on shares of a Series of Term Preferred Shares for any Dividend Period or part thereof unless full cumulative dividends and distributions due through the most recent dividend payment dates therefor for all outstanding shares of Preferred Stock (including shares of other Series of Term Preferred Shares) have been or contemporaneously are declared and paid through the most recent dividend payment dates therefor. If full cumulative dividends and distributions due have not been declared and paid on all outstanding Preferred Stock of any series, any dividends and distributions being declared and paid on a Series of Term Preferred Shares will be declared and paid as nearly pro rata as possible in proportion to the respective amounts of dividends and distributions accumulated but unpaid on each such series of Preferred Stock on the relevant dividend payment date for such series. No Holders of Term Preferred Shares shall be entitled to any dividends and distributions, whether payable in cash, property or shares, in excess of full cumulative dividends and distributions as provided in this Section 2.2(c)(i) on such Term Preferred Shares.

(ii)         For so long as any Term Preferred Shares are Outstanding, the Corporation shall not: (x) declare any dividend or other distribution (other than a dividend or distribution paid in shares of Common Stock) in respect of the Common Stock, (y) call for redemption, redeem, purchase or otherwise acquire for consideration any Common Stock, or (z) pay any proceeds of the liquidation of the Corporation in respect of the Common Stock, unless, in each case, (A) immediately thereafter, the Corporation shall have 1940 Act Asset Coverage after deducting the amount of such dividend or distribution or redemption or purchase price or liquidation proceeds, (B) all cumulative dividends and distributions on all Term Preferred Shares and all other Preferred Stock ranking on a parity with the Term Preferred Shares due on or prior to the earlier of the declaration, record or payment date, as applicable, of the applicable dividend, distribution, redemption, purchase or acquisition shall have been declared and paid (or shall have been declared and Deposit Securities or sufficient funds (in accordance with the terms of such Preferred Stock) for the payment thereof shall have been deposited irrevocably with the paying agent for such Preferred Stock) and (C) the Corporation shall have deposited Deposit Securities pursuant to and in accordance with the requirements of Section 2.5(d)(ii) hereof with respect to Outstanding Term Preferred Shares of any Series to be redeemed pursuant to Section 2.5(a) or Section 2.5(b) hereof for which a Notice of Redemption shall have been given or shall have been required to be given in accordance with the terms hereof on or prior to the date of the applicable dividend, distribution, redemption, purchase or acquisition.

(iii)        Any dividend payment made on shares of a Series of Term Preferred Shares shall be credited against the dividends and distributions accumulated with respect to the Dividend Period or Dividend Periods for such Series for which dividends and distributions have not been paid, in chronological order.

(d)         Not later than 12:00 noon, New York City time, on the Dividend Payment Date for a Series of Term Preferred Shares, the Corporation shall deposit with the Redemption and Paying Agent Deposit Securities having an aggregate Market Value on such date sufficient to pay the dividends and distributions that are payable on

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such Dividend Payment Date in respect of such Series. The Corporation may direct the Redemption and Paying Agent with respect to the investment or reinvestment of any such Deposit Securities prior to the Dividend Payment Date, provided that such investment or reinvestment consists exclusively of Deposit Securities and provided further that the proceeds of any such investment will be available as same day funds at the opening of business on such Dividend Payment Date.

(e)         All Deposit Securities paid to the Redemption and Paying Agent for the payment of dividends payable on a Series of Term Preferred Shares shall be held in trust for the payment of such dividends by the Redemption and Paying Agent for the benefit of the Holders of such Series entitled to the payment of such dividends pursuant to Section 2.2(f). Any moneys paid to the Redemption and Paying Agent in accordance with the foregoing but not applied by the Redemption and Paying Agent to the payment of dividends, including interest earned on such moneys while so held, will, to the extent permitted by law, be repaid to the Corporation as soon as possible after the date on which such moneys were to have been so applied, upon request of the Corporation.

(f)          Dividends on shares of a Series of Term Preferred Shares shall be paid on each Dividend Payment Date for such Series to the Holders of shares of such Series as their names appear on the registration books of the Corporation at the close of business on the applicable record date for such dividend, which record date shall be determined as set forth in Section 2.2(b). Dividends in arrears on shares of a Series of Term Preferred Shares for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders of shares of such Series as their names appear on the registration books of the Corporation on such date, not exceeding twenty (20) nor less than ten (10) calendar days preceding the payment date thereof, as may be fixed by the Board of Directors. No interest or sum of money in lieu of interest will be payable in respect of any dividend payment or payments on shares of any Series of Term Preferred Shares which may be in arrears.

(g)         (i) The Dividend Rate on a Series of Term Preferred Shares shall be adjusted to the Default Rate (as defined below) in the following circumstances. Subject to the cure provisions below, a “Default Period” with respect to a Series of Term Preferred Shares shall commence on any date the Corporation fails to deposit with the Redemption and Paying Agent by 12:00 noon, New York City time, on (A) a Dividend Payment Date for such Series, Deposit Securities that will provide funds available to the Redemption and Paying Agent on such Dividend Payment Date sufficient to pay the full amount of any dividend on such Series payable on such Dividend Payment Date (a “Dividend Default”) or (B) an applicable Redemption Date for such Series, Deposit Securities that will provide funds available to the Redemption and Paying Agent on such Redemption Date sufficient to pay the full amount of the Redemption Price payable in respect of such Series on such Redemption Date (a “Redemption Default” and together with a Dividend Default, hereinafter referred to as “Default”). Subject to the cure provisions of Section 2.2(g)(ii) below, a Default Period with respect to a Dividend Default or a Redemption Default on a Series of Term Preferred Shares shall end on the Business Day on which, by 12:00 noon, New York City time, an amount equal to all unpaid dividends on such Series and any unpaid Redemption Price on such Series shall have been deposited irrevocably in trust in same-day funds with the Redemption and Paying Agent. In the case of any Default on a Series of Term Preferred Shares, the Dividend Rate for such Series for each calendar day during the Default Period will be equal to the Default Rate. The “Default Rate” on a Series of Term Preferred Shares for any calendar day shall be equal to the Fixed Dividend Rate for such Series plus two percent (2%) per annum.

(ii)         No Default Period for a Series of Term Preferred Shares with respect to any Default on such Series shall be deemed to commence if the amount of any dividend or any Redemption Price due in respect of such Series (if such Default is not solely due to the willful failure of the Corporation) is deposited irrevocably in trust, in same-day funds, with the Redemption and Paying Agent by 12:00 noon, New York City time, on a Business Day that is not later than three (3) Business Days after the applicable Dividend Payment Date or Redemption Date for such Series with respect to which such Default occurred, together with an amount equal to the Default Rate on such Series applied to the amount and period of such non-payment on such Series, based on the actual number of calendar days comprising such period divided by 360.

2.3         Liquidation Rights.

(a)         In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the Holders of Term Preferred Shares shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders, after satisfying claims of creditors but before any distribution or payment shall be made in respect of the Common Stock, a liquidation distribution equal to the Liquidation Preference for such shares, plus an amount equal to all unpaid dividends and distributions on such shares accumulated to (but

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excluding) the date fixed for such distribution or payment on such shares (whether or not earned or declared by the Corporation, but excluding interest thereon), and such Holders shall be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up.

(b)         If, upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the assets of the Corporation available for distribution among the Holders of all Outstanding Term Preferred Shares and any other outstanding Preferred Stock shall be insufficient to permit the payment in full to such Holders of the Liquidation Preference of such Term Preferred Shares plus accumulated and unpaid dividends and distributions on such shares as provided in Section 2.3(a) above and the amounts due upon liquidation with respect to such other Preferred Stock, then such available assets shall be distributed among the Holders of such Term Preferred Shares and such other Preferred Stock ratably in proportion to the respective preferential liquidation amounts to which they are entitled. In connection with any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, unless and until the Liquidation Preference on each Outstanding Term Preferred Share plus accumulated and unpaid dividends and distributions on such shares as provided in Section 2.3(a) above have been paid in full to the Holders of such shares, no dividends, distributions or other payments will be made on, and no redemption, purchase or other acquisition by the Corporation will be made by the Corporation in respect of, shares of the Common Stock.

(c)         Neither the sale of all or substantially all of the property or business of the Corporation, nor the merger, consolidation or reorganization of the Corporation into or with any other business or statutory trust, corporation or other entity, nor the merger, consolidation or reorganization of any other business or statutory trust, corporation or other entity into or with the Corporation shall be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purpose of this Section 2.3.

2.4         Coverage Test.

(a)         Asset Coverage Requirement. For so long as any shares of a Series of Term Preferred Shares are Outstanding, the Corporation shall have Asset Coverage of at least 200% as of the close of business on the last Business Day of each Calendar Quarter. If the Corporation shall fail to maintain such Asset Coverage as of any time as of which such compliance is required to be determined as aforesaid, the provisions of Section 2.5(b)(i) shall be applicable, which provisions shall constitute the sole remedy for the Corporation’s failure to comply with the provisions of this Section 2.4(a).

(b)         Calculation of Asset Coverage. For purposes of determining whether the requirements of Section 2.4(a) are satisfied, (i) no Term Preferred Shares of any Series or other Preferred Stock shall be deemed to be Outstanding for purposes of any computation required by Section 2.4(a) if, prior to or concurrently with such determination, either (x) sufficient Deposit Securities or other sufficient funds (in accordance with the terms of such Series or other Preferred Stock) to pay the full redemption price for such Series or other Preferred Stock (or the portion thereof to be redeemed) shall have been deposited in trust with the paying agent for such Series or other Preferred Stock and the requisite notice of redemption for such Series or other Preferred Stock (or the portion thereof to be redeemed) shall have been given or (y) sufficient Deposit Securities or other sufficient funds (in accordance with the terms of such Series or other Preferred Stock) to pay the full redemption price for such Series or other Preferred Stock (or the portion thereof to be redeemed) shall have been segregated by the Custodian and the Corporation from the assets of the Corporation, by means of appropriate identification on the Custodian’s books and records or otherwise in accordance with the Custodian’s normal procedures, and (ii) the Deposit Securities or other sufficient funds that shall have been deposited with the applicable paying agent and/or segregated by the Custodian, as applicable, as provided in clause (i) of this sentence shall not be included as assets of the Corporation for purposes of such computation.

2.5         Redemption. Each Series of Term Preferred Shares shall be subject to redemption by the Corporation as provided below:

(a)         Term Redemption. The Corporation shall redeem all shares of a Series of Term Preferred Shares on the Term Redemption Date for such Series, at a price per share equal to the Liquidation Preference per share of such Series plus an amount equal to all unpaid dividends and distributions on such share of such Series accumulated to (but excluding) the Term Redemption Date for such Series (whether or not earned or declared by the Corporation, but excluding interest thereon) (the “Term Redemption Price”).

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(b)         Asset Coverage Mandatory Redemption.

(i)          If the Corporation fails to comply with the Asset Coverage requirement as provided in Section 2.4(a) as of the last Business Day of any Calendar Quarter and such failure is not cured as of the Asset Coverage Cure Date, the Corporation shall, to the extent permitted by the 1940 Act and Maryland law, by the close of business on such Asset Coverage Cure Date, fix a redemption date and proceed to redeem in accordance with the terms of such Preferred Stock, a sufficient number of shares of Preferred Stock, which at the Corporation’s sole option (to the extent permitted by the 1940 Act and Maryland law) may include any number or proportion of Term Preferred Shares of any Series, to enable it to meet the requirements of Section 2.5(b)(ii). In the event that any shares of a Series of Term Preferred Shares then Outstanding are to be redeemed pursuant to this Section 2.5(b)(i), the Corporation shall redeem such shares at a price per share equal to the Liquidation Preference per share of such Series plus an amount equal to all unpaid dividends and distributions on such share of such Series accumulated to (but excluding) the date fixed for such redemption by the Board of Directors (whether or not earned or declared by the Corporation, but excluding interest thereon) (the “Mandatory Redemption Price”).

(ii)         On the Redemption Date for a redemption contemplated by Section 2.5(b)(i), the Corporation shall redeem, out of funds legally available therefor, such number of shares of Preferred Stock (which may include at the sole option of the Corporation any number or proportion of Term Preferred Shares of any Series) as shall be equal to the lesser of (x) the minimum number of shares of Preferred Stock, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Asset Coverage Cure Date, would result in the Corporation having Asset Coverage on such Asset Coverage Cure Date of at least 200% (provided, however, that if there is no such minimum number of Term Preferred Shares and other shares of Preferred Stock the redemption or retirement of which would have such result, all Term Preferred Shares and other shares of Preferred Stock then outstanding shall be redeemed), and (y) the maximum number of shares of Preferred Stock that can be redeemed out of funds expected to be legally available therefor in accordance with the Articles and applicable law. Notwithstanding the foregoing, in the event that shares of Preferred Stock are redeemed pursuant to this Section 2.5(b), the Corporation may at its sole option, but is not required to, redeem a sufficient number of shares of any Series of Term Preferred Shares pursuant to this Section 2.5(b) that, when aggregated with other shares of Preferred Stock redeemed by the Corporation, would result, if deemed to have occurred immediately prior to the opening of business on the Asset Coverage Cure Date, in the Corporation having Asset Coverage on such Asset Coverage Cure Date of up to and including 285%. The Corporation shall effect such redemption on the date fixed by the Corporation therefor, which date shall not be later than ninety (90) calendar days after such Asset Coverage Cure Date, except that if the Corporation does not have funds legally available for the redemption of all of the required number of Term Preferred Shares and other shares of Preferred Stock which have been designated to be redeemed or the Corporation otherwise is unable to effect such redemption on or prior to ninety (90) calendar days after such Asset Coverage Cure Date, the Corporation shall redeem those Term Preferred Shares and other shares of Preferred Stock which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption. If fewer than all of the Outstanding Term Preferred Shares of a Series are to be redeemed pursuant to this Section 2.5(b), the number of Term Preferred Shares of such Series to be redeemed shall be redeemed (A) from each Holder pro rata based upon the number of Outstanding shares of such Series held by such Holder, (B) by lot or (C) in such other manner as the Board of Directors may determine to be fair and equitable.

(c)         Optional Redemption.

(i)          Subject to the provisions of Section 2.5(c)(ii), on any Business Day following the expiration of the Non-Call Period (if any) for a Series of Term Preferred Shares (any such Business Day referred to in this sentence, an “Optional Redemption Date”), the Corporation may redeem in whole or from time to time in part the Outstanding Term Preferred Shares of such Series, at a redemption price per Term Preferred Share (the “Optional Redemption Price”) equal to (x) the Liquidation Preference per Term Preferred Share of such Series plus (y) an amount equal to all unpaid dividends and distributions on such Term Preferred Share of such Series accumulated to (but excluding) the Optional Redemption Date (whether or not earned or declared by the Corporation, but excluding interest thereon) plus (z) the Optional Redemption Premium per share (if any) with respect to an optional redemption of Term Preferred Shares of such Series that is effected on such Optional Redemption Date.

(ii)         If fewer than all of the outstanding shares of a Series of Term Preferred Shares are to be redeemed pursuant to Section 2.5(c)(i), the shares of such Series to be redeemed shall be selected either (A) from each Holder pro rata based upon the number of Outstanding shares of such Series held by such Holder, (B) by lot or

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(C) in such other manner as the Board of Directors may determine to be fair and equitable. Subject to the provisions of these Articles Supplementary and applicable law, the Board of Directors will have the full power and authority to prescribe the terms and conditions upon which Term Preferred Shares will be redeemed pursuant to this Section 2.5(c) from time to time.

(iii)        The Corporation may not on any date deliver a Notice of Redemption pursuant to Section 2.5(d) in respect of a redemption contemplated to be effected pursuant to this Section 2.5(c) unless on such date the Corporation has available Deposit Securities for the Optional Redemption Date contemplated by such Notice of Redemption having a Market Value not less than the amount (including any applicable premium) due to Holders of Term Preferred Shares by reason of the redemption of such Term Preferred Shares on such Optional Redemption Date.

(d)         Procedures for Redemption.

(i)          If the Corporation shall determine or be required to redeem, in whole or in part, Term Preferred Shares of a Series pursuant to Section 2.5(a), (b) or (c), the Corporation shall deliver a notice of redemption (the “Notice of Redemption”), by overnight delivery, by first class mail, postage prepaid or by Electronic Means to Holders thereof, or request the Redemption and Paying Agent, on behalf of the Corporation, to promptly do so by overnight delivery, by first class mail, postage prepaid or by Electronic Means. A Notice of Redemption shall be provided not more than forty-five (45) calendar days prior to the date fixed for redemption in such Notice of Redemption (the “Redemption Date”). Each such Notice of Redemption shall state: (A) the Redemption Date; (B) the Series and number of Term Preferred Shares to be redeemed; (C) the CUSIP number for Term Preferred Shares of such Series; (D) the applicable Redemption Price on a per share basis; (E) if applicable, the place or places where the certificate(s) for such shares (properly endorsed or assigned for transfer, if the Board of Directors requires and the Notice of Redemption states) are to be surrendered for payment of the Redemption Price; (F) that dividends on the Term Preferred Shares to be redeemed will cease to accumulate from and after such Redemption Date; and (G) the provisions of these Articles Supplementary under which such redemption is made. If fewer than all Term Preferred Shares held by any Holder are to be redeemed, the Notice of Redemption delivered to such Holder shall also specify the number of Term Preferred Shares to be redeemed from such Holder or the method of determining such number. The Corporation may provide in any Notice of Redemption relating to a redemption contemplated to be effected pursuant to these Articles Supplementary that such redemption is subject to one or more conditions precedent and that the Corporation shall not be required to effect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such Notice of Redemption. No defect in the Notice of Redemption or delivery thereof shall affect the validity of redemption proceedings, except as required by applicable law.

(ii)         If the Corporation shall give a Notice of Redemption, then at any time from and after the giving of such Notice of Redemption and prior to 12:00 noon, New York City time, on the Redemption Date (so long as any conditions precedent to such redemption have been met or waived by the Corporation), the Corporation shall (A) deposit with the Redemption and Paying Agent Deposit Securities having an aggregate Market Value on the date thereof no less than the Redemption Price of the Term Preferred Shares to be redeemed on the Redemption Date and (B) give the Redemption and Paying Agent irrevocable instructions and authority to pay the applicable Redemption Price to the Holders of the Term Preferred Shares called for redemption on the Redemption Date. The Corporation may direct the Redemption and Paying Agent with respect to the investment or reinvestment of any Deposit Securities prior to the Redemption Date, provided that such investment or reinvestment consists exclusively of Deposit Securities and provided further that the proceeds of any such investment shall be available at the opening of business on the Redemption Date as same day funds.

(iii)        Upon the date of the deposit of such Deposit Securities, all rights of the Holders of the Term Preferred Shares so called for redemption shall cease and terminate except the right of the Holders thereof to receive the Redemption Price thereof and such Term Preferred Shares shall no longer be deemed Outstanding for any purpose whatsoever (other than (A) the transfer thereof prior to the applicable Redemption Date and (B) the accumulation of dividends thereon in accordance with the terms hereof up to (but excluding) the applicable Redemption Date, which accumulated dividends shall be payable only as part of the applicable Redemption Price on the Redemption Date). The Corporation shall be entitled to receive, promptly after the Redemption Date, any Deposit Securities in excess of the aggregate Redemption Price of the Term Preferred Shares called for redemption on the Redemption Date. Any Deposit Securities so deposited that are unclaimed at the end of ninety (90) calendar days from the Redemption Date shall, to the extent permitted by law, be repaid to the Corporation, after which the Holders of

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the Term Preferred Shares so called for redemption shall look only to the Corporation for payment of the Redemption Price thereof. The Corporation shall be entitled to receive, from time to time after the Redemption Date, any interest on the Deposit Securities so deposited.

(iv)        On or after the Redemption Date, each Holder of Term Preferred Shares in certificated form (if any) that are subject to redemption shall surrender the certificate(s) evidencing such Term Preferred Shares to the Corporation at the place designated in the Notice of Redemption and shall then be entitled to receive the Redemption Price for such Term Preferred Shares, without interest, and in the case of a redemption of fewer than all the Term Preferred Shares represented by such certificate(s), a new certificate representing the Term Preferred Shares that were not redeemed.

(v)         Notwithstanding the other provisions of this Section 2.5, except as otherwise required by law, the Corporation shall not redeem any Term Preferred Shares unless all accumulated and unpaid dividends and distributions on all Outstanding Term Preferred Shares and other series of Preferred Shares ranking on a parity with the Term Preferred Shares with respect to dividends and distributions for all applicable past dividend periods (whether or not earned or declared by the Corporation) (x) shall have been or are contemporaneously paid or (y) shall have been or are contemporaneously declared and Deposit Securities or sufficient funds (in accordance with the terms of such Preferred Stock) for the payment of such dividends and distributions shall have been or are contemporaneously deposited with the Redemption and Paying Agent or other applicable paying agent for such Preferred Stock in accordance with the terms of such Preferred Stock, provided, however, that the foregoing shall not prevent the purchase or acquisition of Outstanding Term Preferred Shares pursuant to an otherwise lawful purchase or exchange offer made on the same terms to Holders of all Outstanding Term Preferred Shares and any other series of Preferred Stock for which all accumulated and unpaid dividends and distributions have not been paid.

(vi)        To the extent that any redemption for which Notice of Redemption has been provided is not made by reason of the absence of legally available funds therefor in accordance with the Articles and applicable law, such redemption shall be made as soon as practicable to the extent such funds become available. No Redemption Default shall be deemed to have occurred if the Corporation shall fail to deposit in trust with the Redemption and Paying Agent the Redemption Price with respect to any shares where (1) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (2) any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the fact that a Notice of Redemption has been provided with respect to any Term Preferred Shares, dividends may be declared and paid on such Term Preferred Shares in accordance with their terms if Deposit Securities for the payment of the Redemption Price of such Term Preferred Shares shall not have been deposited in trust with the Redemption and Paying Agent for that purpose.

(e)         Redemption and Paying Agent as Trustee of Redemption Payments by Corporation. All Deposit Securities transferred to the Redemption and Paying Agent for payment of the Redemption Price of Term Preferred Shares called for redemption shall be held in trust by the Redemption and Paying Agent for the benefit of Holders of Term Preferred Shares so to be redeemed until paid to such Holders in accordance with the terms hereof or returned to the Corporation in accordance with the provisions of Section 2.5(d)(iii) above.

(f)          Compliance With Applicable Law. In effecting any redemption pursuant to this Section 2.5, the Corporation shall use its best efforts to comply with all applicable conditions precedent to effecting such redemption under the 1940 Act and any applicable Maryland law, but shall effect no redemption except in accordance with the 1940 Act and any applicable Maryland law.

(g)         Modification of Redemption Procedures. Notwithstanding the foregoing provisions of this Section 2.5, the Corporation may, in its sole discretion and without a shareholder vote, modify the procedures set forth above with respect to notification of redemption for the Term Preferred Shares, provided that such modification does not materially and adversely affect the Holders of the Term Preferred Shares or cause the Corporation to violate any applicable law, rule or regulation; and provided further that no such modification shall in any way alter the rights or obligations of the Redemption and Paying Agent without its prior consent.

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2.6         Voting Rights.

(a)         One Vote Per Term Preferred Share. Except as otherwise provided in the Articles or as otherwise required by law, (i) each Holder of Term Preferred Shares shall be entitled to one vote for each Term Preferred Share held by such Holder on each matter submitted to a vote of shareholders of the Corporation, and (ii) the holders of outstanding shares of Preferred Stock, including Outstanding Term Preferred Shares, and of outstanding shares of Common Stock shall vote together as a single class; provided, however, that the holders of outstanding shares of Preferred Stock, including Outstanding Term Preferred Shares, shall be entitled, voting as a separate class on a one-vote-per-share basis (to the exclusion of the Holders of all other securities and classes of Capital Stock of the Corporation), to elect two Directors of the Corporation at all times. Subject to Section 2.6(b), the Holders of outstanding shares of Common Stock and Preferred Stock, including Term Preferred Shares, voting together as a single class, shall elect the balance of the Directors.

(b)         Voting For Additional Directors.

(i)          Voting Period. During any period in which any one or more of the conditions described in clauses (A) or (B) of this Section 2.6(b)(i) shall exist (such period being referred to herein as a “Voting Period”), the number of Directors constituting the Board of Directors shall be automatically increased by the smallest number that, when added to the two Directors elected by the Holders of Preferred Stock, including Term Preferred Shares, would constitute a majority of the Board of Directors as so increased by such smallest number; and the Holders of Preferred Shares, including Term Preferred Shares, shall be entitled, voting as a separate class on a one-vote-per-share basis (to the exclusion of the Holders of all other securities and classes of Capital Stock of the Corporation), to elect such smallest number of additional Directors, together with the two Directors that such Holders are in any event entitled to elect. A Voting Period shall commence:

(A)        if, at the close of business on any dividend payment date for any outstanding Preferred Share including any Outstanding Term Preferred Share, accumulated dividends (whether or not earned or declared) on such outstanding share of Preferred Stock equal to at least two (2) full years’ dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Redemption and Paying Agent or other applicable paying agent for the payment of such accumulated dividends; or

(B)         if at any time Holders of shares of Preferred Stock are otherwise entitled under the 1940 Act to elect a majority of the Board of Directors.

Upon the termination of a Voting Period, the voting rights described in this Section 2.6(b)(i) shall cease, subject always, however, to the revesting of such voting rights in the Holders of shares of Preferred Stock upon the further occurrence of any of the events described in this Section 2.6(b)(i).

(ii)         Notice of Special Meeting. As soon as practicable after the accrual of any right of the Holders of shares of Preferred Stock to elect additional Directors as described in Section 2.6(b)(i), the Corporation shall call a special meeting of such Holders and notify the Redemption and Paying Agent and/or such other Person as is specified in the terms of such Preferred Stock to receive notice (i) by mailing or delivery by Electronic Means or (ii) in such other manner and by such other means as are specified in the terms of such Preferred Stock, a notice of such special meeting to such Holders, such meeting to be held not less than ten (10) nor more than thirty (30) calendar days after the date of the delivery by Electronic Means or mailing of such notice. If the Corporation fails to call such a special meeting, it may be called at the expense of the Corporation by any such Holder on like notice. The record date for determining the Holders of shares of Preferred Stock entitled to notice of and to vote at such special meeting shall be the close of business on the fifth (5th) Business Day preceding the calendar day on which such notice is mailed. At any such special meeting and at each meeting of Holders of shares of Preferred Stock held during a Voting Period at which Directors are to be elected, such Holders, voting together as a class (to the exclusion of the Holders of all other securities and classes of capital stock of the Corporation), shall be entitled to elect the number of Directors prescribed in Section 2.6(b)(i) on a one-vote-per-share basis.

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(iii)        Terms of Office of Existing Directors. The terms of office of the incumbent Directors of the Corporation at the time of a special meeting of Holders of the shares of Preferred Stock to elect additional Directors in accordance with Section 2.6(b)(i) shall not be affected by the election at such meeting by the Holders of Term Preferred Shares and such other Holders of shares of Preferred Stock of the number of Directors that they are entitled to elect, and the Directors so elected by the Holders of Term Preferred Shares and such other Holders of shares of Preferred Stock, together with the two (2) Directors elected by the Holders of shares of Preferred Stock in accordance with Section 2.6(a) hereof and the remaining Directors elected by the holders of the shares of Common Stock and Preferred Stock, voting together as a single class, shall constitute the duly elected Directors of the Corporation.

(iv)        Terms of Office of Certain Directors to Terminate Upon Termination of Voting Period. Simultaneously with the termination of a Voting Period, the terms of office of the additional Directors elected by the Holders of the shares of Preferred Stock pursuant to Section 2.6(b)(i) shall terminate, the remaining Directors shall constitute the Directors of the Corporation and the voting rights of the Holders of shares of Preferred Stock to elect additional Directors pursuant to Section 2.6(b)(i) shall cease, subject to the provisions of the last sentence of Section 2.6(b)(i).

(c)         Holders of Term Preferred Shares to Vote on Certain Matters.

(i)          Certain Amendments Requiring Approval of Term Preferred Shares. Except as otherwise permitted by the terms of these Articles Supplementary, so long as any Term Preferred Shares are Outstanding, the Corporation shall not, without the affirmative vote or consent of the Holders of at least two-thirds (2/3) of the Term Preferred Shares of all Series Outstanding at the time, voting together as a separate class, amend, alter or repeal the provisions of the Articles, or these Articles Supplementary, whether by merger, consolidation or otherwise, so as to materially and adversely affect any preference, right or power of such Term Preferred Shares or the Holders thereof; provided, however, that (i) a change in the capitalization of the Corporation in accordance with Section 2.7 hereof shall not be considered to materially and adversely affect the rights and preferences of the Term Preferred Shares, and (ii) a division of a Term Preferred Share shall be deemed to affect such preferences, rights or powers only if the terms of such division materially and adversely affect the Holders of the Term Preferred Shares. For purposes of the foregoing, no matter shall be deemed to adversely affect any preference, right or power of a Term Preferred Share of such Series or the Holder thereof unless such matter (i) alters or abolishes any preferential right of such Term Preferred Share, or (ii) creates, alters or abolishes any right in respect of redemption of such Term Preferred Share (other than as a result of a division of a Term Preferred Share). So long as any Term Preferred Shares are Outstanding, the Corporation shall not, without the affirmative vote or consent of at least two-thirds (2/3) of the Holders of the Term Preferred Shares Outstanding at the time, voting as a separate class, file a voluntary application for relief under Federal bankruptcy law or any similar application under state law for so long as the Corporation is solvent and does not foresee becoming insolvent.

(ii)         1940 Act Matters. Unless a higher percentage is provided for in the Articles, the affirmative vote of the Holders of at least “a majority of the outstanding shares of Preferred Stock,” as determined in accordance with Section 2(a)(42) of the 1940 Act, including Term Preferred Shares Outstanding at the time, voting as a separate class, shall be required to approve (A) any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares, or (B) any action requiring a vote of security holders of the Corporation pursuant to Section 13(a) of the 1940 Act.

(iii)        Certain Amendments Requiring Approval of Specific Series of Term Preferred Shares. Except as otherwise permitted by the terms of these Articles Supplementary, so long as any Term Preferred Shares of a Series are Outstanding, the Corporation shall not, without the affirmative vote or consent of the Holders of at least two-thirds (2/3) of the Term Preferred Shares of such Series, Outstanding at the time, voting as a separate class, amend, alter or repeal the provisions of the Appendix relating to such Series, whether by merger, consolidation or otherwise, so as to materially and adversely affect any preference, right or power set forth in such Appendix of the Term Preferred Shares of such Series or the Holders thereof; provided, however, that (i) a change in the capitalization of the Corporation in accordance with Section 2.7 hereof shall not be considered to materially and adversely affect the rights and preferences of the Term Preferred Shares of such Series, and (ii) a division of a Term Preferred Share shall be deemed to affect such preferences, rights or powers only if the terms of such division materially and adversely affect the Holders of the Term Preferred Shares of such Series; and provided, further, that no amendment, alteration or repeal of the obligation of the Corporation to (x) pay the Term Redemption Price on the Term Redemption Date

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for a Series, or (y) accumulate dividends at the Dividend Rate (as set forth in these Articles Supplementary and the applicable Appendix hereto) for a Series shall be effected without, in each case, the prior unanimous vote or consent of the Holders of such Series of Term Preferred Shares. For purposes of the foregoing, no matter shall be deemed to adversely affect any preference, right or power of a Term Preferred Share of a Series or the Holder thereof unless such matter (i) alters or abolishes any preferential right of such Term Preferred Share, or (ii) creates, alters or abolishes any right in respect of redemption of such Term Preferred Share.

(d)         Voting Rights Set Forth Herein Are Sole Voting Rights. Unless otherwise required by law or the Articles, the Holders of Term Preferred Shares shall not have any relative voting rights or preferences or other special rights with respect to voting other than those expressly set forth in this Section 2.6.

(e)         No Cumulative Voting. The Holders of Term Preferred Shares shall have no rights to cumulative voting.

(f)          Voting for Directors Sole Remedy for Corporation’s Failure to Declare or Pay Dividends. In the event that the Corporation fails to declare or pay any dividends on any Series of Term Preferred Shares on the Dividend Payment Date therefor, the exclusive remedy of the Holders of the Term Preferred Shares shall be the right to vote for Directors pursuant to the provisions of this Section 2.6. Nothing in this Section 2.6(f) shall be deemed to affect the obligation of the Corporation to accumulate and, if permitted by applicable law, the Articles and these Articles Supplementary, pay dividends at the Default Rate in the circumstances contemplated by Section 2.2(g) hereof.

(g)         Holders Entitled to Vote. For purposes of determining any rights of the Holders of Term Preferred Shares to vote on any matter, whether such right is created by these Articles Supplementary, by the Articles, by statute or otherwise, no Holder of Term Preferred Shares shall be entitled to vote any Term Preferred Share and no Term Preferred Share shall be deemed to be “Outstanding” for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or the time of the actual vote on the matter, as the case may be, the requisite Notice of Redemption with respect to such Term Preferred Share shall have been given in accordance with these Articles Supplementary and Deposit Securities for the payment of the Redemption Price of such Term Preferred Share shall have been deposited in trust with the Redemption and Paying Agent for that purpose. No Term Preferred Share held by the Corporation shall have any voting rights or be deemed to be outstanding for voting or for calculating the voting percentage required on any other matter or other purposes.

(h)         Maryland General Corporation Law Matters. The Corporation shall take such actions as may be necessary to effect the provisions of this Section 2.6 in accordance with Maryland General Corporation Law.

2.7         Issuance of Additional Preferred Stock.

So long as any Term Preferred Shares are Outstanding, the Corporation may, without the vote or consent of the Holders thereof, authorize, establish and create and issue and sell shares of one or more series of a class of senior securities of the Corporation representing stock under Section 18 of the 1940 Act, ranking on a parity with Term Preferred Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or the winding up of the affairs of the Corporation, in addition to then Outstanding Series of Term Preferred Shares, including additional Series of Term Preferred Shares, and authorize, issue and sell additional shares of any such series of Preferred Stock then outstanding or so established and created, including additional Term Preferred Shares of any Series, in each case in accordance with applicable law, provided that the Corporation shall, immediately after giving effect to the issuance of such additional shares of Preferred Stock and to its receipt and application of the proceeds thereof, including to the redemption of shares of Preferred Stock with such proceeds, have Asset Coverage (calculated in the same manner as is contemplated by Section 2.4(b) hereof) of at least 200%.

2.8         Status of Redeemed or Repurchased Term Preferred Shares.

Term Preferred Shares that at any time have been redeemed or purchased by the Corporation shall, after such redemption or purchase, have the status of authorized but unissued shares of Capital Stock.

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2.9         Global Certificate.

For so long as any Term Preferred Shares are Outstanding (i) all shares of any Series of Term Preferred Shares Outstanding from time to time shall be represented by one global certificate for such Series registered in the name of the Securities Depository or its nominee and (ii) no registration of transfer of shares of such Series of Term Preferred Shares shall be made on the books of the Corporation to any Person other than the Securities Depository or its nominee. The foregoing restriction on registration of transfer shall be conspicuously noted on the face or back of the global certificates.

2.10       Notice.

All notices or communications hereunder, unless otherwise specified in these Articles Supplementary, shall be sufficiently given if in writing and delivered in person, by telecopier, by Electronic Means or by overnight mail or delivery or mailed by first-class mail, postage prepaid. Notices delivered pursuant to this Section 2.10 shall be deemed given on the date received or, if mailed by first class mail, on the date five (5) calendar days after which such notice is mailed.

2.11       Termination.

In the event that no shares of a Series of Term Preferred Shares are Outstanding, all rights and preferences of the shares of such Series established and designated hereunder shall cease and terminate, and all obligations of the Corporation under these Articles Supplementary with respect to such Series shall terminate.

2.12       Appendices.

The designation of each Series of Term Preferred Shares shall be set forth in an Appendix to these Articles Supplementary. The Board of Directors may, by resolution duly adopted, without shareholder approval (except as otherwise provided by these Articles Supplementary or required by applicable law) (1) amend the Appendix to these Articles Supplementary relating to a Series so as to reflect any amendments to the terms applicable to such Series including an increase in the number of authorized shares of such Series and (2) add additional Series of Term Preferred Shares by including a new Appendix to these Articles Supplementary relating to such Series.

2.13       Actions on Other than Business Days.

Unless otherwise provided herein, if the date for making any payment, performing any act or exercising any right, in each case as provided for in these Articles Supplementary, is not a Business Day, such payment shall be made, act performed or right exercised on the next succeeding Business Day, with the same force and effect as if made or done on the nominal date provided therefor, and, with respect to any payment so made, no dividends, interest or other amount shall accrue for the period between such nominal date and the date of payment.

2.14       Modification.

The Board of Directors, without the vote of the Holders of Term Preferred Shares, may interpret, supplement or amend the provisions of these Articles Supplementary or any Appendix hereto to supply any omission, resolve any inconsistency or ambiguity or to cure, correct or supplement any defective or inconsistent provision, including any provision that is inconsistent or otherwise conflicts with any provision of the 1940 Act, the rules and regulations promulgated thereunder, any order issued thereunder by the Commission, or any interpretive position of the staff of the Commission pertaining thereto, in each case, that is applicable to the Corporation, or any provision that becomes defective after the date hereof because of impossibility of performance or any provision that is inconsistent with any provision of any other Capital Stock of the Corporation.

2.15       No Additional Rights.

Unless otherwise required by law or the Articles, the Holders of Term Preferred Shares shall not have any relative rights or preferences or other special rights other than those specifically set forth in these Articles Supplementary.

[Signature page begins on the following page]

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In Witness Whereof, Oxford Lane Capital Corp. has caused these presents to be signed as of March 13, 2026 in its name and on its behalf by its President or a Vice President and witnessed by its Secretary or Assistant Secretary.

OXFORD LANE CAPITAL CORP.

		Name:	Saul B. Rosenthal
		Title:	President

WITNESS:

Name:	Bruce L. Rubin
Title:	Chief Financial Officer and Corporate Secretary

The undersigned President or a Vice President of Oxford Lane Capital Corp., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of the Corporation, and states under penalties of perjury that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects.

Name:	Saul B. Rosenthal
Title:	President

[Signature Page to the Articles Supplementary Establishing and Fixing the Rights and Preferences of Term Preferred Shares]

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APPENDIX A

OXFORD LANE CAPITAL CORP.
CUMULATIVE TERM PREFERRED SHARES, 6.00% SERIES 2029
TERM PREFERRED SHARES

This Appendix establishes a Series of Cumulative Term Preferred Shares of Oxford Lane Capital Corp. Except as set forth below, this Appendix incorporates by reference the terms set forth with respect to all Series of such Cumulative Term Preferred Shares in those “Articles Supplementary Establishing and Fixing the Rights and Preferences of Term Preferred Shares” dated March 13, 2026 (the “TP Articles Supplementary”). This Appendix has been adopted by resolution of the Board of Directors of Oxford Lane Capital Corp. Capitalized terms used herein but not defined herein have the respective meanings set forth in the TP Articles Supplementary.

SECTION 1. Designation as to Series.

Cumulative Term Preferred Shares, 6.00% Series 2029 Term Preferred Shares: A series of 2,760,000 shares of Capital Stock classified as Term Preferred Shares is hereby designated as the “6.00% Series 2029 Term Preferred Shares.” Each share of such Series shall have such preferences, voting powers, restrictions, limitations as to dividends and distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Articles and the TP Articles Supplementary (except as the TP Articles Supplementary may be expressly modified by this Appendix), as are set forth in this Appendix A. The 6.00% Series 2029 Term Preferred Shares shall constitute a separate series of Capital Stock and of the Cumulative Term Preferred Shares and each 6.00% Series 2029 Term Preferred Share shall be identical. The following terms and conditions shall apply solely to the 6.00% Series 2029 Term Preferred Shares:

SECTION 2. Number of Authorized Shares of Series.

The number of authorized shares is 2,760,000.

SECTION 3. Date of Original Issue with respect to Series.

The Date of Original Issue is August 17, 2021.

SECTION 4. Fixed Dividend Rate Applicable to Series.

The Fixed Dividend Rate is 6.00%.

SECTION 5. Liquidation Preference Applicable to Series.

The Liquidation Preference is $25.00 per share.

SECTION 6. Term Redemption Date Applicable to Series.

The Term Redemption Date is August 31, 2029.

SECTION 7. Dividend Payment Dates Applicable to Series.

The Dividend Payment Dates are the last Business Day of the month of the Dividend Period.

SECTION 8. Non-Call Period Applicable to Series.

The Non-Call Period is the period beginning on the Date of Original Issue and ending at the close of business on August 31, 2024.

SECTION 9. Exceptions to Certain Definitions Applicable to the Series.

The following definitions contained under the heading “Definitions” in the TP Articles Supplementary are hereby amended as follows:

Not applicable.

S-A-17

SECTION 10. Additional Definitions Applicable to the Series.

The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“Dividend Period” means, with respect to each 6.00% Series 2029 Term Preferred Share, in the case of the first Dividend Period, the period beginning on the Date of Original Issue for such Series and ending on and including September 30, 2021 and for each subsequent Dividend Period, the period beginning on and including the first calendar day of the month following the month in which the previous Dividend Period ended and ending on and including the last calendar day of such month.

SECTION 11. Amendments to Terms of Term Preferred Shares Applicable to the Series.

The following provisions contained under the heading “Terms of the Term Preferred Shares” in the TP Articles Supplementary are hereby amended as follows:

Not applicable.

SECTION 12. Additional Terms and Provisions Applicable to the Series.

The following provisions shall be incorporated into and be deemed part of the TP Articles Supplementary:

Not applicable.

[Signature page begins on the following page]

S-A-18

IN WITNESS WHEREOF, Oxford Lane Capital Corp. has caused this Appendix to the Corporation’s TP Articles Supplementary to be signed on March 13, 2026 in its name and on its behalf by a duly authorized officer. The Articles and the TP Articles Supplementary are on file with the Secretary of State of the State of Maryland.

OXFORD LANE CAPITAL CORP.

		Name:	Saul B. Rosenthal
		Title:	President

WITNESS:

Name:	Bruce L. Rubin
Title:	Chief Financial Officer and Corporate Secretary

The undersigned duly authorized officer of Oxford Lane Capital Corp., who executed on behalf of the Corporation the foregoing Appendix to the Corporation’s TP Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Appendix to the Articles Supplementary to be the corporate act of the Corporation, and states under penalties of perjury that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects.

OXFORD LANE CAPITAL CORP.

Name:	Saul B. Rosenthal
Title:	President

[Signature Page to the Appendix Establishing and Fixing the Rights and Preferences of 6.00% Series 2029 Term Preferred Shares]

S-A-19

APPENDIX B

OXFORD LANE CAPITAL CORP.
CUMULATIVE TERM PREFERRED SHARES, 6.25% SERIES 2027
TERM PREFERRED SHARES

This Appendix establishes a Series of Cumulative Term Preferred Shares of Oxford Lane Capital Corp. Except as set forth below, this Appendix incorporates by reference the terms set forth with respect to all Series of such Cumulative Term Preferred Shares in those “Articles Supplementary Establishing and Fixing the Rights and Preferences of Term Preferred Shares” dated March 13, 2026 (the “TP Articles Supplementary”). This Appendix has been adopted by resolution of the Board of Directors of Oxford Lane Capital Corp. Capitalized terms used herein but not defined herein have the respective meanings set forth in the TP Articles Supplementary.

SECTION 1. Designation as to Series.

Cumulative Term Preferred Shares, 6.25% Series 2027 Term Preferred Shares: A series of 4,025,000 shares of Capital Stock classified as Term Preferred Shares is hereby designated as the “6.25% Series 2027 Term Preferred Shares.” Each share of such Series shall have such preferences, voting powers, restrictions, limitations as to dividends and distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Articles and the TP Articles Supplementary (except as the TP Articles Supplementary may be expressly modified by this Appendix), as are set forth in this Appendix B. The 6.25% Series 2027 Term Preferred Shares shall constitute a separate series of Capital Stock and of the Cumulative Term Preferred Shares and each 6.25% Series 2027 Term Preferred Share shall be identical. The following terms and conditions shall apply solely to the 6.25% Series 2027 Term Preferred Shares:

SECTION 2. Number of Authorized Shares of Series.

The number of authorized shares is 4,025,000.

SECTION 3. Date of Original Issue with respect to Series.

The Date of Original Issue is February 11, 2020.

SECTION 4. Fixed Dividend Rate Applicable to Series.

The Fixed Dividend Rate is 6.25%.

SECTION 5. Liquidation Preference Applicable to Series.

The Liquidation Preference is $25 per share.

SECTION 6. Term Redemption Date Applicable to Series.

The Term Redemption Date is February 28, 2027.

SECTION 7. Dividend Payment Dates Applicable to Series.

The Dividend Payment Dates are the last Business Day of the month of the Dividend Period.

SECTION 8. Non-Call Period Applicable to Series.

The Non-Call Period is the period beginning on the Date of Original Issue and ending at the close of business on February 28, 2023.

SECTION 9. Exceptions to Certain Definitions Applicable to the Series.

The following definitions contained under the heading “Definitions” in the TP Articles Supplementary are hereby amended as follows:

Not applicable.

S-A-20

SECTION 10. Additional Definitions Applicable to the Series.

The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“Dividend Period” means, with respect to each 6.25% Series 2027 Term Preferred Share, in the case of the first Dividend Period, the period beginning on the Date of Original Issue for such Series and ending on and including March 31, 2020 and for each subsequent Dividend Period, the period beginning on and including the first calendar day of the month following the month in which the previous Dividend Period ended and ending on and including the last calendar day of such month.

SECTION 11. Amendments to Terms of Term Preferred Shares Applicable to the Series.

The following provisions contained under the heading “Terms of the Term Preferred Shares” in the TP Articles Supplementary are hereby amended as follows:

Not applicable.

SECTION 12. Additional Terms and Provisions Applicable to the Series.

The following provisions shall be incorporated into and be deemed part of the TP Articles Supplementary:

Not applicable.

[Signature page begins on the following page]

S-A-21

IN WITNESS WHEREOF, Oxford Lane Capital Corp. has caused this Appendix to the Corporation’s TP Articles Supplementary to be signed on March 13, 2026 in its name and on its behalf by a duly authorized officer. The Articles and the TP Articles Supplementary are on file with the Secretary of State of the State of Maryland.

OXFORD LANE CAPITAL CORP.

		Name:	Saul B. Rosenthal
		Title:	President

WITNESS:

Name:	Bruce L. Rubin
Title:	Chief Financial Officer and Corporate Secretary

The undersigned duly authorized officer of Oxford Lane Capital Corp., who executed on behalf of the Corporation the foregoing Appendix to the Corporation’s TP Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Appendix to the Articles Supplementary to be the corporate act of the Corporation, and states under penalties of perjury that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects.

OXFORD LANE CAPITAL CORP.

Name:	Saul B. Rosenthal
Title:	President

[Signature Page to the Appendix Establishing and Fixing the Rights and Preferences of 6.25%
Series 2027 Term Preferred Shares]

S-A-22

APPENDIX C

OXFORD LANE CAPITAL CORP.
CUMULATIVE TERM PREFERRED SHARES, 8.25% SERIES 2031
TERM PREFERRED SHARES

This Appendix establishes a Series of Cumulative Term Preferred Shares of Oxford Lane Capital Corp. Except as set forth below, this Appendix incorporates by reference the terms set forth with respect to all Series of such Cumulative Term Preferred Shares in those “Articles Supplementary Establishing and Fixing the Rights and Preferences of Term Preferred Shares” dated March 13, 2026 (the “TP Articles Supplementary”). This Appendix has been adopted by resolution of the Board of Directors of Oxford Lane Capital Corp. Capitalized terms used herein but not defined herein have the respective meanings set forth in the TP Articles Supplementary.

SECTION 1. Designation as to Series.

Cumulative Term Preferred Shares, 8.25% Series 2031 Term Preferred Shares: A series of 2,760,000 shares of Capital Stock classified as Term Preferred Shares is hereby designated as the “8.25% Series 2031 Term Preferred Shares.” Each share of such Series shall have such preferences, voting powers, restrictions, limitations as to dividends and distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Articles and the TP Articles Supplementary (except as the TP Articles Supplementary may be expressly modified by this Appendix), as are set forth in this Appendix C. The 8.25% Series 2031 Term Preferred Shares shall constitute a separate series of Capital Stock and of the Cumulative Term Preferred Shares and each 8.25% Series 2031 Term Preferred Share shall be identical. The following terms and conditions shall apply solely to the 8.25% Series 2031 Term Preferred Shares:

SECTION 2. Number of Authorized Shares of Series.

The number of authorized shares is 2,760,000.

SECTION 3. Date of Original Issue with respect to Series.

The Date of Original Issue is March 20, 2026.

SECTION 4. Fixed Dividend Rate Applicable to Series.

The Fixed Dividend Rate is 8.25%.

SECTION 5. Liquidation Preference Applicable to Series.

The Liquidation Preference is $25.00 per share.

SECTION 6. Term Redemption Date Applicable to Series.

The Term Redemption Date is March 20, 2031.

SECTION 7. Dividend Payment Dates Applicable to Series.

The Dividend Payment Dates are the last Business Day of the month of the Dividend Period.

SECTION 8. Non-Call Period Applicable to Series.

The Non-Call Period is the period beginning on the Date of Original Issue and ending at the close of business on March 20, 2028.

SECTION 9. Exceptions to Certain Definitions Applicable to the Series.

The following definitions contained under the heading “Definitions” in the TP Articles Supplementary are hereby amended as follows:

Not applicable.

S-A-23

SECTION 10. Additional Definitions Applicable to the Series.

The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“Dividend Period” means, with respect to each 8.25% Series 2031 Term Preferred Share, in the case of the first Dividend Period, the period beginning on the Date of Original Issue for such Series and ending on and including April 30, 2026 and for each subsequent Dividend Period, the period beginning on and including the first calendar day of the month following the month in which the previous Dividend Period ended and ending on and including the last calendar day of such month.

SECTION 11. Amendments to Terms of Term Preferred Shares Applicable to the Series.

The following provisions contained under the heading “Terms of the Term Preferred Shares” in the TP Articles Supplementary are hereby amended as follows:

Not applicable.

SECTION 12. Additional Terms and Provisions Applicable to the Series.

The following provisions shall be incorporated into and be deemed part of the TP Articles Supplementary:

Not applicable.

[Signature page begins on the following page]

S-A-24

IN WITNESS WHEREOF, Oxford Lane Capital Corp. has caused this Appendix to the Corporation’s TP Articles Supplementary to be signed on March 13, 2026 in its name and on its behalf by a duly authorized officer. The Articles and the TP Articles Supplementary are on file with the Secretary of State of the State of Maryland.

OXFORD LANE CAPITAL CORP.

		Name:	Saul B. Rosenthal
		Title:	President

WITNESS:

Name:	Bruce L. Rubin
Title:	Chief Financial Officer and Corporate Secretary

The undersigned duly authorized officer of Oxford Lane Capital Corp., who executed on behalf of the Corporation the foregoing Appendix to the Corporation’s TP Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Appendix to the Articles Supplementary to be the corporate act of the Corporation, and states under penalties of perjury that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects.

OXFORD LANE CAPITAL CORP.

Name:	Saul B. Rosenthal
Title:	President

[Signature Page to the Appendix Establishing and Fixing the Rights and Preferences of 8.25%
Series 2031 Term Preferred Shares]

S-A-25

APPENDIX D

OXFORD LANE CAPITAL CORP.
CUMULATIVE TERM PREFERRED SHARES, 7.125% SERIES 2029
TERM PREFERRED SHARES

This Appendix establishes a Series of Cumulative Term Preferred Shares of Oxford Lane Capital Corp. Except as set forth below, this Appendix incorporates by reference the terms set forth with respect to all Series of such Cumulative Term Preferred Shares in those “Articles Supplementary Establishing and Fixing the Rights and Preferences of Term Preferred Shares” dated March 13, 2026 (the “TP Articles Supplementary”). This Appendix has been adopted by resolution of the Board of Directors of Oxford Lane Capital Corp. Capitalized terms used herein but not defined herein have the respective meanings set forth in the TP Articles Supplementary.

SECTION 1. Designation as to Series.

Cumulative Term Preferred Shares, 7.125% Series 2029 Term Preferred Shares: A series of 3,000,000 shares of Capital Stock classified as Term Preferred Shares is hereby designated as the “7.125% Series 2029 Term Preferred Shares.” Each share of such Series shall have such preferences, voting powers, restrictions, limitations as to dividends and distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law and those that are expressly set forth in the Articles and the TP Articles Supplementary (except as the TP Articles Supplementary may be expressly modified by this Appendix), as are set forth in this Appendix D. The 7.125% Series 2029 Term Preferred Shares shall constitute a separate series of Capital Stock and of the Cumulative Term Preferred Shares and each 7.125% Series 2029 Term Preferred Share shall be identical. The following terms and conditions shall apply solely to the 7.125% Series 2029 Term Preferred Shares:

SECTION 2. Number of Authorized Shares of Series.

The number of authorized shares is 3,000,000.

SECTION 3. Date of Original Issue with respect to Series.

The Date of Original Issue is June 16, 2022.

SECTION 4. Fixed Dividend Rate Applicable to Series.

The Fixed Dividend Rate is 7.125%.

SECTION 5. Liquidation Preference Applicable to Series.

The Liquidation Preference is $25.00 per share.

SECTION 6. Term Redemption Date Applicable to Series.

The Term Redemption Date is June 30, 2029.

SECTION 7. Dividend Payment Dates Applicable to Series.

The Dividend Payment Dates are the last Business Day of the month of the Dividend Period.

SECTION 8. Non-Call Period Applicable to Series.

The Non-Call Period is the period beginning on the Date of Original Issue and ending at the close of business on June 30, 2024.

SECTION 9. Exceptions to Certain Definitions Applicable to the Series.

The following definitions contained under the heading “Definitions” in the TP Articles Supplementary are hereby amended as follows:

Not applicable.

S-A-26

SECTION 10. Additional Definitions Applicable to the Series.

The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“Dividend Period” means, with respect to each 7.125% Series 2029 Term Preferred Share, in the case of the first Dividend Period, the period beginning on the Date of Original Issue for such Series and ending on but excluding July 29, 2022 and for each subsequent Dividend Period, the period beginning on and including the first calendar day of the month following the month in which the previous Dividend Period ended and ending on and including the last calendar day of such month.

SECTION 11. Amendments to Terms of Term Preferred Shares Applicable to the Series.

The following provisions contained under the heading “Terms of the Term Preferred Shares” in the TP Articles Supplementary are hereby amended as follows:

Not applicable.

SECTION 12. Additional Terms and Provisions Applicable to the Series.

The following provisions shall be incorporated into and be deemed part of the TP Articles Supplementary:

Not applicable.

[Signature page begins on the following page]

S-A-27

IN WITNESS WHEREOF, Oxford Lane Capital Corp. has caused this Appendix to the Corporation’s TP Articles Supplementary to be signed on March 13, 2026 in its name and on its behalf by a duly authorized officer. The Articles and the TP Articles Supplementary are on file with the Secretary of State of the State of Maryland.

OXFORD LANE CAPITAL CORP.

		Name:	Saul B. Rosenthal
		Title:	President

WITNESS:

Name:	Bruce L. Rubin
Title:	Chief Financial Officer and Corporate Secretary

The undersigned duly authorized officer of Oxford Lane Capital Corp., who executed on behalf of the Corporation the foregoing Appendix to the Corporation’s TP Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Appendix to the Articles Supplementary to be the corporate act of the Corporation, and states under penalties of perjury that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects.

OXFORD LANE CAPITAL CORP.

Name:	Saul B. Rosenthal
Title:	President

[Signature Page to the Appendix Establishing and Fixing the Rights and Preferences of 7.125% Series 2029
Term Preferred Shares]

S-A-28

PROSPECTUS

Oxford Lane Capital Corp.

Common Stock
Preferred Stock
Subscription Rights
Debt Securities

__________________________________________

We are a closed-end management investment company that has registered as an investment company under the Investment Company Act of 1940, or the “1940 Act.” Our investment objective is to maximize our portfolio’s risk-adjusted total return. We have implemented our investment objective by purchasing portions of equity and junior debt tranches of collateralized loan obligation, or “CLO,” vehicles. Structurally, CLO vehicles are entities formed to originate and/or acquire a portfolio of loans.

An investment in our securities is subject to significant risks and involves a heightened risk of total loss of investment. The price of shares of our common stock may be highly volatile and our common stock may frequently trade at a discount to our net asset value. The interests of the CLO securities in which we invest are subject to a high degree of special risks, including: CLO structures are highly complicated and may be subject to disadvantageous tax treatment; CLO vehicles are highly levered (with CLO equity securities typically being leveraged between nine and thirteen times) and are made up of below investment grade loans in which we typically have a residual interest that is much riskier than the loans that make up the CLO vehicle; and the market price for CLO vehicles may fluctuate dramatically, which may make portfolio valuations unreliable and negatively impact our net asset value and our ability to make distributions to our stockholders. Some instruments issued by CLO vehicles may not be readily marketable and may be subject to restrictions on resale. Securities issued by CLO vehicles are generally not listed on any U.S. national securities exchange and no active trading market may exist for the securities of CLO vehicles in which we may invest. Although a secondary market may exist for our investments in CLO vehicles, the market for our investments in CLO vehicles may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods. As a result, these types of investments may be more difficult to value. See “Risk factors” beginning on page 15 to read about factors you should consider, including risk of leverage, before investing in our securities.

We may offer, from time to time, in one or more offerings or series, our common stock, preferred stock, subscription rights to purchase shares of our common stock or debt securities, which we refer to, collectively, as our “securities.” The preferred stock, subscription rights and debt securities offered hereby may be convertible or exchangeable into shares of our common stock. The securities may be offered at prices and on terms to be described in one or more supplements to this prospectus.

In the event we offer common stock, the offering price per share of our common stock less any underwriting discounts or commissions will generally not be less than the net asset value per share of our common stock at the time we make the offering. However, we may issue shares of our common stock pursuant to this prospectus at a price per share that is less than our net asset value per share (i) in connection with a rights offering to our existing stockholders, (ii) with the prior approval of the majority (as defined in the 1940 Act) of our common stockholders or (iii) under such other circumstances as the Securities and Exchange Commission, or the “SEC,” may permit.

Our securities may be offered directly to one or more purchasers, or through agents designated from time to time by us, or to or through underwriters or dealers. Each prospectus supplement relating to an offering will identify any agents or underwriters involved in the sale of our securities, and will disclose any applicable purchase price, fee, discount or commissions arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution.” We may not sell any of our securities through agents, underwriters or dealers without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “OXLC.” On November 5, 2024, the last reported sales price on the NASDAQ Global Select Market for our common stock was $5.30 per share, which was at a premium of 11.3% to the net asset value per share of our common stock as of September 30, 2024. Our 6.25% Series 2027 Term Preferred Shares, (the “Series 2027 Term Preferred Shares”), 6.00% Series 2029 Term Preferred Shares (the “6.00% Series 2029 Term Preferred Shares”), 7.125% Series 2029 Term Preferred Shares, (the “7.125% Series 2029 Term Preferred Shares” and, together with the Series 2027 Term Preferred Shares and 6.00% Series 2029 Term Preferred Shares, the “Term Preferred Shares”), 5.00% Unsecured Notes due 2027, (the “2027 Notes”), 6.75% Unsecured Notes due 2031, the (“2031 Notes”) and the 8.75% Unsecured Notes due 2030 (the “2030 Notes” and, together with the 2027 Notes and the 2031 Notes, the “Notes”) are also traded on the NASDAQ Global Select Market under the symbols “OXLCP,” “OXLCO,” “OXLCN,” “OXLCZ,” “OXLCL,” and “OXLCI,” respectively. On November 5, 2024, the last reported sales prices on the NASDAQ Global Select Market of our Series 2027 Term Preferred Shares, 6.00% Series 2029 Term Preferred Shares, 7.125% Series 2029 Term Preferred Shares, 2027 Notes, 2031 Notes and 2030 Notes were $24.08, $23.06, $24.14, $23.64, $23.85, and $25.96, respectively. We are required to determine the net asset value per share of our common stock on a quarterly basis. Our net asset value per share of our common stock as of September 30, 2024 was $4.76.

Investing in our securities involves a high degree of risk. Before investing in our securities, you should read the discussion of the material risks of investing in our securities, including the risk of leverage, described in the section titled “Risk Factors” or otherwise incorporated by reference herein and included in, or incorporated by reference into, the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The accompanying prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the accompanying prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein, before investing in our securities and keep them for future reference. We are required to file annual and semi-annual reports, proxy statements and other information about us with the SEC. This information is available free of charge by contacting us by mail at 8 Sound Shore Drive, Suite 255, Greenwich, CT 06830, by telephone at (203) 983-5275 or on our website at http://www.oxfordlanecapital.com. The SEC also maintains a website at http://www.sec.gov that contains such information. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider that information to be part of this prospectus.

__________________________________________

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of our securities unless accompanied by a prospectus supplement. This prospectus and any accompanying prospectus supplement will together constitute the prospectus for an offering of the Company’s securities.

The date of this prospectus is November 8, 2024.

You should rely only on the information contained, collectively, in this prospectus, any accompanying prospectus supplements, and the documents incorporated by reference herein or therein, before investing and keep each for future use. We have not authorized any person to give any information or to make any representation other than those contained in this prospectus, any accompanying prospectus supplements, and the documents incorporated by reference herein and therein. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any accompanying prospectus supplements, and the documents incorporated by reference herein or therein do not constitute an offer to sell or a solicitation of any offer to buy any security other than the registered securities to which they relate, nor do they constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. The information contained in this prospectus, any accompanying prospectus supplements, and the documents incorporated by reference herein or therein is accurate as of the dates on their covers; however, the prospectus, any accompanying prospectus supplements, and the documents incorporated by reference herein or therein will be updated to reflect any material changes.

__________________________________________

OXFORD LANE CAPITAL CORP.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement that we have filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the “Securities Act.” Under this shelf registration statement, we may offer, from time to time, in one or more offerings, our common stock, preferred stock, debt securities and/or subscription rights to purchase shares of our common stock, on terms to be determined at the time of the offering. See “Plan of Distribution” for more information.

This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. In a prospectus supplement or free writing prospectus, we may also add, update, or change any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus, and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. Before buying any of the securities being offered, please carefully read this prospectus, any accompanying prospectus supplement, any free writing prospectus and the documents incorporated by reference in this prospectus and any accompanying prospectus supplement.

This prospectus may contain estimates and information concerning our industry, including market size and growth rates of the markets in which we participate, that are based on industry publications and other third-party reports. This information involves many assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described or referenced in the section titled “Risk Factors,” that could cause results to differ materially from those expressed in these publications and reports.

This prospectus includes summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or incorporated by reference, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section titled “Available Information.”

You should rely only on the information included or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. We have not authorized any dealer, salesperson or other person to provide you with different information or to make representations as to matters not stated in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by us or on our behalf or to which we have referred you do not constitute an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction where it is unlawful for that person to make such an offer or solicitation or to any person in any jurisdiction to whom it is unlawful to make such an offer or solicitation. You should not assume that the information included or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Our financial condition, results of operations and prospects may have changed since any such date. To the extent required by law, we will amend or supplement the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement to reflect any material changes to such information subsequent to the date of the prospectus and any accompanying prospectus supplement and prior to the completion of any offering pursuant to the prospectus and any accompanying prospectus supplement.

ii

PROSPECTUS SUMMARY

This summary highlights some of the information included elsewhere in this prospectus or incorporated by reference. It is not complete and may not contain all of the information that you may want to consider before investing in our securities. You should carefully read the entire prospectus, the applicable prospectus supplement, and any related free writing prospectus, including the risks of investing in our securities discussed in the section titled “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus and the applicable prospectus supplement. Before making your investment decision, you should also carefully read the information incorporated by reference into this prospectus, including our financial statements and related notes, and the exhibits to the registration statement of which this prospectus is a part.

Except where the context requires otherwise, the terms “Oxford Lane Capital,” the “Company,” the “Fund,” “we,” “us” and “our” refer to Oxford Lane Capital Corp.; “Oxford Lane Management” and “investment adviser” refer to Oxford Lane Management, LLC; “Oxford Funds” and “administrator” refer to Oxford Funds, LLC; and “ACA” and “ACA Group” refer to ACA Group, LLC.

Overview

We are a closed-end management investment company that has registered as an investment company under the 1940 Act. Our investment objective is to maximize our portfolio’s risk-adjusted total return.

We have implemented our investment objective by purchasing portions of equity and junior debt tranches of CLO vehicles. Substantially all of the CLO vehicles in which we may invest would be deemed to be investment companies under the 1940 Act but for the exceptions set forth in section 3(c)(1) or section 3(c)(7). Structurally, CLO vehicles are entities formed to originate and/or acquire a portfolio of loans. The loans within the CLO vehicle are limited to loans which meet established credit criteria and are subject to concentration limitations in order to limit a CLO vehicle’s exposure to a single credit. A CLO vehicle is formed by raising various classes or “tranches” of debt (with the most senior tranches being rated “AAA” to the most junior tranches typically being rated “BB” or “B”) and equity. The CLO vehicles which we focus on are collateralized primarily by senior secured loans made to companies whose debt is unrated or is rated below investment grade, or “Senior Loans,” and, to a limited extent, subordinated and/or unsecured loans and bonds (together with the Senior Loans, the “CLO Assets”). CLOs generally have very little or no exposure to real estate, mortgage loans or to pools of consumer-based debt, such as credit card receivables or auto loans. Below investment grade securities, such as the CLO securities in which we primarily intend to invest, are often referred to as “junk.” In addition, the CLO equity and junior debt securities in which we invest are highly levered (with CLO equity securities typically being leveraged between nine and thirteen times), which significantly magnifies our risk of loss on such investments relative to senior debt tranches of CLOs. A CLO itself is highly leveraged because it borrows significant amounts of money to acquire the underlying commercial loans in which it invests. A CLO borrows money by issuing debt securities to investors (including junior debt securities of the type we intend to invest), and the CLO equity (which is also the CLO residual tranche) is the first to bear the risk on the underlying investment. Our investment strategy also includes warehouse facilities, which are financing structures intended to aggregate loans that may be used to form the basis of a CLO vehicle. Warehouse facilities typically incur leverage between four and six times prior to a CLO’s pricing. We may also invest, on an opportunistic basis, in other corporate credits of a variety of types. We expect that each of our investments will range in size from $5 million to $50 million, although the investment size may vary consistent with the size of our overall portfolio. Oxford Lane Management manages our investments and its affiliate arranges for the performance of the administrative services necessary for us to operate.

CLO vehicles, due to their high leverage, are more complicated to evaluate than direct investments in Senior Loans. Since we invest in the residual interests of CLO securities, our investments are riskier than the profile of the Senior Loans by which such CLO vehicles are collateralized. Our investments in CLO vehicles are riskier and less transparent to us and our stockholders than direct investments in the underlying Senior Loans. Our portfolio of investments may lack diversification among CLO vehicles which would subject us to a risk of significant loss if one or more of these CLO vehicles experience a high level of defaults on its underlying Senior Loans. The CLO vehicles in which we invest have debt that ranks senior to our investment. The market price for CLO vehicles may fluctuate dramatically, which would make portfolio valuations unreliable and negatively impact our net asset value and our ability to make distributions to our stockholders. Our financial results may be affected adversely if one or more of our significant equity or junior debt investments in such CLO vehicles defaults on its payment obligations or fails to perform as we expect.

Our investments in CLO vehicles may be subject to special anti-deferral provisions that could result in us incurring tax or recognizing income prior to receiving cash distributions related to such income. Specifically, the CLO vehicles in which we invest generally constitute “passive foreign investment companies,” or “PFICs.” Because we acquire investments in PFICs (including equity tranche investments in CLO vehicles that are PFICs), we may be subject to U.S. federal income tax on a portion of any “excess distribution” or gain from the disposition of such investments even if such income is distributed as a taxable dividend by us to our stockholders. See “Risk Factors — Risks Related to Our Investments” in our most recent annual or semi-annual report on Form N-CSR to read about factors you should consider before investing in our securities.

Oxford Lane Management

Our investment activities are managed by Oxford Lane Management, which is an investment adviser that has registered under the Investment Advisers Act of 1940, or the “Advisers Act.” Under our investment advisory agreement with Oxford Lane Management, which we refer to as our “Investment Advisory Agreement,” we have agreed to pay Oxford Lane Management an annual base management fee based on our gross assets, as well as an incentive fee based on our performance. See “Investment Advisory Agreement.”

We expect to benefit from the ability of Oxford Lane Management’s team to identify attractive opportunities, conduct diligence on and value prospective investments, negotiate terms where appropriate, and manage and monitor our portfolio. Oxford Lane Management’s investment team members have broad investment backgrounds, with prior experience at investment banks, commercial banks, unregistered investment funds and other financial services companies, and have collectively developed a broad network of contacts to provide us with our principal source of investment opportunities.

Oxford Lane Management is led by Jonathan H. Cohen, Chief Executive Officer, and Saul B. Rosenthal, President. Messrs. Cohen and Rosenthal are assisted by Joseph Kupka, who serves as a Managing Director for Oxford Lane Management. We consider Messrs. Cohen, Rosenthal and Kupka to be Oxford Lane Management’s senior investment team.

We will reimburse Oxford Funds, an affiliate of Oxford Lane Management, our allocable portion of overhead and other expenses incurred by Oxford Funds in performing its obligations under an administration agreement by and among us and Oxford Funds, or the “Administration Agreement,” including rent, the fees and expenses associated with performing administrative functions, and our allocable portion of the compensation of our Chief Financial Officer and any administrative support staff, including accounting personnel. We will also reimburse Oxford Funds for the costs associated with the functions performed by our Chief Compliance Officer that Oxford Funds pays on the Company’s behalf pursuant to the terms of an agreement between us and ACA. These arrangements could create conflicts of interest that our Board of Directors must monitor.

Investment Focus

Our investment objective is to maximize our portfolio’s risk-adjusted total return. Our current focus is to seek that return by investing in structured finance investments, specifically the equity and junior debt tranches of CLO vehicles, which are collateralized primarily by a diverse portfolio of Senior Loans, and which generally have very little or no exposure to real estate loans, or mortgage loans or to pools of consumer-based debt, such as credit card receivables or auto loans. As of September 30, 2024, we held equity investments in 221 different CLO structures and debt investments in 19 different CLO structures. Our investment strategy also includes investing in warehouse facilities, which are financing structures intended to aggregate Senior Loans that may be used to form the basis of a CLO vehicle. We may also invest, on an opportunistic basis, in a variety of other types of corporate credits.

The CLO investments we currently hold in our portfolio generally represent either a residual economic interest, in the case of an equity tranche, or a debt investment collateralized by a portfolio of Senior Loans and other CLO Assets. The value of our CLO investments generally depend on both the quality and nature of the underlying portfolio it references and also on the specific structural characteristics of the CLO itself.

CLO Structural Elements

Structurally, CLO vehicles are entities formed to originate and/or acquire a portfolio of loans. The loans within the CLO vehicle are generally limited to loans which meet established credit criteria and are subject to concentration limitations in order to limit a CLO vehicle’s exposure to a single credit.

A CLO vehicle is formed by raising multiple “tranches” of debt (with the most senior tranches being rated “AAA” to the most junior tranches typically being rated “BB” or “B”) and equity. As interest payments are received, the CLO vehicle makes contractual interest payments to each tranche of debt based on their seniority. If there are funds remaining after each tranche of debt receives its contractual interest rate and the CLO vehicle meets or exceeds required collateral coverage levels (or other similar covenants) the remaining funds may be paid to the equity tranche. The contractual provisions setting out this order of payments are set out in detail in the CLO vehicle’s indenture. These provisions are referred to as the “priority of payments” or the “waterfall” and determine any other obligations that may be required to be paid ahead of payments of interest and principal on the securities issued by a CLO vehicle. In addition, for payments to be made to each tranche, after the most senior tranche of debt, there are various tests which must be complied with, which are different for each CLO vehicle.

CLO indentures typically provide for adjustments to the priority of payments in the event that certain cashflow or collateral requirements are not maintained. The collateral quality tests that may divert cashflows in the priority of payments are predominantly determined by reference to the par values of the underlying loans, rather than their current market values. Accordingly, we believe that CLO equity and junior debt investments allow investors to gain exposure to the Senior Loan market on a levered basis (with CLO equity securities typically being leveraged between nine and thirteen times) without being structurally subject to mark-to-market price fluctuations of the underlying loans. As such, although the current valuations of CLO equity and junior debt tranches are expected to fluctuate based on price changes within the loan market, interest rate movements and other macroeconomic factors, those tranches will generally be expected to continue to receive distributions from the CLO vehicle periodically so long as the underlying portfolio does not suffer defaults, realized losses or other covenant violations sufficient to trigger changes in the waterfall allocations. We therefore believe that an investment portfolio consisting of CLO equity and junior debt investments of this type has the ability to provide attractive risk-adjusted rates of return.

The diagram below is for illustrative purposes only. The CLO structure highlighted below is illustrative only and depicts structures among CLO vehicles in which we may invest may vary substantially from the illustrative example set forth below.

We typically invest in the equity tranches, which are not rated, and to a lesser extent the “B” and “BB” tranches of CLO vehicles. As of September 30, 2024, 89.0% of our portfolio on a fair value basis was invested in the equity tranches of CLO vehicles.

The Syndicated Senior Loan Market

We believe that while the syndicated leveraged corporate loan market is relatively large, with Standard and Poor’s estimating the total par value outstanding at approximately $1.4 trillion as of September 2024, this market remains largely inaccessible to a significant portion of investors that are not lenders or approved institutions. The CLO market permits wider exposure to syndicated Senior Loans, but this market is almost exclusively private and predominantly institutional.

The Senior Loan market is characterized by various factors, including:

•        Floating rate instruments.    Senior Loans and other types of CLO Assets typically contain a floating interest rate as opposed to a fixed interest rate, which we believe provides some measure of protection against the risk of interest rate fluctuation. However, all of our CLO investments have many CLO Assets which are subject to interest rate floors and since interest rates on CLO Assets may only reset periodically and the amount of the increase following an interest rate reset may be below the interest rate floors of such CLO Assets, our ability to benefit from rate resets following an increase in interest rates may be limited.

•        Frequency of interest payments.    Senior Loans and other CLO Assets typically provide for scheduled interest payments no less frequently than quarterly.

Investment Opportunity

We believe that the market for CLO-related assets provides us with opportunities to generate attractive risk-adjusted returns over the long term.

The long-term and relatively low-cost capital that many CLO vehicles have secured, compared with current asset spreads, have created opportunities to purchase certain CLO equity and junior debt instruments that may produce attractive risk-adjusted returns. Additionally, given that the CLO vehicles we invest in are cash flow-based vehicles, this term financing may be beneficial in periods of market volatility.

We continue to review a large number of CLO investment opportunities in the current market environment, and we expect that the majority of our portfolio holdings, over the near to intermediate-term, will continue to be comprised of CLO debt and equity securities, with the more significant focus over the near-term likely to be on CLO equity securities.

Leverage by the Company

We may use leverage as and to the extent permitted by the 1940 Act. We are permitted to obtain leverage using any form of financial leverage instruments, including funds borrowed from banks or other financial institutions, margin facilities, notes or preferred stock and leverage attributable to reverse repurchase agreements or similar transactions. Instruments that create leverage are generally considered to be senior securities under the 1940 Act. Under the 1940 Act, we are only permitted to incur additional indebtedness to the extent our asset coverage, as defined under the 1940 Act, is at least 300% immediately after each such borrowing. With respect to our outstanding preferred stock, we will generally be required to meet an asset coverage ratio, as defined under the 1940 Act, of at least 200% immediately after each issuance of such preferred stock. In addition, our Articles Supplementary for the Term Preferred Shares prohibit us from declaring a common stock distribution if, at the time of declaration, our asset coverage ratio is not at least 200% after deducting the amount of such distribution. If we do not meet these asset coverage requirements, we may be required to sell a portion of our investments and, depending on the nature of our leverage, repay a portion of our indebtedness or redeem outstanding shares of preferred stock, in each case at a time when doing so may be disadvantageous. See “Regulation as a Registered Closed-End Management Investment Company.”

Preferred Stock

Our Board of Directors may classify any unissued shares of stock and reclassify any previously classified but unissued shares of stock of any class or series from time to time, in one or more classes or series of stock, including preferred stock. We have authorized 50 million shares of mandatorily redeemable preferred stock, at a par value of $0.01 per share, and had 8,761,706 shares issued and outstanding at September 30, 2024. As of September 30, 2024, we had the following series of preferred stock outstanding: Series 2027 Term Preferred Shares, 6.00% Series 2029 Term Preferred Shares, and 7.125% Series 2029 Term Preferred Shares, each issued in an underwritten public offering.

We are required to redeem all of the outstanding Term Preferred Shares on their respective redemption dates, at a redemption price equal to $25 per share plus an amount equal to accumulated but unpaid dividends, if any, to the date of the redemption. We cannot effect any amendment, alteration, or repeal of our obligation to redeem all of the Term Preferred Shares without the prior unanimous vote or consent of the holders of such Term Preferred Shares. At any time on or after the optional redemption date, at our sole option, we may redeem the Term Preferred Shares at a redemption price per share equal to the sum of the $25 liquidation preference per share plus an amount equal to accumulated but unpaid dividends, if any, on such Term Preferred Shares. There was $88.1 million of our Series 2027 Term Preferred Shares, $67.2 million of our 6.00% Series 2029 Term Preferred Shares and $63.8 million of our 7.125% Series 2029 Term Preferred Shares issued and outstanding as of September 30, 2024. As of September 30, 2024 there were no accumulated but unpaid dividends on our Term Preferred Shares.

On May 20, 2020, our Board of Directors authorized a program for the purpose of repurchasing up to $40 million worth of the outstanding shares of our Term Preferred Shares. Under this repurchase program, we could, but were not obligated to, repurchase our outstanding Term Preferred Shares in the open market from time to time through September 30, 2020. During the six months ended September 30, 2020, we repurchased 134,606 shares of 7.50% Series 2023 Term Preferred Shares for a total of approximately $3.2 million, 4,400 shares of Series 2024 Term Preferred Shares for a total of approximately $0.1 million, and 139,194 shares of 6.25% Series 2027 Term Preferred Shares, for a total of approximately $3.1 million.

2027 Notes

On January 13, 2022, we completed an underwritten public offering, including the full exercise of the underwriters’ 30-day overallotment option, of $100.0 million in aggregate principal amount of 2027 Notes. The 2027 Notes will mature on January 31, 2027 and may be redeemed in whole or in part at any time or from time to time at our option on or after January 31, 2024. The 2027 Notes bear interest at a rate of 5.00% per year payable quarterly on March 31, June 30, September 30, and December 31, of each year, commencing March 31, 2022.

2031 Notes

On March 16, 2021, we completed an underwritten public offering, including the full exercise of the underwriters’ 30-day overallotment option, of $100.0 million in aggregate principal amount of the 2031 Notes. The 2031 Notes will mature on March 31, 2031 and may be redeemed in whole or in part at any time or from time to time at our option on or after March 16, 2024. The 2031 Notes bear interest at a rate of 6.75% per year payable quarterly on March 31, June 30, September 30, and December 31, of each year, commencing June 30, 2021.

2030 Notes

On July 8, 2024, we completed an underwritten public offering, including the full exercise of the underwriters’ 30-day overallotment option, of $115.0 million in aggregate principal amount of the 2030 Notes. The 2030 Notes will mature on June 30, 2030 and may be redeemed in whole or in part at any time or from time to time at our option on or after June 30, 2028. The 2030 Notes bear interest at a rate of 8.75% per year payable quarterly on March 31, June 30, September 30, and December 31, of each year, commencing September 30, 2024.

Subject to the limitations under the 1940 Act, we may incur additional leverage opportunistically or not at all and may choose to increase or decrease our leverage. We may use different types or combinations of leveraging instruments at any time based on the Adviser’s assessment of market conditions and the investment environment, including forms of leverage other than preferred stock, debt securities and/or credit facilities. In addition, we may also borrow amounts up to 5% of the value of our gross assets for temporary purposes without regard to asset coverage requirements described above. By leveraging our investment portfolio, we may create an opportunity for increased net income and capital appreciation. However, the use of leverage also involves significant risks and expenses, which will be borne entirely by our stockholders, and our leverage strategy may not be successful. For example, the more leverage is employed, the more likely a substantial change will occur in our net asset value per share of our common stock. See “Risk Factors — Risks Related to Our Investments — We may borrow money and/or issue preferred stock to leverage our portfolio, which would magnify the potential for gain or loss on amounts invested and will increase the risk of investing in us.” in our most recent annual or semi-annual report on Form N-CSR.

Summary Risk Factors

The value of our assets, as well as the market price of our securities, will fluctuate. Our investments may be risky, and you may lose all or part of your investment in us. Investing in Oxford Lane Capital involves other risks, including the following:

Risks Relating to Our Business and Structure

•        Our investment portfolio is recorded at fair value, with our Board of Directors having final responsibility for overseeing, reviewing and approving, in good faith, its estimate of fair value and, as a result, there will be uncertainty as to the value of our portfolio investments.

•        Our financial condition and results of operations will depend on our ability to manage our existing portfolio and future growth effectively.

•        We are dependent upon Oxford Lane Management’s key management personnel for our future success, particularly Jonathan H. Cohen and Saul B. Rosenthal.

•        We operate in a highly competitive market for investment opportunities.

•        Regulations governing our operation as a registered closed-end management investment company, including the asset coverage ratio requirements under the 1940 Act, affect our ability to raise additional capital and the way in which we do so. The raising of debt capital may expose us to risks, including the typical risks associated with leverage.

•        We are permitted to borrow money, which magnifies the potential for gain or loss on amounts invested and may increase the risk of investing in us.

•        There are significant potential conflicts of interest between Oxford Lane Management and our management team.

Risks Related to U.S. Federal Tax Regulation

•        We will be subject to U.S. federal income tax at corporate rates, if we are unable to qualify for tax treatment as a RIC for U.S. federal income tax purposes.

Risks Relating to Our Investments

•        Our investments in CLO vehicles are riskier and less transparent to us and our stockholders than direct investments in the underlying Senior Loans or CLO Assets.

•        CLO securities and their investments are often illiquid.

•        Our portfolio of investments may lack diversification among CLO vehicles which may subject us to a risk of significant loss if one or more of these CLO vehicles experience a high level of defaults on its underlying Senior Loans or CLO Assets.

•        Investing in CLO vehicles, Senior Loans and other high-yield corporate credits involves a variety of risks, any of which may adversely impact our performance.

•        Inflation may adversely affect our and our portfolio companies’ business, results of operations and financial condition.

Risks Relating to an Investment in Our Securities

•        Common shares of closed-end management investment companies, including Oxford Lane Capital, have in the past frequently traded at discounts to their net asset values, and we cannot assure you that the market price of shares of our common stock will not decline below our net asset value per share.

•        Our common stock price may be volatile and may decrease substantially.

See “Risk Factors” in our most recent annual or semi-annual report on Form N-CSR, as well as in subsequent filings with the SEC, for additional discussion of factors you should carefully consider before investing in our securities.

Operating and Regulatory Structure

Oxford Lane Capital is a Maryland corporation that is a closed-end management investment company that has registered as an investment company under the 1940 Act. As a registered closed-end fund, we are required to meet regulatory tests. See “Regulation as a Registered Closed-End Management Investment Company.” We may also borrow funds to make investments. In addition, we have elected to be treated for U.S. federal income tax purposes, and intend to qualify annually, as a RIC under Subchapter M of the Code. See “Certain U.S. Federal Income Tax Considerations.”

Our investment activities are managed by Oxford Lane Management and supervised by our Board of Directors. Oxford Lane Management is an investment adviser that is registered under the Advisers Act. Under our Investment Advisory Agreement, we have agreed to pay Oxford Lane Management an annual base management fee based on our gross assets as well as an incentive fee based on our performance. See “Investment Advisory Agreement.” We have also entered into an Administration Agreement with Oxford Funds, under which we have agreed to reimburse Oxford Funds for our allocable portion of overhead and other expenses incurred by Oxford Funds in performing its obligations under the Administration Agreement, including furnishing us with office facilities, equipment and clerical, bookkeeping and record keeping services at such facilities, as well as providing us with other administrative services. See “Administration Agreement.”

Oxford Funds also serves as the managing member of Oxford Lane Management. Messrs. Cohen and Rosenthal, in turn, serve as the managing member and non-managing member, respectively, of Oxford Funds.

Our Corporate Information

Our offices are located at 8 Sound Shore Drive, Suite 255, Greenwich, CT 06830, and our telephone number is (203) 983-5275.

OFFERINGS

We may offer, from time to time in one or more offerings, our common stock, preferred stock, subscription rights to purchase shares of our common stock or debt securities, on terms to be determined at the time of the offering. We will offer our securities at prices and on terms to be set forth in one or more supplements to this prospectus. The offering price per share of our securities, less any underwriting commissions or discounts, generally will not be less than the net asset value per share of our securities at the time of an offering. However, we may issue shares of our securities pursuant to this prospectus at a price per share that is less than our net asset value per share (i) in connection with a rights offering to our existing stockholders, (ii) with the prior approval of the majority (as defined in the 1940 Act) of our common stockholders or (iii) under such other circumstances as the SEC may permit. Any such issuance of shares of our common stock below net asset value may be dilutive to the net asset value of our common stock. See “Risk Factors — Risks Relating to an Investment in our Common Stock.” in our most recent annual or semi-annual report on Form N-CSR.

Our securities may be offered directly to one or more purchasers, or through agents designated from time to time by us, or to or through underwriters or dealers. The prospectus supplement relating to an offering will identify any agents or underwriters involved in the sale of our securities, and will disclose any applicable purchase price, fee, commission or discount arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution.” We may not sell any of our securities through agents, underwriters or dealers without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of such securities.

Set forth below is additional information regarding offerings of our securities:

Use of Proceeds

We intend to use the net proceeds from the sale of our securities pursuant to this prospectus for acquiring investments in accordance with our investment objective and strategies described in this prospectus and/or for general working capital purposes. We may also pay operating expenses, including advisory and administrative fees and expenses, and may pay other expenses such as due diligence expenses of potential new investments, from the net proceeds of any offering conducted pursuant to this prospectus. We may choose to use the proceeds from any offering to pay distributions, in which case all or part of the distribution could be considered a return of capital if total distributions exceed the Company’s net investment income. Finally, we may also pay down any existing indebtedness and/or redeem outstanding shares of our preferred stock or notes using the proceeds from any offering. We anticipate that substantially all of the net proceeds of any such offering will be used for the above purposes within approximately three months from the consummation of such offering, depending on the availability of appropriate investment opportunities consistent with our investment objective and market conditions. Each supplement to this prospectus relating to an offering will more fully identify the use of the proceeds from such offering. See “Use of Proceeds.”

NASDAQ Global Select Market symbols	“OXLC” (common stock)
“OXLCP” (Series 2027 Term Preferred Shares)
“OXLCO” (6.00% Series 2029 Term Preferred Shares)
“OXLCN” (7.125% Series 2029 Term Preferred Shares)
“OXLCZ” (2027 Notes)
“OXLCL” (2031 Notes)
“OXLCI” (2030 Notes)

Distributions

To the extent that we have income available, we intend to distribute monthly distributions to our common stockholders. The amount of our distributions, if any, will be determined by our Board of Directors. Any distributions to our stockholders will be declared out of assets legally available for distribution. The specific tax characteristics of our distributions will be reported to stockholders after the end of each calendar year.

Taxation

We have elected to be treated for U.S. federal income tax purposes as a RIC under Subchapter M of the Code. As a RIC, we generally do not have to pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that we distribute to our stockholders as dividends. To maintain our RIC tax treatment, we must meet specified source-of-income and asset diversification requirements and distribute annually at least 90% of our ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. See “Price Range of Common Stock” and “Certain U.S. Federal Income Tax Considerations.”

Investment Advisory Fees

We pay Oxford Lane Management a fee for its services under the Investment Advisory Agreement consisting of two components — a base management fee and an incentive fee. The base management fee is calculated at an annual rate of 2.00% of our gross assets, which includes any borrowings for investment purposes. The incentive fee is calculated and payable quarterly in arrears and equals 20.0% of our “pre-incentive fee net investment income” for the immediately preceding quarter, subject to a preferred return, or “hurdle,” and a “catch up” feature. No incentive fees are payable to Oxford Lane Management on any realized capital gains. See “Investment Advisory Agreement.”

Administration Agreement

We reimburse Oxford Funds for our allocable portion of overhead and other expenses it incurs in performing its obligations under the Administration Agreement, including furnishing us with office facilities, equipment and clerical, bookkeeping and record keeping services at such facilities, as well as providing us with other administrative services. In addition, we reimburse Oxford Funds for our allocable portion of the compensation of our Chief Financial Officer and any administrative support staff, including accounting personnel. See “Administration Agreement.” We will also reimburse Oxford Funds for the costs associated with the functions performed by our Chief Compliance Officer that Oxford Funds pays on the Company’s behalf pursuant to the terms of an agreement between us and ACA.

Leverage

We may use leverage to the extent permitted by the 1940 Act. We are permitted to obtain leverage using any form of financial leverage instruments, including funds borrowed from banks or other financial institutions, margin facilities, notes or preferred stock and leverage attributable to reverse repurchase agreements or similar transactions. As a result, we may be exposed to the risks of leverage, which may be considered a speculative investment technique. In addition, the CLO vehicles in which we invest will be leveraged, which will indirectly expose us to the risks of leverage. The use of leverage magnifies the potential gain and loss on amounts invested and therefore increases the risks associated with investing in our securities. In addition, the costs associated with our borrowings, including any increase in the management fee payable to Oxford Lane Management will be borne by our common stockholders.

Under the 1940 Act, we are only permitted to incur additional indebtedness to the extent our asset coverage, as defined under the 1940 Act, is at least 300% immediately after each such borrowing. In addition, with respect to our outstanding preferred stock, we will generally be required to meet an asset coverage ratio, as defined under the 1940 Act, of at least 200% immediately after each issuance of such preferred stock. See “Regulation as a Registered Closed-End Management Investment Company.”

Trading

Shares of closed-end investment companies frequently trade at a discount to their net asset value. The risk that our shares may trade at a discount to our net asset value is separate and distinct from the risk that our net asset value per share may decline. We cannot predict whether our shares will trade above, at or below net asset value.

Distribution Reinvestment Plan

We have adopted an “opt out” distribution reinvestment plan. If your shares of common stock are registered in your own name, your distributions will automatically be reinvested under our distribution reinvestment plan in additional whole and fractional shares of common stock, unless you “opt out” of our distribution reinvestment plan so as to receive cash distributions by delivering a written notice to our distribution paying agent. If your shares are held in the name of a broker or other nominee, you should contact the broker or nominee for details regarding opting out of our distribution reinvestment plan. Stockholders who receive distributions in the form of stock will be subject to the same federal, state and local tax consequences as stockholders who elect to receive their distributions in cash. See “Distribution Reinvestment Plan.”

Available Information

We are required to file periodic reports, proxy statements and other information with the SEC. This information is available on the SEC’s website at http://www.sec.gov. This information is available free of charge by contacting us at Oxford Lane Capital Corp., 8 Sound Shore Drive, Suite 255, Greenwich, CT 06830, by telephone at (203) 983-5275, or on our website at http://www.oxfordlanecapital.com.

Incorporation of Certain Information By Reference

We may incorporate by reference into this prospectus the documents listed in “Incorporation of Certain Information by Reference” in this prospectus and any future filings we make with the SEC under Section 30(b)(2) of the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any filings on or after the date of this prospectus (excluding any information “furnished”, rather than “filed”), until we have sold all of the offered securities to which this prospectus relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this prospectus, or any prospectus supplement, or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus.

See “Incorporation of Certain Information by Reference” and “Available Information” in this prospectus for further information on where to access, or how to request, copies of documents or further information in connection with the Company, this prospectus or an offering of securities to which this prospectus relates.

FEES AND EXPENSES

The following table is intended to assist you in understanding the costs and expenses that you will bear directly or indirectly. We caution you that some of the percentages indicated in the table below are estimates and may vary. Except where the context suggests otherwise, whenever this prospectus contains a reference to fees or expenses paid by “us” or “Oxford Lane Capital,” or that “we” will pay fees or expenses, you will indirectly bear such fees or expenses as an investor in Oxford Lane Capital Corp.

Stockholder transaction expenses:
Sales load (as a percentage of offering price)	—	(1)
Offering expenses borne by us (as a percentage of offering price)	—	(2)
Distribution reinvestment plan expenses	—	(3)
Total stockholder transaction expenses (as a percentage of offering price)	—

Annual expenses (estimated as a percentage of net assets attributable to common stock):
Base management fee	2.69	%(4)(5)
Incentive fees payable under our investment advisory agreement (20% of pre incentive fee net investment income)	3.68	%(4)(6)
Interest payments on borrowed funds	1.99	%(7)(8)
Other expenses	0.53	%(9)
Total annual expenses	8.89	%(10)

Example

The following example demonstrates the projected dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed that our annual operating expenses would remain at the levels set forth in the table above.

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return	$87	$251	$403	$734

The example and the expenses in the tables above should not be considered as a representation of our future expenses, and actual expenses may be greater or less than those shown. While the example assumes, as required by the SEC, a 5.0% annual return, our performance will vary and may result in a return greater or less than 5.0%. The incentive fee under the Investment Advisory Agreement, which, assuming a 5.0% annual return, would either not be payable or would have an insignificant impact on the expense amounts shown above, is included in the example. Also, while the example assumes reinvestment of all distributions at net asset value, participants in our distribution reinvestment plan will receive a number of shares of our common stock, determined by dividing the total dollar amount of the distribution payable to a participant by the market price per share of our common stock at the close of trading on the distribution payment date, which may be at, above or below net asset value. See “Distribution Reinvestment Plan” in this prospectus for additional information regarding our distribution reinvestment plan.

____________

(1)      In the event that the securities to which this prospectus relates are sold to or through underwriters, a corresponding prospectus supplement will disclose the applicable sales load and the “Example” will be updated accordingly.

(2)      The prospectus supplement corresponding to each offering will disclose the applicable offering expenses and total stockholder transaction expenses as a percentage of the offering price.

(3)     The expenses of the distribution reinvestment plan are included in “other expenses.” The plan administrator’s fees will be paid by us. We will not charge any brokerage charges or other charges to stockholders who participate in the plan. However, your own broker may impose brokerage charges in connection with your participation in the plan.

(4)      Assumes gross assets of approximately $2,429.1 million and approximately $534.0 million of leverage (which reflects $88.1 million of Series 2027 Term Preferred Shares, $67.2 million of 6.00% Series 2029 Term Preferred Shares, $63.8 million of 7.125% Series 2029 Term Preferred Shares, $100.0 million of the 2027 Notes, $100.0 million of the 2031 Notes and $115.0 million of the 2030 Notes issued and outstanding as of September 30, 2024 and assumes net assets of $1,805.6 million (which has been adjusted to reflect the issuance of an additional $200.0 million of common stock)).

(5)      The above calculation presents our base management fee as a percentage of our net assets. Our base management fee under the Investment Advisory Agreement, however, is based on our gross assets, which is defined as all the assets of Oxford Lane Capital, including those acquired using borrowings for investment purposes. As a result, to the extent we use additional leverage, it would have the effect of increasing our base management fee as a percentage of our net assets. See “Investment Advisory Agreement” for additional information. Based on our current business plan, we anticipate that substantially all of the net proceeds of this offering will be invested within three months depending on the availability of investment opportunities that are consistent with our investment objective and other market conditions. We expect that it will take approximately one to three months to invest all of the proceeds of this offering, in part because equity and junior debt investments in CLO vehicles require substantial due diligence prior to investment.

(6)      Amount reflects the estimated annual incentive fees payable to Oxford Lane Management during the fiscal year following this offering. The estimate assumes that the incentive fee earned will be proportional to the fee earned during the fiscal year ended March 31, 2024 and adjusted to include the estimated incentive fee based on the issuance of an additional $200.0 million of common stock. The incentive fee, which is payable quarterly in arrears, equals 20.0% of the excess, if any, of our “Pre-Incentive Fee Net Investment Income” that exceeds a 1.75% quarterly (7.0% annualized) hurdle rate, which we refer to as the Hurdle, subject to a “catch-up” provision measured at the end of each calendar quarter. The incentive fee is computed and paid on income that may include interest that is accrued but not yet received in cash. The operation of the incentive fee for each quarter is as follows:

•        no incentive fee is payable to Oxford Lane Management in any calendar quarter in which our Pre-Incentive Fee Net Investment Income does not exceed the Hurdle of 1.75%;

•        100% of our Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the Hurdle but is less than 2.1875% in any calendar quarter (8.75% annualized) is payable to Oxford Lane Management. We refer to this portion of our Pre-Incentive Fee Net Investment Income (which exceeds the Hurdle but is less than 2.1875%) as the “catch-up.” The “catch-up” is meant to provide Oxford Lane Management with 20.0% of our Pre-Incentive Fee Net Investment Income, as if a Hurdle did not apply when our Pre-Incentive Fee Net Investment Income exceeds 2.1875% in any calendar quarter; and

•        20.0% of the amount of our Pre-Incentive Fee Net Investment Income, if any, that exceeds 2.1875% in any calendar quarter (8.75% annualized) is payable to Oxford Lane Management (once the Hurdle is reached and the catch-up is achieved, 20.0% of all Pre-Incentive Fee Investment Income thereafter is allocated to Oxford Lane Management).

No incentive fee is payable to Oxford Lane Management on realized capital gains. For a more detailed discussion of the calculation of this fee, see “Investment Advisory Agreement.”

(7)      “Interest payments on borrowed funds” represents our annualized interest expense and includes interest payable on the $100 million 2031 Notes, $100 million 2027 Notes and $115.0 million 2030 Notes, each as outstanding on September 30, 2024. We may issue additional debt securities. In the event that we were to issue additional debt securities, our borrowing costs, and correspondingly our total annual expenses would increase.

(8)      Assumes that we have an aggregate of (a) $88.1 million of preferred stock with a preferred rate of 6.25% per annum, (b) $67.2 million of preferred stock with a preferred rate of 6.00% per annum and (c) $63.8 million of preferred stock with a preferred rate of 7.125% per annum which were the amounts outstanding as of September 30, 2024. We may issue additional shares of preferred stock. In the event that we were to issue additional shares of preferred stock or debt securities, our borrowing costs, and correspondingly our total annual expenses, including, in the case of such preferred stock, the base management fee as a percentage of the Fund’s net assets attributable to common stock, would increase.

(9)      “Other expenses” ($9.6 million) are estimated for the current fiscal year.

(10)    “Total annual expenses” is presented as a percentage of net assets attributable to common stockholders, because the holders of shares of our common stock (and not the holders of our preferred stock or debt securities, if any) bear all of our fees and expenses, all of which are included in this fee table presentation. The indirect expenses associated with the Company’s CLO equity investments are not included in the fee table presentation, but if such expenses were included in the fee table presentation then the Company’s total annual expenses would have been 28.02%.

FINANCIAL HIGHLIGHTS

Information regarding our financial highlights for each of the ten years ended March 31, 2024 is incorporated by reference herein from our most recent Annual Report on Form N-CSR for the fiscal year ended March 31, 2024, filed with the SEC on May 17, 2024 and our most recent Semi-Annual Report on Form N-CSR for the six months ended September 30, 2024, filed with the SEC on November 1, 2024. The financial highlights for each of the fiscal years ended March 31, 2024, 2023, 2022, 2021, 2020, 2019, 2018, 2017, 2016 and 2015 have been derived from financial statements audited by PricewaterhouseCoopers LLP, the Fund’s independent registered public accounting firm.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described in the section titled “Principal Risks” in our most recent Annual Report on Form N-CSR for the fiscal year ended March 31, 2024, filed with the SEC on May 17, 2024 and our most recent Semi-Annual Report on Form N-CSR for the six months ended September 30, 2024, filed with the SEC on November 1, 2024, as such principal risks may be supplemented from time to time, which is incorporated by reference herein. The specific risks applicable to a particular offering of Securities will be set forth in the related prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents we incorporate by reference herein, contains forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about Oxford Lane Capital Corp., our current and prospective portfolio investments, our industry, our beliefs, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements.

The forward-looking statements contained in this prospectus involve risks and uncertainties, including statements as to:

•        our future operating results, including our ability to achieve objectives;

•        our business prospects and the prospects of a CLO vehicle’s portfolio companies;

•        the impact of investments that we expect to make;

•        our contractual arrangements and relationships with third parties;

•        the dependence of our future success on the general economy and its impact on the industries in which we invest;

•        market conditions and our ability to access alternative debt markets and additional debt and equity capital;

•        the ability of a CLO vehicle’s portfolio companies to achieve their objectives;

•        the valuation of our investments in CLOs, particularly those having no liquid trading market;

•        our expected financings and investments;

•        the ability of Oxford Lane Management to locate suitable investments for us and to monitor and administer our investments;

•        the adequacy of our cash resources and working capital; and

•        the timing of cash flows, if any, from our investments.

These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:

•        an economic downturn could impair the ability of a CLO vehicle’s portfolio companies to continue to operate, which could lead to the loss of some or all of our investment in such CLO vehicle;

•        a contraction of available credit and/or an inability to access the equity markets could impair our investment activities;

•        interest rate volatility could adversely affect our results, particularly if we elect to use leverage as part of our investment strategy;

•        currency fluctuations could adversely affect the results of our investments in foreign companies, particularly to the extent that we receive payments denominated in foreign currency rather than U.S. dollars;

•        the impact of information technology system failures, data security breaches, data privacy compliance, network disruptions and cybersecurity attacks; and

•        the risks, uncertainties and other factors we identify in “Risk Factors” and elsewhere in this prospectus and in our filings with the SEC.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. Important assumptions include our ability to originate new investments, certain margins and levels of profitability and the availability of additional capital. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in “Risk Factors” and elsewhere in this prospectus, as well as in any of our subsequent SEC filings. You should not place undue reliance on these forward-looking statements, which are based on information available to us as of the applicable date of this prospectus, any applicable prospectus supplement or free writing prospectus, including any documents incorporated by reference, and while we believe such information forms, or will form, a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely on these statements. However, we will update this prospectus, and the documents that we incorporate by reference herein, to reflect any material changes to the information contained herein. The forward-looking statements contained in this prospectus, including the documents that we incorporate by reference herein, are excluded from the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”).

USE OF PROCEEDS

We intend to use the net proceeds from the sale of our securities pursuant to this prospectus for acquiring investments in accordance with our investment objective and strategies described in this prospectus and for general working capital purposes. We may also pay operating expenses, including advisory and administrative fees and expenses, and may pay other expenses such as due diligence expenses of potential new investments, from the net proceeds of any offering conducted pursuant to this prospectus. We may choose to use the proceeds from any offering to pay distributions, in which case all or part of the distribution could be considered a return of capital if total distributions exceed the Company’s net investment income. Finally, we may also pay down any existing indebtedness and/or redeem outstanding shares of our preferred stock or notes using the proceeds from any offering. We anticipate that substantially all of the net proceeds of any such offering will be used for the above purposes within approximately three months from the consummation of such offering, depending on the availability of appropriate investment opportunities consistent with our investment objective and market conditions. We cannot assure you we will achieve our targeted investment pace.

Pending such investments, we will invest the net proceeds primarily in cash, cash equivalents, U.S. government securities and other high-quality investments that mature in one year or less from the date of investment. The management fee payable by us will not be reduced while our assets are invested in such securities. See “Regulation as a Registered Closed-End Management Investment Company — Temporary Investments” for additional information about temporary investments we may make while waiting to make longer-term investments in pursuit of our investment objective. Any supplement to this prospectus relating to an offering conducted pursuant to this prospectus will more fully identify the use of the proceeds from such offering.

PRICE RANGE OF COMMON STOCK

The following information is qualified by reference to, and should be read in conjunction with, the information in our most recent Annual Report on Form N-CSR for the fiscal year ended March 31, 2024, filed with the SEC on May 17, 2024 and our most recent Semi-Annual Report on Form N-CSR for the six months ended September 30, 2024, filed with the SEC on November 1, 2024, regarding the price range of our common stock, distributions and stockholders of record, which is incorporated by reference herein.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “OXLC.” The following table sets forth, for each fiscal quarter during the last two fiscal years and the current fiscal year to date, the net asset value, or “NAV,” per share of our common stock, the high and low intraday sales prices for our common stock, such sales prices as a percentage of NAV per share and quarterly distributions per share.

	NAV(1)	Price Range		Premium/ (Discount) of High Sales Price to NAV(2)	Premium/ (Discount) of Low Sales Price to NAV(2)	Distributions Per Share(3)
		High	Low
Fiscal 2025
Third Quarter (through November 5, 2024)	*	5.33	5.18	*	*	$0.270
Second Quarter	4.76	5.68	5.11	19.3%	7.2%	$0.270
First Quarter	4.91	5.78	4.95	17.7%	0.8%	$0.240

Fiscal 2024
Fourth Quarter	$4.90	$5.41	$4.92	10.4%	0.4%	$0.240
Third Quarter	$4.82	$5.14	$4.41	6.6%	(8.5)%	$0.240
Second Quarter	$4.81	$5.70	$4.78	18.5%	(0.6)%	$0.240
First Quarter	$4.34	$5.39	$4.76	24.2%	9.7%	$0.225

Fiscal 2023
Fourth Quarter	$4.61	$6.27	$5.02	36.0%	8.9%	$0.225
Third Quarter	$4.63	$5.72	$4.85	23.5%	4.8%	$0.225
Second Quarter	$4.93	$6.79	$4.83	37.7%	(2.0)%	$0.225
First Quarter	$5.07	$7.32	$5.49	44.4%	8.3%	$0.225

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(1)      Net asset value per share is determined as of the last day in the relevant quarter and therefore may not reflect the net asset value per share on the date of the high and low sales prices. The net asset values shown are based on outstanding shares at the end of each period.

(2)      Calculated as the respective high or low sales price divided by NAV and subtracting 1.

(3)      Represents the cash distributions, including dividends, dividends reinvested and returns of capital, if any, per share that we have declared on our common stock in the specified quarter.

*        Not determinable at the time of filing.

On November 5, 2024, the last reported sales price of our common stock was $5.30 per share. As of November 5, 2024, we had 129 holders of record of our common stock.

Shares of closed-end management investment companies may trade at a market price that is less than the value of the net assets attributable to those shares. The possibility that our shares of common stock will trade at a discount from net asset value or at premiums that are unsustainable over the long term are separate and distinct from the risk that our net asset value will decrease. Since our initial public offering, shares of our common stock have traded at a discount and at a premium to the net assets attributable to those shares. As of November 5, 2024, our shares of common stock traded at a premium equal to approximately 11.3% of our net asset value per share as of September 30, 2024. It is not possible to predict whether the shares offered hereby will trade at, above, or below net asset value.

SENIOR SECURITIES

The information about our senior securities (including preferred stock, debt securities and other indebtedness) for the six months ended September 30, 2024 may be found in “Financial Highlights” of our most recent Semi-Annual Report on Form N-CSR for the six months ended September 30, 2024, filed with the SEC on November 1, 2024. The information about our senior securities (including preferred stock, debt securities and other indebtedness) for each of the years ended March 31, 2024, 2023, 2022, 2021, 2020, 2019, 2018, 2017, 2016 and 2015 may be found in “Financial Highlights” of our most recent Annual Report on Form N-CSR for the fiscal year ended March 31, 2024, filed with the SEC on May 17, 2024, which is incorporated by reference herein. The reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, on the Senior Securities table as of March 31, 2024, 2023, 2022, 2021, 2020, 2019, 2018, 2017, 2016 and 2015, has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

BUSINESS

Overview

We are a closed-end management investment company that has registered as an investment company under the 1940 Act. Our investment objective is to maximize our portfolio’s risk-adjusted total return.

We have implemented our investment objective by purchasing portions of equity and junior debt tranches of CLO vehicles. Substantially all of the CLO vehicles in which we may invest would be deemed to be investment companies under the 1940 Act but for the exceptions set forth in section 3(c)(1) or section 3(c)(7). Structurally, CLO vehicles are entities formed to originate and/or acquire a portfolio of loans. The loans within the CLO vehicle are limited to loans which meet established credit criteria and are subject to concentration limitations in order to limit a CLO vehicle’s exposure to a single credit. A CLO vehicle is formed by raising various classes or “tranches” of debt (with the most senior tranches being rated “AAA” to the most junior tranches typically being rated “BB” or “B”) and equity. The CLO vehicles which we focus on are collateralized primarily by Senior Loans and generally have very little or no exposure to real estate, mortgage loans or to pools of consumer-based debt, such as credit card receivables or auto loans. Below investment grade securities, such as the CLO securities in which we primarily intend to invest, are often referred to as “junk.” In addition, the CLO equity and junior debt securities in which we invest are highly levered (with CLO equity securities typically being leveraged between nine and thirteen times), which significantly magnifies our risk of loss on such investments relative to senior debt tranches of CLOs. A CLO itself is highly leveraged because it borrows significant amounts of money to acquire the underlying commercial loans in which it invests. A CLO borrows money by issuing debt securities to investors (including junior debt securities of the type we intend to invest), and the CLO equity (which is also the CLO residual tranche) is the first to bear the risk on the underlying investment. Our investment strategy also includes warehouse facilities, which are financing structures intended to aggregate loans that may be used to form the basis of a CLO vehicle. Warehouse facilities typically incur leverage between four and six times prior to a CLO’s pricing. We may also invest, on an opportunistic basis, in other corporate credits of a variety of types. We expect that each of our investments will range in size from $5 million to $50 million, although the investment size may vary consistent with the size of our overall portfolio. Oxford Lane Management manages our investments and its affiliate arranges for the performance of the administrative services necessary for us to operate.

CLO vehicles, due to their high leverage, are more complicated to evaluate than direct investments in Senior Loans. Since we invest in the residual interests of CLO securities, our investments are riskier than the profile of the Senior Loans by which such CLO vehicles are collateralized. Our investments in CLO vehicles are riskier and less transparent to us and our stockholders than direct investments in the underlying Senior Loans. Our portfolio of investments may lack diversification among CLO vehicles which would subject us to a risk of significant loss if one or more of these CLO vehicles experience a high level of defaults on its underlying Senior Loans. The CLO vehicles in which we invest have debt that ranks senior to our investment. The market price for CLO vehicles may fluctuate dramatically, which would make portfolio valuations unreliable and negatively impact our net asset value and our ability to make distributions to our stockholders. Our financial results may be affected adversely if one or more of our significant equity or junior debt investments in such CLO vehicles defaults on its payment obligations or fails to perform as we expect.

Our investments in CLO vehicles may be subject to special anti-deferral provisions that could result in us incurring tax or recognizing income prior to receiving cash distributions related to such income. Specifically, the CLO vehicles in which we invest generally constitute PFICs. Because we acquire investments in PFICs (including equity tranche investments in CLO vehicles that are PFICs), we may be subject to U.S. federal income tax on a portion of any “excess distribution” or gain from the disposition of such investments even if such income is distributed as a taxable dividend by us to our stockholders. See “Risk Factors — Risks Related to Our Investments” in our most recent Annual Report and Semi-Annual Report on Form N-CSR to read about factors you should consider before investing in our securities.

Distributions

In order to be subject to pass-through tax treatment as a RIC, and to eliminate our liability for corporate-level U.S. federal income tax on the income we distribute to our stockholders, we are required, under Subchapter M of the Code, to distribute to our stockholders on an annual basis at least 90% of our ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any.

To the extent that taxable earnings for any fiscal year are less than the amount of the distributions paid during the year, there would be a tax return of capital to stockholders. Distributions in excess of current and accumulated taxable earnings and profits will generally not be taxable to the stockholders, because a tax return of capital represents a return of a portion of a stockholder’s original investment in our common stock, net of fund fees and expenses, to the extent of a stockholder’s basis in our stock. Generally, a tax return of capital will reduce an investor’s basis in our stock for federal tax purposes, which will result in the stockholder recognizing additional gain (or less loss) when the stock is sold. Assuming that a stockholder holds our stock as a capital asset, any such additional gain would be a capital gain. Stockholders should not assume that the source of all distributions is from our net profits and stockholders may periodically receive the payment of a distribution consisting of a return of capital. The tax character of any distributions will be determined after the end of the fiscal year. Tax matters are very complicated and the tax consequences to an investor of an investment in our shares will depend on the facts of its particular situation. We encourage investors to consult their own tax advisors regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any possible changes in the tax laws.

Distribution Policy

Oxford Lane is subject to significant and variable differences between its accounting income under GAAP and its taxable income particularly as it relates to our CLO equity investments. We invest in CLO entities which generally constitute PFICs and which are subject to complex tax rules; the calculation of taxable income attributed to a CLO equity investment can be dramatically different from the calculation of income for financial reporting purposes under GAAP. Taxable income is based upon the distributable share of earnings as determined under tax regulations for each CLO equity investment, which may be consistent with the cash flows generated by those investments (although significant differences are possible), while accounting income is currently based upon an effective yield calculation (this requires the calculation of a yield to expected redemption date based upon an estimation of the amount and timing of future cash flows, including recurring cash flows as well as future principal repayments). Our final taxable earnings for the fiscal year ended March 31, 2024 will not be known until our tax returns are filed but our experience has been that cash flows from CLO equity investments have historically represented a generally reasonable estimate of taxable earnings; however, we can offer no assurance that will be the case in the future, particularly during periods of market disruption and volatility. There may be significant differences between Oxford Lane Capital’s GAAP earnings and its taxable earnings, particularly related to CLO equity investments where its taxable earnings are based upon the taxable reported earnings provided by the CLO equity positions in which we invest, while GAAP earnings are based are upon an effective yield calculation. In general, we currently expect our taxable earnings to be higher than its reportable GAAP earnings.

While reportable GAAP income from our CLO equity investments for the fiscal year ended March 31, 2024 was approximately $182.4 million, we received or were entitled to receive approximately $301.7 million in distributions from our CLO equity investments. While the tax characterization of our distributions for the fiscal year ended March 31, 2024 will not be known until our tax returns are finalized, we expect that our taxable income will exceed our earnings and profits as determined under GAAP for this period. In general, we currently expect our annual taxable income to be higher than our GAAP earnings on the basis of the difference between cash distributions from CLO equity investments actually received or entitled to be received and the effective yield income calculated under GAAP. Our distribution policy is based upon our estimate of our taxable net investment income.

Oxford Lane Management

Our investment activities are managed by Oxford Lane Management, which is an investment adviser that has registered under the Advisers Act. Under our Investment Advisory Agreement with Oxford Lane Management, we have agreed to pay Oxford Lane Management an annual base management fee based on our gross assets, as well as an incentive fee based on our performance. See “Investment Advisory Agreement.”

We expect to benefit from the ability of Oxford Lane Management’s team to identify attractive opportunities, conduct diligence on and value prospective investments, negotiate terms where appropriate, and manage and monitor its portfolio. Oxford Lane Management’s investment team members have broad investment backgrounds, with prior experience at investment banks, commercial banks, unregistered investment funds and other financial services companies, and have collectively developed a broad network of contacts to provide us with our principal source of investment opportunities.

Oxford Lane Management is led by Jonathan H. Cohen, Chief Executive Officer, and Saul B. Rosenthal, President. Messrs. Cohen and Rosenthal are assisted by Joseph Kupka, who serves as a Managing Director for Oxford Lane Management. We consider Messrs. Cohen, Rosenthal and Kupka to be Oxford Lane Management’s senior investment team.

Messrs. Cohen, Rosenthal and Kupka, together with the other members of Oxford Lane Management’s investment team, have developed an infrastructure that we believe provides Oxford Lane Capital with a competitive advantage in locating and acquiring attractive CLO investments. In particular, in addition to our portfolio, the members of Oxford Lane Management’s investment team currently manage the portfolios of:

•        Oxford Square Capital Corp., a NASDAQ Global Select Market-listed business development company with approximately $312.9 million in gross assets as of September 30, 2024, which is managed by Oxford Square Management, LLC.

•        Oxford Park Income Fund, Inc., a non-traded, closed-end management investment company that is registered under the 1940 Act, with approximately $12.8 million in gross assets as of August 31, 2024, which is managed by Oxford Park Management, LLC.

•        Oxford Bridge II, LLC, a private investment fund with approximately $24.5 million in gross assets as of September 30, 2024, which is managed by Oxford Gate Management, LLC.

•        The Oxford Gate Funds, private investment funds with approximately $129.0 million in gross assets as of September 30, 2024, which is managed by Oxford Gate Management, LLC.

Since 2004, in the course of managing those existing portfolios, the members of Oxford Lane Management’s investment team have historically evaluated and invested primarily in a combination of bilateral and syndicated Senior Loans and structured finance vehicles, with the objective of producing high risk-adjusted returns primarily in the form of current income. From January 2011 through September 30, 2024, the members of Oxford Lane Management’s investment team have invested, either through the Company or affiliated funds, an aggregate of approximately $8.7 billion in 1,280 primary and secondary CLO investments.

In addition, our executive officers and directors, as well as the current and future members of Oxford Lane Management may serve as officers, directors or principals of other entities that operate in the same or a related line of business as we do. Accordingly, they may have obligations to investors in those entities, the fulfillment of which obligations may not be in the best interests of us or our stockholders. Each of Oxford Square Capital Corp., Oxford Park Income Fund, Inc., Oxford Bridge II, LLC and the Oxford Gate Funds, as well as any affiliated investment vehicle formed in the future and managed by Oxford Lane Management or its affiliates may, notwithstanding different stated investment objectives, have overlapping investment objectives with our own and, accordingly, may invest in asset classes similar to those targeted by us. As a result, Oxford Lane Management may face conflicts in allocating investment opportunities between us and such other entities. Although Oxford Lane Management endeavors to allocate investment opportunities in a fair and equitable manner, we may not be given the opportunity to participate in investments made by investment funds, including Oxford Square Capital Corp., Oxford Park Income Fund, Inc., Oxford Bridge II LLC and the Oxford Gate Funds, managed by Oxford Lane Management or an investment adviser affiliated with Oxford Lane Management. In any such case, when Oxford Lane Management’s investment team identifies an investment, it will be required to choose which investment fund should make the investment.

In certain instances, we may co-invest on a concurrent basis with affiliates of Oxford Lane Management, subject to compliance with applicable regulations and regulatory guidance and our written allocation procedures. Such co-investment may require exemptive relief from the SEC. On June 14, 2017, the SEC issued the Exemptive Order which permits us to co-invest in portfolio companies with certain funds or entities managed by Oxford Lane Management or its affiliates in certain negotiated transactions where co-investing would otherwise be prohibited under the 1940 Act, subject to the conditions of the Exemptive Order. Pursuant to the Exemptive Order, we are permitted to co-invest with our affiliates if a “required majority” (as defined in Section 57(o) of the 1940 Act) of our independent directors make certain conclusions in connection with a co-investment transaction, including, but not limited to, that (1) the terms of the potential co-investment transaction, including the consideration to be paid, are reasonable and fair to us and our stockholders and do not involve overreaching in respect of us or our stockholders on the part of any person concerned, and (2) the potential co-investment transaction is consistent with the interests of our stockholders and is consistent with our then-current investment objective and strategies.

We will reimburse Oxford Funds, an affiliate of Oxford Lane Management, our allocable portion of overhead and other expenses incurred by Oxford Funds in performing its obligations under the Administration Agreement, including rent, the fees and expenses associated with performing administrative functions, and our allocable portion of the compensation of our Chief Financial Officer and administrative support staff, including accounting personnel. We will also pay indirectly the costs associated with the functions performed by our Chief Compliance Officer under the terms of an agreement between us and ACA. These arrangements may create conflicts of interest that our Board of Directors must monitor.

Investment Focus

Our investment objective is to maximize our portfolio’s risk-adjusted total return. Our current focus is to seek that return by investing in structured finance investments, specifically the equity and junior debt tranches of CLO vehicles, which are collateralized primarily by a diverse portfolio of Senior Loans, and which generally have very little or no exposure to real estate loans, or mortgage loans or to pools of consumer-based debt, such as credit card receivables or auto loans. As of September 30, 2024, we held equity investments in 221 different CLO structures and debt investments in 19 different CLO structures. Our investment strategy also includes investing in warehouse facilities, which are financing structures intended to aggregate Senior Loans that may be used to form the basis of a CLO vehicle. We may also invest, on an opportunistic basis, in a variety of other types of corporate credits.

The CLO investments we currently hold in our portfolio generally represent either a residual economic interest, in the case of an equity tranche, or a debt investment collateralized by a portfolio of Senior Loans and other CLO Assets. The value of our CLO investments generally depend on both the quality and nature of the underlying portfolio it references and also on the specific structural characteristics of the CLO itself.

CLO Structural Elements

Structurally, CLO vehicles are entities formed to originate and/or acquire a portfolio of loans. The loans within the CLO vehicle are generally limited to loans which meet established credit criteria and are subject to concentration limitations in order to limit a CLO vehicle’s exposure to a single credit.

A CLO vehicle is formed by raising multiple “tranches” of debt (with the most senior tranches being rated “AAA” to the most junior tranches typically being rated “BB” or “B”) and equity. As interest payments are received, the CLO vehicle makes contractual interest payments to each tranche of debt based on their seniority. If there are funds remaining after each tranche of debt receives its contractual interest rate and the CLO vehicle meets or exceeds required collateral coverage levels (or other similar covenants) the remaining funds may be paid to the equity tranche. The contractual provisions setting out this order of payments are set out in detail in the CLO vehicle’s indenture. These provisions are referred to as the “priority of payments” or the “waterfall” and determine any other obligations that may be required to be paid ahead of payments of interest and principal on the securities issued by a CLO vehicle. In addition, for payments to be made to each tranche, after the most senior tranche of debt, there are various tests which must be complied with, which are different for each CLO vehicle.

CLO indentures typically provide for adjustments to the priority of payments in the event that certain cashflow or collateral requirements are not maintained. The collateral quality tests that may divert cashflows in the priority of payments are predominantly determined by reference to the par values of the underlying loans, rather than their current market values. Accordingly, we believe that CLO equity and junior debt investments allow investors to gain exposure to the Senior Loan market on a levered basis (with CLO equity securities typically being leveraged between nine and thirteen times) without being structurally subject to mark-to-market price fluctuations of the underlying loans. As such, although the current valuations of CLO equity and junior debt tranches are expected to fluctuate based on price changes within the loan market, interest rate movements and other macroeconomic factors, those tranches will generally be expected to continue to receive distributions from the CLO vehicle periodically so long as the underlying portfolio does not suffer defaults, realized losses or other covenant violations sufficient to trigger changes in the waterfall allocations. We therefore believe that an investment portfolio consisting of CLO equity and junior debt investments of this type has the ability to provide attractive risk-adjusted rates of return.

The diagram below is for illustrative purposes only. The CLO structure highlighted below is illustrative only and depicts structures among CLO vehicles in which we may invest may vary substantially from the illustrative example set forth below.

We typically invest in the equity tranches, which are not rated, and to a lesser extent the “B” and “BB” tranches of CLO vehicles. As of September 30, 2024, 89.0% of our portfolio on a fair value basis was invested in the equity tranches of CLO vehicles.

The Syndicated Senior Loan Market

We believe that while the syndicated leveraged corporate loan market is relatively large, with Standard and Poor’s estimating the total par value outstanding at approximately $1.4 trillion as of September 30, 2024, this market remains largely inaccessible to a significant portion of investors that are not lenders or approved institutions. The CLO market permits wider exposure to syndicated Senior Loans, but this market is almost exclusively private and predominantly institutional.

The Senior Loan market is characterized by various factors, including:

•        Floating rate instruments.    Senior Loans and other types of CLO Assets typically contain a floating interest rate as opposed to a fixed interest rate, which we believe provides some measure of protection against the risk of interest rate fluctuation. However, all of our CLO investments have many CLO Assets which are subject to interest rate floors and since interest rates on CLO Assets may only reset periodically and the amount of the increase following an interest rate reset may be below the interest rate floors of such CLO Assets, our ability to benefit from rate resets following an increase in interest rates may be limited.

•        Frequency of interest payments.    Senior Loans and other CLO Assets typically provide for scheduled interest payments no less frequently than quarterly.

Investment Opportunity

We believe that the market for CLO-related assets provides us with opportunities to generate attractive risk-adjusted returns over the long term.

The long-term and relatively low-cost capital that many CLO vehicles have secured, compared with current asset spreads, have created opportunities to purchase certain CLO equity and junior debt instruments that may produce attractive risk-adjusted returns. Additionally, given that the CLO vehicles we invest in are cash flow-based vehicles, this term financing may be beneficial in periods of market volatility.

We continue to review a large number of CLO investment opportunities in the current market environment, and we expect that the majority of our portfolio holdings, over the near to intermediate-term, will continue to be comprised of CLO debt and equity securities, with the more significant focus over the near-term likely to be on CLO equity securities.

Investment Selection

Oxford Lane Management’s investment team is responsible for all aspects of our investment process. Oxford Lane Management’s senior investment team currently consists of Messrs. Cohen, Rosenthal and Kupka, and Messrs. Cohen and Rosenthal serve as members of the investment committee of Oxford Lane Management. While the investment strategy involves a team approach, whereby potential transactions are screened by various members of the investment team, Messrs. Cohen or Rosenthal must approve all investments in order for them to close. See “Portfolio Management.” The stages of our investment selection process are as follows:

Deal Sourcing

Deal sourcing is generally conducted through brokers and bankers, and may also be sourced through industry contacts, CLO vehicle sponsors and investors. We believe that we currently have an active pipeline of deal flow, particularly through multiple CLO trading desks.

Screening

In screening potential investments in CLO vehicles, Oxford Lane Management’s investment team utilizes a similar income-oriented investment philosophy they employ in their work managing other CLO investments at Oxford Square Capital Corp. and Oxford Park Income Fund, Inc.

Identification

We identify opportunities in the CLO market through our network of brokers, dealers, agent banks, collateral mangers and sponsors. We believe that we have developed an infrastructure that provides us with a competitive advantage in locating and acquiring attractive CLO opportunities. We believe that we also have an active pipeline of deal flow, particularly through multiple CLO trading desks. The CLO vehicles which we focus on are collateralized primarily by senior secured loans made to companies whose debt is unrated or is rated below investment grade, and generally have very little or no direct exposure to real estate, mortgage loans or to pools of consumer-based debt, such as credit card receivables or auto loans. In screening potential investments in CLO vehicles, our due diligence process generally includes a review of current financial information and projections, review of collateral quality, concentration limitation and coverage test ratios, and a review of the prospective investment’s capital structure and the terms and conditions.

Due Diligence

Oxford Lane Management’s investment team conducts due diligence on prospective investments.

Oxford Lane Management’s due diligence process generally includes some or all of the following elements:

•        review of indenture structures;

•        review of underlying collateral loans;

•        analysis of projected future cash flows; and

•        analysis of compliance with covenants.

Upon the completion of due diligence, the investment professionals present the opportunity to Oxford Lane Management’s investment committee, which then determines whether to proceed with the potential investment. Any fees and expenses incurred by Oxford Lane Management in connection with due diligence investigations undertaken by third parties will be subject to reimbursement by the Company, which reimbursements will be in addition to any management or incentive fees payable under our Investment Advisory Agreement to Oxford Lane Management. While the investment strategy involves a team approach, we may not enter into a transaction without the prior approval of either Messrs. Cohen or Rosenthal.

Ongoing Relationships

Monitoring

Oxford Lane Management monitors our investments on an ongoing basis. Oxford Lane Management has several methods of monitoring the performance and value of our investments, which include the following:

•        review of pricing data and indicative bids for recent transactions in our investments;

•        comparisons to other Senior Loans and CLO vehicles; and

•        review of available financial reports for our investments.

Valuation Procedures

The most significant estimate inherent in the preparation of our financial statements is the valuation of investments and the related amounts of unrealized appreciation and depreciation of investments recorded. We believe that there is no single best method for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. We are required to specifically fair value each individual investment on a quarterly basis. See “Determination of Net Asset Value — Quarterly Net Asset Value Determination.”

Our Board of Directors determines the value of our investment portfolio each quarter, after consideration of our Valuation Committee’s recommendation of fair value. Oxford Lane Management compiles the relevant information, including a financial summary, recent trading activity in the security, if known, price indications from third-party pricing services and recent purchases and sales known to Oxford Lane Management in similar securities. All available information, including non-binding indicative bids and indicative indications of pricing from a third-party pricing service, which may not be considered reliable, will be considered by us and/or the Valuation Committee. In some instances, there may be limited trading activity in a security even though the market for the security is considered not active. In such cases we and/or the Valuation Committee will consider the number of trades, the size and timing of each trade, and other circumstances around such trades, to the extent such information is available. We may elect to engage third-party valuation firms to provide assistance to the Valuation Committee and Board of Directors in valuing certain of our investments. The Valuation Committee will evaluate the impact of such additional information, and factor it into its consideration of fair value.

Competition

We compete for investments with other investment funds (including private equity funds, mezzanine funds and business development companies), as well as traditional financial services companies such as commercial banks, investment banks, finance companies and other sources of funding. Additionally, because competition for investment opportunities generally has increased among alternative investment vehicles, such as hedge funds, those entities have begun to invest in areas they have not traditionally invested in, including CLO vehicles. As a result of these new entrants, competition for investment opportunities in CLO vehicles may intensify. Many of these entities have greater financial and managerial resources than we do. We believe we are able to compete with these entities primarily on the basis of the experience and contacts of Oxford Lane Management, and our responsive and efficient investment analysis and decision-making processes.

Staffing

We do not currently have any employees. Our day-to-day investment operations are managed by Oxford Lane Management.

We will reimburse Oxford Funds for our allocable portion of overhead and other expenses incurred by it in performing its obligations under the Administration Agreement, including rent, the fees and expenses associated with performing administrative functions, and the compensation of our Chief Financial Officer and any administrative support staff, including accounting personnel. See “Administration Agreement.” We will also pay indirectly the costs associated with the functions performed by our Chief Compliance Officer under the terms of an agreement between us and ACA.

Properties

Our executive offices are located at 8 Sound Shore Drive, Suite 255, Greenwich, CT 06830, and are provided by Oxford Funds in accordance with the terms of the Administration Agreement. We believe that our office facilities are suitable and adequate for our business as it is contemplated to be conducted.

Legal Proceedings

Neither Oxford Lane Capital nor Oxford Lane Management is currently subject to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against Oxford Lane Capital or Oxford Lane Management. From time to time, Oxford Lane Capital or Oxford Lane Management may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. While the outcome of these legal proceedings cannot be predicted, we do not expect that these proceedings will have a material adverse effect upon Oxford Lane Capital or Oxford Lane Management.

MANAGEMENT

The information in the sections titled “Election of Directors” and “Corporate Governance” in our most recent definitive proxy statement on Schedule 14A, filed with the SEC on September 6, 2024, for our annual meeting of stockholders (the “Annual Proxy Statement”) and the information in “Management” in our most recent Semi-Annual Report on Form N-CSR for the six months ended September 30, 2024, filed with the SEC on November 1, 2024, is incorporated by reference herein.

PORTFOLIO MANAGEMENT

The management of our investment portfolio is the responsibility of Oxford Lane Management, and its investment committee, which currently consists of Jonathan H. Cohen, our Chief Executive Officer and Saul B. Rosenthal, our President. Oxford Lane Management’s investment committee must approve each new investment that we make. The members of Oxford Lane Management’s investment committee are not employed by us, and receive no compensation from us in connection with their portfolio management activities. Messrs. Cohen and Rosenthal, through their ownership of Oxford Funds, the managing member of Oxford Lane Management, are entitled to a portion of any investment advisory fees paid by us to Oxford Lane Management.

Because Oxford Lane Management currently provides portfolio management services only to us, we do not believe there are any conflicts of interests with respect to Oxford Lane Management’s management of our portfolio on the one hand, and the management of other accounts or investment vehicles by Oxford Lane Management on the other. However, Mr. Cohen currently serves as Chief Executive Officer and Mr. Rosenthal currently serves as President of Oxford Square Capital Corp., a publicly-traded business development company that invests principally in the debt of U.S.-based companies and to a lesser extent in CLO debt and equity securities, and Oxford Park Income Fund, Inc., a non-traded registered closed-end fund that invests principally in CLO debt and equity securities. Messrs, Cohen and Rosenthal also serve in the same positions at Oxford Square Management, LLC, the investment adviser to Oxford Square Capital Corp., and Oxford Park Management, LLC, the investment adviser to Oxford Park Income Fund, Inc. As a result, Messrs. Cohen and Rosenthal may be subject to certain conflicts of interests with respect to their management of our portfolio on the one hand, and their respective obligations to manage Oxford Square Capital Corp. and Oxford Park Income Fund, Inc. on the other hand. Mr. Cohen also serves as the Chief Executive Officer of Oxford Gate Management, LLC, the investment adviser to Oxford Bridge II, LLC and the Oxford Gate Funds. Oxford Bridge II, LLC and the Oxford Gate Funds are private investment funds. Mr. Rosenthal has also served as President of Oxford Gate Management, LLC, the investment adviser to the Oxford Gate Funds and Oxford Bridge II, LLC.

Set forth below is additional information regarding the additional entities currently managed by Messrs. Cohen and Rosenthal:

Name	Entity	Investment Focus	Gross Assets
Oxford Square Capital Corp.	Business development Company	Principally debt investments in U.S. based companies and, to a lesser extent, CLO debt and equity	$312.9 million	(1)
Oxford Park Income Fund, Inc.	Registered closed-end fund	CLO debt and equity	$12.8 million	(2)
Oxford Bridge II, LLC	Private fund	CLO debt and equity	$24.5 million	(1)
Oxford Gate Master Fund, LLC	Private fund	CLO debt and equity	$129.0 million	(1)(3)

____________

(1)      Gross assets are calculated as of September 30, 2024.

(2)      Gross assets are calculated as of August 31, 2024.

(3)      Includes the gross assets of Oxford Gate, LLC and Oxford Gate (Bermuda), LLC.

Investment Personnel

Oxford Lane Management is led by Jonathan H. Cohen, Chief Executive Officer, and Saul B. Rosenthal, President. Messrs. Cohen and Rosenthal are assisted by Joseph Kupka, who serves as a Managing Director for Oxford Lane Management. We consider Messrs. Cohen, Rosenthal and Kupka to be Oxford Lane Management’s senior investment team. We consider Messrs. Cohen and Rosenthal to be the Company’s portfolio managers. Messrs. Cohen and Rosenthal are primarily responsible for the Company’s day-to-day investment management and the implementation of its investment strategy and process. The table below shows the dollar range of shares of our common stock to be beneficially owned by each of our portfolio managers as of November 5, 2024.

Name of Portfolio Manager	Dollar Range of Equity Securities in Oxford Lane Capital Corp.(1)(2)
Jonathan H. Cohen	Over $1,000,000
Saul B. Rosenthal	Over $1,000,000

____________

(1)      Dollar ranges are as follows: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, $100,001 – $500,000; $500,001 – $1,000,000 or Over $1,000,000.

(2)      The dollar range of equity securities beneficially owned in us is based on the closing price of our common stock of $5.30 on November 5, 2024 on the Nasdaq Global Select Market.

The following information pertains to the members of Oxford Lane Management’s investment team who are not executive officers of the Company:

Joseph Kupka.    Mr. Kupka is a Managing Director of Oxford Lane Management, and also holds the same position at Oxford Square Management, LLC, the investment adviser to Oxford Square Capital Corp., Oxford Park Management, LLC, the investment adviser to Oxford Park Income Fund, Inc. and at Oxford Gate Management, LLC, the investment adviser to the Oxford Gate Funds and Oxford Bridge II, LLC. Previously, he worked as a risk analyst for First Equity Card Corporation. Mr. Kupka received a B.S. in Mechanical Engineering from the University of Pennsylvania, where he was the Abel and Bernstein Class of 1945 Scholarship Recipient.

Hooman Banafsheha.    Mr. Banafsheha is a Principal of Oxford Lane Management, and also holds the same position at Oxford Square Management, LLC, the investment adviser to Oxford Square Capital Corp., Oxford Park Management, LLC, the investment adviser to Oxford Park Income Fund, Inc. and at Oxford Gate Management, LLC, the investment adviser to the Oxford Gate Funds and Oxford Bridge II, LLC. Previously, Mr. Banafsheha was a Vice President in the Finance division of Goldman Sachs. Prior to joining Goldman Sachs, he was a Senior Consultant at Deloitte. Mr. Banafsheha received a B.S. in Business Administration with a concentration in Finance from the State University of New York, University at Albany, where he graduated magna cum laude, and an M.B.A. from the MIT Sloan School of Management. Mr. Banafsheha has also attained the Charted Alternative Investment Analyst (CAIA) designation.

Brian Aleska.    Mr. Aleksa is a Vice President for Oxford Lane Management, and also holds the same position at Oxford Square Management, LLC, the investment adviser to Oxford Square Capital Corp., Oxford Park Management, LLC, the investment adviser to Oxford Park Income Fund, Inc. and at Oxford Gate Management, LLC, the investment adviser to the Oxford Gate Funds and Oxford Bridge II, LLC. Previously, Mr. Aleksa was a Senior Analyst in the Capital Markets group at CBA Commercial. He received a B.A. in Accounting and Finance from Franklin & Marshall College.

Tyler Vallie.    Mr. Vallie is an Associate for Oxford Lane Management, and also holds the same position at Oxford Square Management, LLC, the investment adviser to Oxford Square Capital Corp., Oxford Park Management, LLC, the investment adviser to Oxford Park Income Fund, Inc. and at Oxford Gate Management, LLC, the investment adviser to the Oxford Gate Funds and Oxford Bridge II, LLC. Previously, Mr. Vallie was an Operations Associate on the Operations team at Chilton Investment Company. He received a B.A. in Economics from Marist College.

Compensation

None of Oxford Lane Management’s investment personnel receive any direct compensation from us in connection with the management of our portfolio. Messrs. Cohen and Rosenthal, through their ownership interest in Oxford Funds, the managing member of Oxford Lane Management, are entitled to a portion of any profits earned by Oxford Lane Management, which includes any fees payable to Oxford Lane Management under the terms of the Investment Advisory Agreement, less expenses incurred by Oxford Lane Management in performing its services under the Investment Advisory Agreement. Messrs. Cohen and Rosenthal do not receive any additional compensation from Oxford Lane Management in connection with the management of our portfolio. The compensation paid by Oxford Lane Management to certain other investment personnel includes: (i) annual base salary and (ii) portfolio-based performance award.

INVESTMENT ADVISORY AGREEMENT

Management Services

Oxford Lane Management serves as our investment adviser. Oxford Lane Management is an investment adviser that is registered as an investment adviser under the Advisers Act prior to pricing of this offering. Subject to the overall supervision of our Board of Directors, Oxford Lane Management manages the day-to-day operations of, and provides investment advisory and management services to, Oxford Lane Capital. Under the terms of our Investment Advisory Agreement, Oxford Lane Management:

•        determines the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;

•        identifies, evaluates and negotiates the structure of the investments we make (including performing due diligence on our prospective investments);

•        closes and monitors the investments we make; and

•        provides us with other investment advisory, research and related services as we may from time to time require.

Oxford Lane Management’s services under the Investment Advisory Agreement are not exclusive, and both it and its members, officers and employees are free to furnish similar services to other entities so long as its services to us are not impaired.

Management Fee

Pursuant to the Investment Advisory Agreement, we have agreed to pay Oxford Lane Management a fee for investment advisory and management services consisting of two components — a base management fee and an incentive fee.

The base management fee is calculated at an annual rate of 2.00% of our gross assets. For services rendered under the Investment Advisory Agreement, the base management fee is payable quarterly in arrears. The base management fee is calculated based on the average value of our gross assets at the end of the two most recently completed calendar quarters, and appropriately adjusted for any share issuances or repurchases during the current calendar quarter. Base management fees for any partial month or quarter will be appropriately pro-rated.

The incentive fee is calculated and payable quarterly in arrears based on our pre-incentive fee net investment income for the immediately preceding calendar quarter. For this purpose, pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive from an investment) accrued during the calendar quarter, minus our operating expenses for the quarter (including the base management fee, expenses payable under the Administration Agreement to Oxford Funds, and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes accrued income that we have not yet received in cash, such as the amount of any market discount we may accrue on debt instruments we purchase below par value. Pre-incentive fee net investment income does not include any realized capital gains. Pre-incentive fee net investment income, expressed as a rate of return on the value of our net assets at the end of the immediately preceding calendar quarter, is compared to a hurdle of 1.75% per quarter (7.00% annualized). For such purposes, our quarterly rate of return is determined by dividing our pre-incentive net investment income by our reported net assets as of the prior period end. Our net investment income used to calculate this part of the incentive fee is also included in the amount of our gross assets used to calculate the 2.00% base management fee. We pay Oxford Lane Management an incentive fee with respect to our pre-incentive fee net investment income in each calendar quarter as follows:

•        no incentive fee in any calendar quarter in which our pre-incentive fee net investment income does not exceed the hurdle of 1.75%;

•        100% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle but is less than 2.1875% in any calendar quarter (8.75% annualized). We refer to this portion of our pre-incentive fee net investment income (which exceeds the hurdle but is less than 2.1875%) as the “catch-up.” The “catch-up” is meant to provide Oxford Lane Management with 20% of our pre-incentive fee net investment income as if a hurdle did not apply if this net investment income exceeds 2.1875% in any calendar quarter; and

•        20% of the amount of our pre-incentive fee net investment income, if any, that exceeds 2.1875% in any calendar quarter (8.75% annualized) is payable to Oxford Lane Management (once the hurdle is reached and the catch-up is achieved, 20% of all pre-incentive fee investment income thereafter is allocated to Oxford Lane Management).

The following is a graphical representation of the calculation of the income-related portion of the incentive fee:

Quarterly Incentive Fee Based on Net Investment Income

Pre-incentive fee net investment income
(expressed as a percentage of the value of net assets)

Percentage of pre-incentive fee net investment income allocated to the Oxford Lane Management

These calculations are appropriately pro-rated for any period of less than three months and adjusted for any share issuances or repurchases during the relevant quarter. You should be aware that a rise in the general level of interest rates can be expected to lead to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rates would make it easier for us to meet or exceed the incentive fee hurdle rate and may result in a substantial increase of the amount of incentive fees payable to Oxford Lane Management with respect to pre-incentive fee net investment income.

No incentive fee is payable to Oxford Lane Management on realized capital gains. In addition, the amount of the incentive fee is not affected by any realized or unrealized losses that we may suffer.

Examples of Quarterly Incentive Fee Calculation (amounts expressed as a percentage of the value of net assets, and are not annualized)

Alternative 1:

Assumptions

Investment income (including interest, dividends, fees, etc.) = 1.25%

Hurdle rate(1) = 1.75%

Management fee(2) = 0.5%

Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.20%

Pre-incentive fee net investment income

(investment income-(management fee + other expenses)) = 0.55%

Pre-incentive net investment income does not exceed hurdle rate, therefore there is no incentive fee.

Alternative 2:

Assumptions

Investment income (including interest, dividends, fees, etc.) = 2.70%

Hurdle rate(1) = 1.75%

Management fee(2) = 0.5%

Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.20%

Pre-incentive fee net investment income

(investment income–(management fee + other expenses)) = 2.00%

Incentive fee = 100% × pre-incentive fee net investment income in excess of the hurdle but less than 2.1875% (i.e. the “catch-up”(4))

= 100% × (2.0%–1.75%)

= 0.25%

Alternative 3:

Assumptions

Investment income (including interest, dividends, fees, etc.) = 3.00%

Hurdle rate(1) = 1.75%

Management fee(2) = 0.5%

Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.20%

Pre-incentive fee net investment income

(investment income–(management fee + other expenses)) = 2.3%

Incentive fee = 20% × pre-incentive fee net investment income, subject to “catch-up”(4)

Incentive fee = 100% × “catch-up” + (20% × (pre-incentive fee net investment income–2.1875%))

Catch-up = 2.1875%–1.75%

= 0.4375%

Incentive fee = (100% × 0.4375%) + (20% × (2.3%–2.1875%))

= 0.4375% + (20% × 0.1125%)

= 0.4375% + 0.0225%

= 0.46%

____________

(1)      Represents 7% annualized hurdle rate.

(2)      Represents 2.00% annualized management fee.

(3)      Excludes organizational and offering expenses.

(4)      The “catch-up” provision is intended to provide the investment adviser with an incentive fee of 20% on all of Oxford Lane Capital’s pre-incentive fee net investment income as if a hurdle rate did not apply when its net investment income exceeds 2.1875% in any calendar quarter.

Payment of Our Expenses

The investment team of Oxford Lane Management and their respective staffs, when and to the extent engaged in providing investment advisory and management services, and the compensation and related expenses and routine overhead expenses of such personnel allocable to such services, are provided and paid for by Oxford Lane Management. We bear all other costs and expenses of our operations and transactions, including (without limitation):

•        the cost of our organization and this offering;

•        the cost of calculating our net asset value, including the cost of any third-party valuation services;

•        the cost of effecting sales and repurchases of our shares and other securities;

•        fees payable to third parties relating to, or associated with, making investments, including legal fees and expenses and fees and expenses associated with performing due diligence reviews of prospective investments and advisory fees as well as expenses associated with such activities;

•        the costs associated with protecting our interests in our investments, including legal fees;

•        transfer agent and custodial fees;

•        fees and expenses associated with marketing and investor relations efforts including proxy solicitations and shareholder meetings;

•        federal and state registration fees, any stock exchange listing fees;

•        federal, state and local taxes;

•        independent directors’ fees and expenses including travel and other costs associated with the performance of independent directors’ responsibilities;

•        fidelity bond, directors and officers errors and omissions liability insurance and other insurance premiums;

•        direct costs and expenses of administration, including printing, mailing, long distance telephone and staff;

•        fees and expenses associated with independent audits and outside legal costs;

•        costs associated with our reporting and compliance obligations under the 1940 Act and applicable federal and state securities laws;

•        costs associated with the functions performed by our Chief Compliance Officer under the terms of an agreement between us and ACA Group; and

•        all other expenses incurred by either Oxford Funds or us in connection with administering our business, including payments under the Administration Agreement that will be based upon our allocable portion of overhead and other expenses incurred by Oxford Funds in performing its obligations under the Administration Agreement, including rent, the fees and expenses associated with performing administrative functions, and our allocable portion of the costs of compensation and related expenses of our Chief Financial Officer and any administrative support staff, including accounting personnel. Related expenses include but are not limited to health costs, payroll taxes and training expenses.

Duration and Termination

Unless earlier terminated as described below, the Investment Advisory Agreement will remain in effect if approved annually by our Board of Directors or by the affirmative vote of the holders of a majority of our outstanding voting securities, including, in either case, approval by a majority of our directors who are not parties to such agreement or who are not “interested persons” of any such party, as such term is defined in Section 2(a)(19) of the 1940 Act. The Investment Advisory Agreement will automatically terminate in the event of its assignment. The Investment Advisory Agreement may also be terminated by either party without penalty upon not more than 60 days’ written notice to the other party. See “Risk Factors — Risks Relating to Our Business and Structure — Oxford Lane Management has the right to resign on 60 days’ notice, and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.”

Indemnification

The Investment Advisory Agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, Oxford Lane Management and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it are entitled to indemnification from Oxford Lane Capital for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of Oxford Lane Management’s services under the Investment Advisory Agreement or otherwise as an investment adviser of Oxford Lane Capital.

Organization of the Investment Adviser

Oxford Lane Management is a Connecticut limited liability company that is registered as an investment adviser under the Advisers Act. Oxford Funds, a Delaware limited liability company, is its managing member and provides Oxford Lane Management with all personnel necessary to manage our day-to-day operations and provide the services under the Investment Advisory Agreement. The principal address of Oxford Lane Management and of Oxford Funds is 8 Sound Shore Drive, Suite 255, Greenwich, Connecticut 06830.

Board Approval of the Investment Advisory Agreement

A discussion regarding the basis for the Board of Directors’ approval of our Investment Advisory Agreement will be included in our most recent annual or semi-annual report on Form N-CSR.

ADMINISTRATION AGREEMENT

Oxford Funds, a Delaware limited liability company, serves as our Administrator. The principal executive offices of Oxford Funds are located at 8 Sound Shore Drive, Suite 255, Greenwich, CT 06830. Pursuant to an Administration Agreement, Oxford Funds furnishes us with office facilities, equipment and clerical, bookkeeping and record keeping services at such facilities. Under the Administration Agreement, Oxford Funds also performs, or oversees the performance of, our required administrative services, which include, among other things, being responsible for the financial records which we are required to maintain and preparing reports to our stockholders. In addition, Oxford Funds assists us in determining and publishing our net asset value, oversees the preparation and filing of our tax returns and the printing and dissemination of reports to our stockholders, and generally oversees the payment of our expenses and the performance of administrative and professional services rendered to us by others. Payments under the Administration Agreement are equal to an amount based upon our allocable portion of Oxford Funds’ overhead in performing its obligations under the Administration Agreement, including rent, the fees and expenses associated with performing administrative functions and our allocable portion of the compensation of our Chief Financial Officer and administrative support staff, including accounting personnel. The Administration Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other party.

Our Board approves the Administration Agreement on an annual basis. In connection with such approval the Board, including a majority of independent directors, reviews the compensation we pay to the Administrator to determine that the provisions of the Administration Agreement are carried out satisfactorily and to determine, among other things, whether the expenses payable under the Administration Agreement are reasonable in light of the services provided. The Board also reviews the methodology employed in determining how the expenses are allocated to us and the proposed allocation of administrative expenses among us and our affiliates. The Board then assesses the reasonableness of such reimbursements for expenses allocated to us based on the breadth, depth and quality of such services. The Board also considers the possibility of obtaining such services from a third-party and whether any single third-party service provider would be capable of providing all such services at comparable cost and quality. Finally, the Board compares the total amount paid to the Administrator for such services as a percentage of our net assets to the same ratio as reported by other comparable closed-end funds.

The Administration Agreement provides that, absent willful misfeasance, bad faith or negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, Oxford Funds and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it are entitled to indemnification from Oxford Lane Capital for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of Oxford Funds’ services under the Administration Agreement or otherwise as administrator for Oxford Lane Capital.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

We have entered into the Investment Advisory Agreement with Oxford Lane Management. Oxford Lane Management is controlled by Oxford Funds, its managing member. In addition to Oxford Funds, Oxford Lane Management is owned in part by Charles M. Royce as a non-managing member. Oxford Funds, as the managing member of Oxford Lane Management, manages the business and internal affairs of Oxford Lane Management. In addition, Oxford Funds provides us with office facilities and administrative services pursuant to the Administration Agreement. Jonathan H. Cohen, our Chief Executive Officer, as well as a director, is the managing member of and controls Oxford Funds. Saul B. Rosenthal, our President, is a member of Oxford Funds.

In addition, Mr. Cohen currently serves as Chief Executive Officer and Mr. Rosenthal currently serves as President and Chief Operating Officer of Oxford Square Capital Corp., a publicly-traded business development company that invests principally in the debt of U.S.-based companies and, to a lesser extent, CLO debt and equity, and Oxford Square Capital Corp.’s investment adviser, Oxford Square Management, LLC. Oxford Funds is also the managing member of Oxford Square Management, LLC. Mr. Cohen also serves as Chief Executive Officer and Mr. Rosenthal also serves as President of Oxford Park Income Fund, Inc., a non-traded registered closed-end fund that invests principally in CLO debt and equity and Oxford Park Income Fund, Inc.’s investment adviser, Oxford Park Management, LLC. Oxford Funds is also the managing member of Oxford Park Management, LLC. Messrs. Cohen and Rosenthal also currently serve as Chief Executive Officer and President, respectively, at Oxford Gate Management, LLC, the investment adviser to the Oxford Gate Funds and Oxford Bridge II, LLC. Oxford Funds is the managing member of Oxford Gate Management, LLC. As a result, Messrs. Cohen and Rosenthal may be subject to certain conflicts of interests with respect to their management of our portfolio on the one hand, and their respective obligations to manage Oxford Square Capital Corp., Oxford Park Income Fund, Inc., Oxford Bridge II, LLC and the Oxford Gate Funds, on the other hand.

We, Oxford Square Capital Corp., Oxford Park Income Fund, Inc., Oxford Bridge II, LLC and the Oxford Gate Funds, are subject to a written policy with respect to the allocation of investment opportunities among us, Oxford Square Capital Corp., Oxford Park Income Fund, Inc., Oxford Bridge II, LLC and the Oxford Gate Funds in view of the potential conflicts of interest raised by the relationships described above. The allocation policy generally provides that, depending on the amount of the investment opportunity and subject to current and anticipated cash availability, among other factors, investment opportunities that are suitable for more than one entity will be allocated on a pro-rata basis, based on each entity’s order size.

In the ordinary course of business, we may enter into transactions with portfolio companies that may be considered related party transactions. In order to ensure that we do not engage in any prohibited transactions with any persons affiliated with us, we have implemented certain policies and procedures whereby our executive officers screen each of our transactions for any possible affiliations between the proposed portfolio investment, us, companies controlled by us and our employees and directors. We will not enter into any agreements unless and until we are satisfied that doing so will not raise concerns under the 1940 Act or, if such concerns exist, we have taken appropriate actions to seek board review and approval or exemptive relief for such transaction. Our Board of Directors reviews these procedures on an annual basis. As a registered closed-end fund, we are limited in our ability to co-invest in privately negotiated transactions with certain funds or entities managed by Oxford Lane Management or its affiliates without an exemptive order from the SEC. On June 14, 2017, the SEC issued the Exemptive Order which permits us to co-invest in portfolio companies with certain funds or entities managed by Oxford Lane Management or its affiliates in certain negotiated transactions where co-investing would otherwise be prohibited under the 1940 Act, subject to the conditions of the Exemptive Order. Pursuant to the Exemptive Order, we are permitted to co-invest with our affiliates if a “required majority” (as defined in Section 57(o) of the 1940 Act) of our independent directors make certain conclusions in connection with a co-investment transaction, including, but not limited to, that (1) the terms of the potential co-investment transaction, including the consideration to be paid, are reasonable and fair to us and our stockholders and do not involve overreaching in respect of us or our stockholders on the part of any person concerned, and (2) the potential co-investment transaction is consistent with the interests of our stockholders and is consistent with our then-current investment objective and strategies.

We have also adopted a Code of Business Conduct and Ethics which applies to, among others, our senior officers, including our Chief Executive Officer and Chief Financial Officer, as well as every officer, director and employee of Oxford Lane Capital. Our Code of Business Conduct and Ethics requires that all employees and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and the interests of Oxford Lane Capital. Pursuant to our Code of Business Conduct and Ethics, each employee and director must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict. Our Audit Committee is charged with approving any waivers under our Code of Business Conduct and Ethics. As required by the NASDAQ Stock Market corporate governance listing standards, the Audit Committee of our Board of Directors is also required to review and approve any transactions with related parties (as such term is defined in Item 404 of Regulation S-K).

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS

The information in the section titled “Security Ownership of Certain Beneficial Owners and Management” in our most recent Annual Proxy Statement, filed with the SEC on September 6, 2024, is incorporated herein by reference.

REGULATION AS A REGISTERED CLOSED-END MANAGEMENT INVESTMENT COMPANY

General

We are a closed-end management investment company that has registered as an investment company under the 1940 Act. As a registered closed-end investment company, we are subject to regulation under the 1940 Act. Under the 1940 Act, unless authorized by vote of a majority of the outstanding voting securities, we may not:

•        change our classification to an open-end management investment company;

•        except in each case in accordance with our policies with respect thereto set forth in this prospectus, borrow money, issue senior securities, underwrite securities issued by other persons, purchase or sell real estate or commodities or make loans to other persons;

•        deviate from any policy in respect of concentration of investments in any particular industry or group of industries as recited in this prospectus, deviate from any investment policy which is changeable only if authorized by shareholder vote under the 1940 Act, or deviate from any fundamental policy recited in its registration statement in accordance with the requirements of the 1940 Act; or

•        change the nature of our business so as to cease to be an investment company.

A majority of the outstanding voting securities of a company is defined under the 1940 Act as the lesser of: (a) 67% or more of such company’s voting securities present at a meeting if more than 50% of the outstanding voting securities of such company are present or represented by proxy, or (b) more than 50% of the outstanding voting securities of such company.

As with other companies regulated by the 1940 Act, a registered closed-end management investment company must adhere to certain substantive regulatory requirements. A majority of our directors must be persons who are not interested persons, as that term is defined in the 1940 Act. Additionally, we are required to provide and maintain a bond issued by a reputable fidelity insurance company to protect the closed-end management investment company. Furthermore, as a registered closed-end management investment company, we are prohibited from protecting any director or officer against any liability to us or our stockholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office. We may also be prohibited under the 1940 Act from knowingly participating in certain transactions with our affiliates without the prior approval of our directors who are not interested persons and, in some cases, prior approval by the SEC.

As a registered closed-end management investment company, we are generally required to meet an asset coverage ratio with respect to our outstanding senior securities representing indebtedness, defined under the 1940 Act as the ratio of our gross assets (less all liabilities and indebtedness not represented by senior securities) to our outstanding senior securities representing indebtedness, of at least 300% after each issuance of senior securities representing indebtedness. In addition, we are generally required to meet an asset coverage ratio with respect to our outstanding preferred stock, as defined under the 1940 Act as the ratio of our gross assets (less all liabilities and indebtedness not represented by senior securities) to our outstanding senior securities representing indebtedness, plus the aggregate involuntary liquidation preference of our outstanding preferred stock, of at least 200% immediately after each issuance of such preferred stock. We are also prohibited from issuing or selling any senior security if, immediately after such issuance, we would have outstanding more than (i) one class of senior security representing indebtedness, exclusive of any promissory notes or other evidences of indebtedness issued in consideration of any loan, extension, or renewal thereof, made by a bank or other person and privately arranged, and not intended to be publicly distributed, or (ii) one class of senior security which is stock, except that in each case any such class of indebtedness or stock may be issued in one or more series.

We are generally not able to issue and sell our common stock at a price below net asset value per share. See “Risk Factors — Risks Relating to Our Business and Structure — Regulations governing our operation as a registered closed-end management investment company affect our ability to raise additional capital and the way in which we do so. The raising of debt capital may expose us to risks, including the typical risks associated with leverage.” We may, however, sell our common stock, or at a price below the then-current net asset value of our common stock if our Board of Directors determines that such sale is in our best interests and the best interests of our stockholders, and our stockholders approve such sale. In addition, we may generally issue new shares of our common stock at a price below net asset value in rights offerings to existing stockholders, in payment of dividends and in certain other limited circumstances.

As a registered closed-end management investment company, we are generally limited in our ability to invest in any portfolio company in which Oxford Lane Management or any of its affiliates currently has an investment or to make any co-investments with Oxford Lane Management or its affiliates without an exemptive order from the SEC, subject to certain exceptions. On June 14, 2017, the SEC issued the Exemptive Order which permits us to co-invest in portfolio companies with certain funds or entities managed by Oxford Lane Management or its affiliates in certain negotiated transactions where co-investing would otherwise be prohibited under the 1940 Act, subject to the conditions of the Exemptive Order. Pursuant to the Exemptive Order, we are permitted to co-invest with our affiliates if a “required majority” (as defined in Section 57(o) of the 1940 Act) of our independent directors make certain conclusions in connection with a co-investment transaction, including, but not limited to, that (1) the terms of the potential co-investment transaction, including the consideration to be paid, are reasonable and fair to us and our stockholders and do not involve overreaching in respect of us or our stockholders on the part of any person concerned, and (2) the potential co-investment transaction is consistent with the interests of our stockholders and is consistent with our then-current investment objective and strategies.

Although we do not presently expect to do so, we are authorized to borrow funds up to an amount not to exceed the limitations of the 1940 Act to make investments. We may also borrow funds, consistent with the foregoing limitations of the 1940 Act, in order to make the distributions required to maintain our status as a RIC under Subchapter M of the Code.

We will be periodically examined by the SEC for compliance with the 1940 Act.

As a registered closed-end management investment company, we are subject to certain risks and uncertainties. See “Risk Factors — Risks Relating to Our Business and Structure” in our most recent annual or semi-annual report on Form N-CSR.

Temporary Investments

Pending investment in portfolio securities consistent with our investment objective and strategies described in this prospectus, our investments may consist of cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment, which we refer to, collectively, as temporary investments. Typically, we will invest in U.S. Treasury bills or in repurchase agreements, provided that such agreements are fully collateralized by cash or securities issued by the U.S. government or its agencies. A repurchase agreement involves the purchase by an investor, such as us, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price which is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of our assets that may be invested in such repurchase agreements. However, if more than 25% of our gross assets constitute repurchase agreements from a single counterparty, we would not meet the diversification tests in order to qualify as a RIC for U.S. federal income tax purposes. Thus, we do not intend to enter into repurchase agreements with a single counterparty in excess of this limit. Oxford Lane Management will monitor the creditworthiness of the counterparties with which we enter into repurchase agreement transactions.

Senior Securities

With respect to senior securities representing indebtedness (i.e., borrowing or deemed borrowing), other than temporary borrowings as defined under the 1940 Act, we are required to have an asset coverage ratio of at least 300%, as measured at the time of borrowing and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of our outstanding senior securities representing indebtedness. With respect to senior securities that are stocks (i.e., shares of preferred stock), we are required to have an asset coverage ratio of at least 200%, as measured at the time of the issuance of any such shares of preferred stock and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount our outstanding senior securities representing indebtedness plus the aggregate liquidation preference of any outstanding shares of preferred stock. If our asset coverage ratio declines below 300% (or 200%, as applicable), we would not be able to incur additional debt or issue additional preferred stock, and could be required by law to sell a portion of our investments to repay some debt when it is disadvantageous to do so, which could have a material adverse effect on our operations, and we would not be able to make certain distributions or pay dividends. We may also borrow amounts up to 5% of the value of our gross assets for temporary purposes without regard to asset coverage. For a discussion of the risks associated with leverage, see “Risk Factors — Risks Relating to Our Business and Structure — We may borrow money and/or issue preferred stock to leverage our portfolio, which would magnify the potential for gain or loss on amounts invested and will increase the risk of investing in us” in our most recent annual or semi-annual report on Form N-CSR.

Code of Ethics

We and Oxford Lane Management have each adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, respectively, that establishes procedures for personal investments and restricts certain transactions by our personnel. Our code of ethics generally does not permit investments by our employees in securities that may be purchased or held by us. Our code of ethics is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and is available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov. You may also obtain copies of our code of ethics via our website at http://www.oxfordlanecapital.com.

Compliance Policies and Procedures

We and Oxford Lane Management have adopted and implemented written policies and procedures reasonably designed to detect and prevent violation of the federal securities laws and are required to review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation and designate a Chief Compliance Officer to be responsible for administering the policies and procedures. Gerald Cummins currently serves as our Chief Compliance Officer.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 imposes a wide variety of regulatory requirements on publicly-held companies and their insiders. Many of these requirements affect us. For example:

•        pursuant to Rule 30a-2 of the 1940 Act, our chief executive officer and chief financial officer must certify the accuracy of the financial statements contained in our periodic reports;

•        pursuant to Form N-CSR, our annual and semi-annual reports must disclose our conclusions about the effectiveness of our disclosure controls and procedures;

•        pursuant to Form N-CSR, our annual and semi-annual reports must disclose whether there were significant changes in our internal controls over financial reporting or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses; and

•        pursuant to Form N-CEN, our annual reports must include a report from our independent registered public accountant on our internal controls over financial reporting and we must disclose whether such report identified any material weaknesses in our internal controls.

The Sarbanes-Oxley Act requires us to review our current policies and procedures to determine whether we comply with the Sarbanes-Oxley Act and the regulations promulgated thereunder. We will continue to monitor our compliance with all regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that we are in compliance therewith.

Fundamental Investment Policies

The restrictions identified as fundamental in the following paragraph, along with our investment objective, are our only fundamental policies. Fundamental policies may not be changed without the approval of the holders of a majority of our outstanding voting securities, as defined in the 1940 Act. The percentage restrictions set forth below, apply at the time a transaction is effected, and a subsequent change in a percentage resulting from market fluctuations or any cause will not require us to dispose of portfolio securities or to take other action to satisfy the percentage restriction.

As a matter of fundamental policy, we will not: (1) act as an underwriter of securities of other issuers (except to the extent that we may be deemed an “underwriter” of securities we purchase that must be registered under the Securities Act before they may be offered or sold to the public); (2) purchase or sell real estate or interests in real estate or real estate investment trusts (except that we may (A) purchase and sell real estate or interests in real estate in connection with the orderly liquidation of investments, or in connection with foreclosure on collateral, or (B) own the securities of companies that are in the business of buying, selling or developing real estate); (3) sell securities short (except with regard to managing the risks associated with publicly-traded securities we may hold in our portfolio); (4) purchase securities on margin (except to the extent that we may purchase securities with borrowed money); (5) engage in the purchase or sale of commodities or commodity contracts, including futures contracts (except where necessary in working out distressed investment situations or in hedging the risks associated with interest rate fluctuations), and, in such cases, only after all necessary registrations (or exemptions from registration) with the Commodity Futures Trading Commission have been obtained; (6) borrow money, except as permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority with appropriate jurisdiction; (7) make loans, except to the extent permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority with appropriate jurisdiction (for purposes of this investment restriction, the purchase of debt obligations (including acquisitions of loans, loan participations, debt or equity tranches of CLO vehicles or other forms of debt instruments) shall not constitute loans by us; (8) issue senior securities, except to the extent permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, the SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority with appropriate jurisdiction; or (9) invest in any security if as a result of such investment, 25% or more of the value of our total assets, taken at market value at the time of each investment, are in the securities of issuers in any particular industry except (a) securities issued or guaranteed by the U.S. government and its agencies and instrumentalities or tax-exempt securities of state and municipal governments or their political subdivisions (however, not including private purpose industrial development bonds issued on behalf of non-government issuers), (b) as otherwise provided by the 1940 Act, as amended from time to time, and as modified or supplemented from time to time by (i) the rules and regulations promulgated by the SEC under the 1940 Act, as amended from time to time, and (ii) any exemption or other relief applicable to us from the provisions of the 1940 Act, as amended from time to time, or (c) as set forth in the following paragraph.

We may invest up to 100% of our assets in securities issued by CLO vehicles and in corporate debt instruments, which may be acquired directly in privately negotiated transactions or in secondary market purchases. With respect to securities we acquired directly in privately negotiated transactions, we may, for the purpose of public resale, be deemed an “underwriter” as that term is defined in the Securities Act. Our intention is to not write (sell) or buy put or call options to manage risks associated with any publicly-traded securities we may hold, except that we may enter into hedging transactions to manage the risks associated with interest rate fluctuations, and, in such cases, only after all necessary registrations (or exemptions from registration) with the Commodity Futures Trading Commission have been obtained. We also do not intend to acquire securities issued by any investment company that exceed the limits imposed by the 1940 Act. Under these limits, unless otherwise permitted by the 1940 Act, we currently cannot acquire more than 3% of the voting securities of any registered investment company, invest more than 5% of the value of our total assets in the securities of one investment company or invest, in the aggregate, in excess of 10% of the value of our total assets in the securities of one or more investment companies. With regard to that portion of our portfolio invested in securities issued by investment companies, it should be noted that such investments might subject our stockholders to additional expenses.

Proxy Voting Policies and Procedures

We have delegated proxy voting responsibility to Oxford Lane Management. The Proxy Voting Policies and Procedures of Oxford Lane Management are set forth below.

OXFORD LANE MANAGEMENT, LLC
STATEMENT OF POLICIES AND PROCEDURES REGARDING THE VOTING OF SECURITIES

The Proxy Voting Policies and Procedures of Oxford Lane Management are set forth below. You may obtain information about how Oxford Lane Management voted proxies with respect to our portfolio securities by making a written request for proxy voting information to: Chief Compliance Officer, Oxford Lane Management, LLC, 8 Sound Shore Drive, Suite 255, Greenwich, CT 06830.

Introduction

As an investment adviser registered under the Advisers Act, Oxford Lane Management has a fiduciary duty to act solely in the best interests of its clients. As part of this duty, Oxford Lane Management recognizes that it must vote client securities in a timely manner free of conflicts of interest and in the best interests of its clients.

These policies and procedures for voting proxies for the Adviser’s investment advisory clients are intended to comply with Section 206 of, and Rule 206(4)-6 under, the Advisers Act.

Proxy Policies

Oxford Lane Management will vote proxies relating to our portfolio securities in the best interests of our shareholders. Oxford Lane Management will review on a case-by-case basis each proposal submitted for a shareholder vote to determine its impact on the portfolio securities held by us. Although Oxford Lane Management will generally vote against proposals that may have a negative impact on our portfolio securities, it may vote for such a proposal if there exist compelling long-term reasons to do so.

The proxy voting decisions of Oxford Lane Management are made by the senior officers of Oxford Lane Management who are responsible for monitoring each of our investments. To ensure that its vote is not the product of a conflict of interest, Oxford Lane Management requires that: (i) anyone involved in the decision making process to disclose to Oxford Lane Management’s Chief Compliance Officer any potential conflict that he or she is aware of and any contact that he or she has had with any interested party regarding a proxy vote; and (ii) employees involved in the decision making process or vote administration are prohibited from revealing how Oxford Lane Management intends to vote on a proposal without the prior approval of the Chief Compliance Officer and Senior Management in order to reduce any attempted influence from interested parties.

Proxy Voting Records

You may obtain information about how Oxford Lane Management voted proxies with respect to our portfolio securities by making a written request for proxy voting information to: Chief Compliance Officer, Oxford Lane Management, LLC, 8 Sound Shore Drive, Suite 255, Greenwich, CT 06830.

Privacy Policy

We are committed to protecting your privacy. This privacy notice, which is required by federal law, explains privacy policies of Oxford Lane Capital Corp. and its affiliated companies. This notice supersedes any other privacy notice you may have received from Oxford Lane Capital Corp., and its terms apply both to our current stockholders and to former stockholders as well.

We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. With regard to this information, we maintain procedural safeguards that comply with federal standards.

Our goal is to limit the collection and use of information about you. When you purchase shares of our common stock, our transfer agent collects personal information about you, such as your name, address, social security number or tax identification number.

This information is used only so that we can send you annual reports, proxy statements and other information required by law, and to send you information we believe may be of interest to you.

We do not share such information with any non-affiliated third party except as described below:

•        It is our policy that only authorized employees of our investment adviser, Oxford Lane Management, LLC, who need to know your personal information will have access to it.

•        We may disclose stockholder-related information to companies that provide services on our behalf, such as record keeping, processing your trades, and mailing you information. These companies are required to protect your information and use it solely for the purpose for which they received it.

•        If required by law, we may disclose stockholder-related information in accordance with a court order or at the request of government regulators. Only that information required by law, subpoena, or court order will be disclosed.

DETERMINATION OF NET ASSET VALUE

Quarterly Net Asset Value Determinations

We determine the net asset value per share of our common stock by dividing the value of our portfolio investments, cash and other assets (including interest accrued but not collected) less all its liabilities (including accrued expenses, borrowings and interest payable) by the total number of shares of our common stock outstanding on a quarterly basis. The most significant estimate inherent in the preparation of our financial statements is the valuation of investments and the related amounts of unrealized appreciation and depreciation of investments recorded. We believe that there is no single best method for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. We fair value each individual investment on a quarterly basis.

We value our investments in accordance with Rule 2a-5 under the 1940 Act, which sets forth requirements for determining fair value in good faith. The Board of Directors determines the value of our investment portfolio each quarter, after consideration of the Valuation Committee’s recommendation of fair value. The Adviser compiles relevant information, including a financial summary, recent trading activity in the security, if known, price indications from third-party pricing services and recent purchases and sales known to the Adviser in similar securities. All available information, including non-binding indications of pricing from a third-party pricing service, which may not be considered reliable, will be considered by us and/or the Valuation Committee. In some instances, there may be limited trading activity in a security even though the market for the security is considered not active. In such cases we and/or the Valuation Committee will consider the number of trades, the size and timing of each trade, and other circumstances around such trades, to the extent such information is available. The Valuation Committee will evaluate the impact of such additional information, and factor it into its consideration of fair value.

As part of the valuation process, the Board will take into account relevant factors in determining the fair value of our investments for which reliable market quotations are not readily available, including and in combination, as relevant, of: the nature of any restrictions on disposition of the securities; structure of the securities as described in the indenture; assessment of the general liquidity/illiquidity of the securities; the issuer’s financial condition, including but not limited to its overcollateralization test, interest coverage test and size of its CCC bucket; the markets in which the issuers of the underlying collateral do business; the nature and value of the collateral; the prices of any actual trades or bids/offers for the securities or the prices of any actual trades or bids/offers for any comparable securities within the period seven days prior or seven days after the net asset value date, subject to a shorter window during periods of enhanced volatility where in the judgement of the Board of Directors trades executed outside of the shorter window would not represent a better representation of fair-value than prices provided by the pricing service; broker firm bids; broker firm offers; the reputation of the collateral manager; information resulting from bids-wanted in competition; if the CLO equity distribution and/or corporate dividend payment falls on the last day of the period and whether a prospective purchaser would require a downward adjustment to the price; any available analyst, media or other reports or information deemed reliable by the Board of Directors regarding the issuer or the markets or industry in which it operates; and such other information the Board of Directors deems material to the pricing of individual securities.

These processes and procedures are part of our compliance policies and procedures. Records will be made contemporaneously with all determinations described in this section and these records will be maintained with other records that we are required to maintain under the 1940 Act.

Determinations in Connection with Offerings

We are not generally able to issue and sell our common stock at a price below net asset value per share, other than in connection with a rights offering to our existing stockholders. In connection with any offering of shares of our common stock, we are required to make the determination that we are not selling shares of our common stock at a price below the then current net asset value of our common stock at the time at which the sale is made. Factors that may be considered in making such determination may include, among others:

•        the net asset value of our common stock disclosed in the most recent periodic report that we filed with the SEC;

•        our management’s assessment of whether any material change in the net asset value of our common stock has occurred (including through the realization of gains on the sale of our portfolio securities) during the period beginning on the date of the most recently disclosed net asset value of our common stock and ending as of a time within 48 hours (excluding Sundays and holidays) of the sale of our common stock; and

•        the magnitude of the difference between (i) a value that we have determined reflects the current (as of a time within 48 hours, excluding Sundays and holidays) net asset value of our common stock, which is based upon the net asset value of our common stock disclosed in the most recent periodic report that we filed with the SEC, as adjusted to reflect our management’s assessment of any material change in the net asset value of our common stock since the date of the most recently disclosed net asset value of our common stock, and (ii) the offering price of the shares of our common stock in the proposed offering.

Moreover, to the extent that there is even a remote possibility that we may issue shares of our common stock at a price below the then current net asset value of our common stock at the time at which the sale is made, we will either postpone the offering until such time that there is no longer the possibility of the occurrence of such event or undertake to determine the net asset value of our common stock within two days prior to any such sale to ensure that such sale will not be below our then current net asset value.

DISTRIBUTION REINVESTMENT PLAN

We have adopted a distribution reinvestment plan that provides for reinvestment of our distributions on behalf of our stockholders, unless a stockholder elects to receive cash as provided below. As a result, if our Board of Directors authorizes, and we declare, a cash distribution, our stockholders who have not opted out of our distribution reinvestment plan will have their cash distributions automatically reinvested in additional shares of our common stock, rather than receiving the cash distributions.

No action will be required on the part of a registered stockholder to have his cash distribution reinvested in shares of our common stock. A registered stockholder may elect to receive an entire distribution in cash by notifying Computershare Trust Company, N.A., the plan administrator and our transfer agent and registrar, by telephone, through the Internet or in writing so that such notice is received by the plan administrator no later than the record date for distributions to stockholders. The plan administrator will set up an account for shares acquired through the plan for each stockholder who has not elected to receive distributions in cash and hold such shares in non-certificated form. Upon request by a stockholder participating in the plan, received by telephone, through the Internet or writing prior to the record date, the plan administrator will, instead of crediting shares to the participant’s account, issue a certificate registered in the participant’s name for the number of whole shares of our common stock and a check for any fractional share, less any applicable fees.

Those stockholders whose shares are held by a broker or other financial intermediary may receive distributions in cash by notifying their broker or other financial intermediary of their election.

We expect to use primarily newly-issued shares to implement the plan, whether our shares are trading at a premium or at a discount to net asset value. Under such circumstances, the number of shares to be issued to a stockholder is determined by dividing the total dollar amount of the distribution payable to such stockholder by an amount equal to ninety-five (95%) percent of the market price per share of our common stock at the close of regular trading on the Nasdaq Global Select Market on the valuation date fixed by our Board of Directors for such distribution. Market price per share on that date will be the closing price for such shares on the Nasdaq Global Select Market or, if no sale is reported for such day, at the average of their electronically reported bid and asked prices. We reserve the right to purchase shares in the open market in connection with our implementation of the plan. Shares purchased in open market transactions by the plan administrator will be allocated to a stockholder based on the average purchase price, excluding any brokerage charges or other charges, of all shares of common stock purchased in the open market.

There is no charge to stockholders for receiving their distributions in the form of additional shares of our common stock. Any transaction fees, brokerage charges, plan administrator’s fees or any other charges for handling distributions in stock are paid by us. There are no brokerage charges with respect to shares we have issued directly as a result of distributions payable in stock. If a participant elects by telephonic, Internet or written notice to the plan administrator to have the plan administrator sell part or all of the shares held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a $2.50 transaction fee plus brokerage charges from the proceeds.

Stockholders who receive distributions in the form of stock are subject to the same federal, state and local tax consequences as are stockholders who elect to receive their distributions in cash. The amount of the distribution for U.S. federal income tax purposes will be equal to the fair market value of the stock received. A stockholder’s basis for determining gain or loss upon the sale of stock received in a distribution from us will be equal to the amount treated as a distribution for U.S. federal income tax purposes.

The plan may be terminated by us upon notice in writing mailed to each participant at least 30 days prior to any record date for the payment of any dividend or distribution by us. All correspondence concerning the plan should be directed to the plan administrator as follows: through the Internet at www.computershare/investor, telephone number is 1-800-426-5523 and written correspondence can be mailed to Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI, 02940-3078.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a general summary of certain U.S. federal income tax considerations applicable to us and to an investment in our shares of common stock. This summary does not purport to be a complete description of the income tax considerations applicable to such an investment. For example, we have not described tax consequences that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, dealers in securities, a trader in securities that elects to use a market-to-market method of accounting for its securities holdings, pension plans and trusts, and financial institutions. This summary assumes that investors hold our common stock as capital assets (within the meaning of the Code). The discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations, each as of the date of this prospectus and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought and will not seek any ruling from the Internal Revenue Service, or “IRS” regarding this offering. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets.

This summary does not discuss the consequences of an investment in shares of our preferred stock, subscription rights to purchase shares of our common stock or debt securities. The U.S. federal income tax consequences of such an investment will be discussed in a relevant prospectus supplement.

A “U.S. stockholder” generally is a beneficial owner of shares of our common stock who is for U.S. federal income tax purposes:

•        A citizen or individual resident of the United States;

•        A corporation or other entity treated as a corporation, for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•        A trust if a court within the United States is asked to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantive decisions of the trust (or a trust that has made a valid election to be treated as a U.S. trust); or

•        An estate, the income of which is subject to U.S. federal income taxation regardless of its source.

A “Non-U.S. stockholder” generally is a beneficial owner of shares of our common stock who is not a U.S. stockholder.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective stockholder that is a partner of a partnership holding shares of our common stock should consult his, her or its tax advisers with respect to the purchase, ownership and disposition of shares of our common stock.

Tax matters are complicated and the tax consequences to an investor of an investment in our shares will depend on the facts of his, her or its particular situation. We encourage investors to consult their own tax advisers regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any possible changes in the tax laws.

Election to be Taxed as a RIC

We have elected to be treated, and intend to continue to qualify, as a RIC under Subchapter M of the Code. As a RIC, we generally will not have to pay corporate-level U.S. federal income taxes on any income that we distribute to our stockholders as dividends. To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, in order to be eligible for pass-through tax treatment as a RIC, we must timely distribute to our stockholders, for each taxable year, at least 90% of our “investment company taxable income,” which is generally our net ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses, or the “Annual Distribution Requirement.”

Taxation as a Regulated Investment Company

If we:

•        qualify as a RIC; and

•        satisfy the Annual Distribution Requirement,

then we will not be subject to U.S. federal income tax on the portion of our income we timely distribute (or are deemed to distribute) to stockholders. We will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gains not distributed (or deemed distributed) to our stockholders.

We will be subject to a 4% nondeductible U.S. federal excise tax on certain undistributed income unless we distribute in a timely manner an amount at least equal to the sum of (1) 98% of our net ordinary income for each calendar year, (2) 98.2% of our capital gain net income for the one-year period ending October 31 in that calendar year and (3) any income and net capital gain that we recognized in preceding years but were not distributed in such years, or the “Excise Tax Avoidance Requirement.” We generally will endeavor in each year to make sufficient distributions to our stockholders to avoid any U.S. federal excise tax on our earnings.

In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:

•        derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to loans of certain securities, gains from the sale of stock or other securities, net income from certain “qualified publicly traded partnerships,” or other income derived with respect to our business of investing in such stock or securities, or the “90% Income Test”; and

•        diversify our holdings so that at the end of each quarter of the taxable year:

•        at least 50% of the value of our assets consists of cash, cash equivalents, U.S. Government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets nor more than 10% of the outstanding voting securities of the issuer; and

•        no more than 25% of the value of our assets is invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer, of two or more issuers that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades or businesses, or of certain “qualified publicly traded partnerships,” or the “Diversification Tests.”

We may be required to recognize taxable income in circumstances in which we do not receive cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (which may arise if we receive warrants in connection with the origination of a loan or possibly in other circumstances), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in income other amounts that we have not yet received in cash, such as contractual PIK interest (which represents contractual interest added to the loan balance and due at the end of the loan term) and deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. Because any original issue discount or other amounts accrued will be included in our investment company taxable income for the year of accrual, we may be required to make a distribution to our stockholders in order to satisfy the Annual Distribution Requirement and the Excise Tax Avoidance Requirement, even though we will not have received any corresponding cash amount. Under certain circumstances, we also may be required to take into account income for tax purposes no later than when such income is taken into account for accounting purposes.

Although we do not presently expect to do so, we are authorized to borrow funds and to sell assets in order to satisfy distribution requirements. However, under the 1940 Act, we are not permitted to make distributions to our stockholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. See “Regulation as a Registered Closed-End Management Investment Company — Senior Securities.” Moreover, our ability to dispose of assets to meet our distribution requirements may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our status as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, we may make such dispositions at times that, from an investment standpoint, are not advantageous.

Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things: (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions; (ii) convert lower taxed long-term capital gain into higher taxed short-term capital gain or ordinary income; (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited); (iv) cause us to recognize income or gain without a corresponding receipt of cash; (v) adversely affect the time as to when a purchase or sale of securities is deemed to occur; (vi) adversely alter the characterization of certain complex financial transactions; (vii) accelerate the timing of when we recognize income; and (viii) produce income that will not be qualifying income for purposes of the 90% gross income test described above. We will monitor its transactions and may make certain tax elections in order to mitigate the potential adverse effect of these provisions.

Our investment in foreign securities may be subject to non-U.S. withholding taxes. In that case, our yield on those securities would be decreased. Stockholders will generally not be entitled to claim a credit or deduction with respect to non-U.S. taxes paid by us.

We anticipate that the CLO vehicles in which we invest may constitute PFICs. Because we acquire shares in PFICs (including equity tranche investments in CLO vehicles that are PFICs), we may be subject to U.S. federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed as a taxable dividend by us to our stockholders. Additional charges in the nature of interest may be imposed on us in respect of deferred taxes arising from any such excess distributions or gains. If we invest in a PFIC and elect to treat the PFIC as a “qualified electing fund” under the Code, or “QEF,” in lieu of the foregoing requirements, we will be required to include in income each year our proportionate share of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed to us. Alternatively, we can elect to mark-to-market at the end of each taxable year our shares in a PFIC; in this case, we will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent it does not exceed prior increases included in our income. Under either election, we may be required to recognize in a year income in excess of our distributions from PFICs and our proceeds from dispositions of PFIC stock during that year, and we must distribute such income to satisfy the Annual Distribution Requirement and the Excise Tax Avoidance Requirement.

If we hold more than 10% of the shares in a foreign corporation that is treated as a controlled foreign corporation, or “CFC,” (including equity tranche investments in a CLO vehicle treated as CFC) we may be treated as receiving a deemed distribution (taxable as ordinary income) each year from such foreign corporation in an amount equal to our pro rata share of the corporation’s income for the tax year (including both ordinary earnings and capital gains), whether or not the corporation makes an actual distribution during such year. This deemed distribution is required to be included in the income of a U.S. Shareholder of a CFC regardless of whether the shareholder has made a QEF election with respect to such CFC. In general, a foreign corporation will be classified as a CFC if more than 50% of the shares of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by U.S. Shareholders. A “U.S. Shareholder,” for this purpose, is any U.S. person that possesses (actually or constructively) 10% or more of the combined voting power of all classes of shares entitled to vote of a foreign corporation or 10% or more of the total value of all classes of stock of a foreign corporation. If we are treated as receiving a deemed distribution from a CFC, we will be required to include such distribution in our investment company taxable income regardless of whether we receive any actual distributions from such CFC, and we must timely distribute such income to satisfy the Annual Distribution Requirement and the Excise Tax Avoidance Requirement.

Income inclusions from a QEF or a CFC will be “good income” for purposes of the 90% Income Test provided that they are derived in connection with our business of investing in stocks and securities or the QEF or the CFC distribute such income to us in the same taxable year in which the income is included in our income.

FATCA generally imposes a withholding tax of 30% on payments of U.S. source interest and dividends paid to certain non-U.S. entities, including certain non-U.S. financial institutions and investment funds, unless such non-U.S. entity complies with certain reporting requirements regarding its United States account holders and its United States owners. While existing U.S. Treasury regulations would also require withholding on payments of the gross proceeds from the sale of any property that could produce U.S. source interest or dividends, the U.S. Treasury Department has indicated in subsequent proposed regulations its intent to eliminate this requirement. Most CLO vehicles in which we invest will be treated as non-U.S. financial entities for this purpose, and therefore will be required to comply with these reporting requirements to avoid the 30% withholding. If a CLO vehicle in which we invest fails to properly comply with these reporting requirements, it could reduce the amounts available to distribute to equity and junior debt holders in such CLO vehicle, which could materially and adversely affect our operating results and cash flows.

Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time we accrue income, expenses or other liabilities denominated in a foreign currency and the time we actually collect such income or pay such expenses or liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency forward contracts and the disposition of debt obligations denominated in a foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.

Gain or loss realized by us from the sale or exchange of warrants acquired by us as well as any loss attributable to the lapse of such warrants generally will be treated as capital gain or loss. The treatment of such gain or loss as long-term or short-term will depend on how long we held a particular warrant. Upon the exercise of a warrant acquired by us, our tax basis in the stock purchased under the warrant will equal the sum of the amount paid for the warrant plus the strike price paid on the exercise of the warrant.

A RIC is limited in its ability to deduct expenses in excess of its investment company taxable income. If our deductible expenses in a given taxable year exceed our investment company taxable income, we may incur a net operating loss for that taxable year. However, a RIC is not permitted to carry forward net operating losses to subsequent taxable years and such net operating losses do not pass through to its stockholders. In addition, deductible expenses can be used only to offset investment company taxable income, not net capital gain. A RIC may not use any net capital losses (that is, the excess of realized capital losses over realized capital gains) to offset its investment company taxable income, but may carry forward such net capital losses, and use them to offset future capital gains, indefinitely. Due to these limits on deductibility of expenses and net capital losses, we may for tax purposes have aggregate taxable income for a taxable year that we are required to distribute and that is taxable to stockholders even if such taxable income is greater than the net income we actually earn during such taxable year. Any underwriting fees paid by us are not deductible.

The remainder of this discussion assumes that we qualify as a RIC and have satisfied the Annual Distribution Requirement and quarterly Diversification Tests.

Taxation of U.S. Stockholders

Distributions by us generally are taxable to U.S. stockholders as ordinary income or capital gains. Distributions of our “investment company taxable income” (which is, generally, our net ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses) will be taxable as ordinary income to U.S. stockholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional common stock. To the extent such distributions paid by us to non-corporate U.S. stockholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions, or “Qualifying Dividends” may be eligible for a maximum tax rate of 20% (provided that certain requirements, including a holding period requirement, are satisfied). In this regard, it is anticipated that distributions paid by us will generally not be attributable to dividends and, therefore, generally will not qualify for the 20% maximum rate applicable to Qualifying Dividends. Distributions of our net capital gains (which are generally our realized net long-term capital gains in excess of realized net short-term capital losses) and properly reported by us as “capital gain dividends” will be taxable to a U.S. stockholder as long-term capital gains that are currently taxable at a maximum rate of 20% in the case of individuals, trusts or estates, regardless of the U.S. stockholder’s holding period for his, her or its common stock and regardless of whether paid in cash or reinvested in additional common stock. Distributions in excess of our earnings and profits first will reduce a U.S. stockholder’s adjusted tax basis in such U.S. stockholder’s common stock and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. stockholder.

Certain distributions reported by us as Section 163(j) interest dividends may be eligible to be treated as interest income by U.S. stockholders for purposes of the tax rules applicable to interest expense limitations under Section 163(j) of the Code. Such treatment by the U.S. stockholder is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that we are eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of our business interest income over the sum of our (i) business interest expense and (ii) other deductions properly allocable to our business interest income.

Under the dividend reinvestment plan, our U.S. stockholders who have not “opted out” of our dividend reinvestment plan will have their cash distributions automatically reinvested in additional shares of our common stock, rather than receiving the cash distributions. Any distributions reinvested under the plan will nevertheless remain taxable to U.S. stockholders. A U.S. stockholder will have an adjusted basis in the additional common shares purchased through the plan equal to the amount of the reinvested distribution. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the U.S. stockholder’s account.

We may distribute taxable distributions that are payable in cash or shares of our common stock at the election of each stockholder. Under certain applicable IRS guidance, distributions by publicly offered RICs that are payable in cash or in shares of stock at the election of stockholders are treated as taxable distributions. The IRS has published a revenue procedure indicating that this rule will apply even where the total amount of cash to be distributed is not less than 20% of the total distribution. Under this revenue procedure, if too many stockholders elect to receive their distributions in cash, the cash available for distribution must be allocated among the stockholders electing to receive cash (with the balance of the distribution paid in stock). In no event will any stockholder electing to receive cash, receive less than the lesser of (a) the portion of the distribution such stockholder has elected to receive in cash or (b) an amount equal to his, her or its entire distribution times the percentage limitation on cash available for distribution. If we decide to make any distributions consistent with this revenue procedure that are payable in part in our stock, taxable stockholders receiving such distributions will be required to include the full amount of the distribution (whether received in cash, our stock, or a combination thereof) as ordinary income (or as long-term capital gain to the extent such distribution is properly reported as a capital gain distribution) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. stockholder may be required to pay tax with respect to such distributions in excess of any cash received. If a U.S. stockholder sells the stock it receives as a distribution in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the distribution, depending on the market price of our stock at the time of the sale. Furthermore, with respect to non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such distributions, including in respect of all or a portion of such distribution that is payable in stock. In addition, if a significant number of our stockholders determine to sell shares of our stock in order to pay taxes owed on distributions, it may put downward pressure on the trading price of our stock.

We may retain some or all of our realized net long-term capital gains in excess of realized net short-term capital losses, but designate the retained net capital gain as a “deemed distribution.” In that case, among other consequences, we will pay U.S. federal income tax on the retained amount, each U.S. stockholder will be required to include his, her or its share of the deemed distribution in income as if it had been actually distributed to the U.S. stockholder, and the U.S. stockholder will be entitled to claim a credit equal to his, her or its allocable share of the tax paid thereon by us. Because we expect to pay tax on any retained capital gains at our regular corporate tax rate, and because that rate is in excess of the maximum rate currently payable by individuals on long-term capital gains, the amount of tax that individual U.S. stockholders will be treated as having paid will exceed the tax they owe on the capital gain distribution and such excess generally may be refunded or claimed as a credit against the U.S. stockholder’s other U.S. federal income tax obligations. The amount of the deemed distribution net of the tax paid by us on the retained capital gains will be added to the U.S. stockholder’s cost basis for his, her or its common stock. In order to utilize the deemed distribution approach, we must provide written notice to our U.S. stockholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”

For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gain dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. stockholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to U.S. stockholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by our U.S. stockholders on December 31 of the year in which the dividend was declared.

If an investor purchases shares of our common stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the investor will be subject to tax on the distribution even though economically it may represent a return of his, her or its investment.

The IRS currently requires that a RIC that has two or more classes of stock allocate to each such class proportionate amounts of each type of its income (such as ordinary income and capital gains) based upon the percentage of total dividends paid to each class for the tax year. We will allocate capital gain dividends, if any, between shares of our common stock and shares of our preferred stock in proportion to the total dividends paid to each class with respect to such tax year.

A U.S. stockholder generally will recognize taxable gain or loss if the U.S. stockholder sells or otherwise disposes of his, her or its shares of our common stock. The amount of gain or loss will be measured by the difference between such stockholder’s adjusted tax basis in the common stock sold and the amount of the proceeds received in exchange. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. stockholder has held his, her or its shares for more than one year. Otherwise, it will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of our common stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of our common stock may be disallowed if other shares of our common stock are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.

The maximum rate on long-term capital gains for non-corporate taxpayers is 20%. Corporate U.S. stockholders currently are subject to U.S. federal income tax on net capital gain at the maximum 21% rate also applied to ordinary income. Non-corporate stockholders with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate U.S. stockholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate stockholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.

Gain or loss, if any, recognized by a holder in connection with our redemption of Term Preferred Shares generally will be characterized as gain or loss from a sale or exchange of the Term Preferred Shares if the redemption (a) is “not essentially equivalent to a dividend” with respect to the holder, (b) results in a “complete termination” of holder’s ownership of our stock, or (c) is “substantially disproportionate” with respect to the holder, in each case, within the meaning of Section 302(b) of the Code. In determining whether any of these alternative tests has been met, stock considered to be owned by a holder of Term Preferred Shares by reason of certain constructive ownership rules under the Code and the related administrative guidance promulgated thereunder as well as judicial interpretations thereof, as well as stock actually owned by the holder, generally must be taken into account. The determination as to whether any of the alternative tests described above will be satisfied with respect to a holder of Term Preferred Shares depends upon the facts and circumstances at the time that the determination must be made. Even if a redemption of Term Preferred Shares is treated as a sale or exchange, a portion of the amount received by a holder on the redemption may be characterized as dividend income for federal income tax purposes to the extent such portion is attributable to declared but unpaid dividends. If a redemption of Term Preferred Shares from a holder is not treated as a sale or exchange for federal income tax purposes, the proceeds of such distribution generally will be characterized for federal income tax purposes as a dividend. Holder of Term Preferred Shares are advised to consult their tax advisors to determine their own tax treatment in the event of a redemption of such stock.

An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from us and net gains from redemptions or other taxable dispositions of shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts. U.S. persons that are individuals, estates or trusts are urged to consult their tax advisors regarding the applicability of this tax to their income and gains in respect of their investment in our shares.

Under U.S. Treasury regulations, if a stockholder recognizes losses with respect to shares of $2 million or more for a non-corporate stockholder or $10 million or more for a corporate stockholder, the stockholder must file with the IRS a disclosure statement on IRS Form 8886. Direct stockholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, stockholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to stockholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

We or the applicable withholding agent will report to each of our U.S. stockholders, as promptly as possible after the end of each calendar year, the amounts includible in such U.S. stockholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the federal tax status of each year’s distributions generally will be reported to the IRS (including the amount of dividends, if any, eligible for the 20% maximum rate). Dividends paid by us generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to Qualifying Dividends because our income generally will not consist of dividends. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. stockholder’s particular situation.

We or your financial intermediary are also generally required to report to each stockholder and to the IRS cost basis information for shares of our stock sold by or redeemed from the stockholder. Stockholders should consult their financial intermediaries and tax advisers with respect to reporting of cost basis and available elections for their accounts.

We may be required to withhold U.S. federal income tax, or “backup withholding” from all distributions to any U.S. stockholder (other than a corporation, a financial institution, or a U.S. stockholder that otherwise qualifies for an exemption) (1) who fails to furnish us with a correct taxpayer identification number or a certificate that such U.S. stockholder is exempt from backup withholding or (2) with respect to whom the IRS notifies us that such U.S. stockholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability, provided that proper information is provided to the IRS.

Taxation of Non-U.S. Stockholders

Whether an investment in the shares is appropriate for a Non-U.S. stockholder will depend upon that person’s particular circumstances. An investment in the shares by a Non-U.S. stockholder may have adverse tax consequences. Non-U.S. stockholders should consult their tax advisers before investing in our common stock.

Distributions of our “investment company taxable income” to Non-U.S. stockholders (including interest income and realized net short-term capital gains in excess of realized long-term capital losses, which generally would be free of withholding if paid to Non-U.S. stockholders directly) will be subject to withholding of federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits unless an applicable exception applies. If the distributions are effectively connected with a U.S. trade or business of the Non-U.S. stockholder, we will not be required to withhold federal tax if the Non-U.S. stockholder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. (Special certification requirements apply to a Non-U.S. stockholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisers.)

We or the applicable withholding agent generally are not required to withhold any amounts with respect to certain distributions of (i) U.S. source interest income, and (ii) net short term capital gains in excess of net long term capital losses, in each case to the extent we properly report such distributions as “interest-related dividends” or “short-term capital gain dividends” and certain other requirements were satisfied. We anticipate that a portion of our distributions will be eligible for this exemption from withholding; however, we cannot determine what portion of our distributions (if any) will be eligible for this exception until after the end of our taxable year. No certainty can be provided that any of our distributions will be reported as eligible for this exception.

Actual or deemed distributions of our net capital gains to a stockholder that is a Non-U.S. stockholder, and gains realized by a Non-U.S. stockholder upon the sale or redemption of our common stock, will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. stockholder (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. stockholder in the United States,) or, in the case of an individual, the Non-U.S. stockholder was present in the United States for 183 days or more during the taxable year and certain other conditions are met.

If we distribute our net capital gains in the form of deemed rather than actual distributions, a stockholder that is a Non-U.S. stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the stockholder’s allocable share of the corporate-level U.S. federal income tax we pay on the capital gains deemed to have been distributed; however, in order to obtain the refund, the Non-U.S. stockholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the Non-U.S. stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

For a corporate Non-U.S. stockholder, distributions (both actual and deemed), and gains realized upon the sale or redemption of our common stock that are effectively connected to a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty).

Under the dividend reinvestment plan, our stockholders who have not “opted out” of our dividend reinvestment plan will have their cash distributions automatically reinvested in additional shares of our common stock, rather than receiving the cash distributions. If the distribution is a distribution of our investment company taxable income, is not properly reported by us as a short-term capital gains dividend or interest-related dividend (assuming extension of the exemption discussed above), and is not effectively connected with a U.S. trade or business of the Non-U.S. stockholder (and, if a treaty applies, is not attributable to a permanent establishment), the amount distributed (to the extent of our current and accumulated earnings and profits) will be subject to U.S. federal withholding tax at a 30% rate (or lower rate provided by an applicable treaty) and only the net after-tax amount will be reinvested in common shares. If the distribution is effectively connected with a U.S. trade or business of the Non-U.S. stockholder (and no withholding applies because applicable certifications are provided by the Non-U.S. stockholder), generally the full amount of the distribution will be reinvested in the plan and will nevertheless be subject to U.S. federal income tax at the ordinary income rates applicable to U.S. persons. The Non-U.S. stockholder will have an adjusted basis in the additional common shares purchased through the plan equal to the amount reinvested. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the Non-U.S. stockholder’s account.

A Non-U.S. stockholder who is a non-resident alien individual, and who is otherwise subject to withholding of U.S. federal tax, may be subject to information reporting and backup withholding of U.S. federal income tax on dividends unless the Non-U.S. stockholder provides us or the dividend paying agent with an IRS Form W-8BEN or IRS Form W-8BEN-E or an acceptable substitute form or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. stockholder or otherwise establishes an exemption from backup withholding.

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions, or “FFIs” unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement, or “IGA” with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest and dividends. While existing U.S. Treasury regulations would also require withholding on payments of the gross proceeds from the sale of any property that could produce U.S. source interest or dividends, the U.S. Treasury Department has indicated in subsequent proposed regulations its intent to eliminate this requirement. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on payments to foreign entities that are not FFIs unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a Non-U.S. stockholder and the status of the intermediaries through which they hold their shares, Non-U.S. stockholders could be subject to this 30% withholding tax with respect to distributions on their shares and potentially proceeds from the sale of their shares. Under certain circumstances, a Non-U.S. stockholder might be eligible for refunds or credits of such taxes.

Non-U.S. persons should consult their own tax advisers with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the shares.

Failure to Qualify as a Regulated Investment Company

If we were unable to qualify for treatment as a RIC, we would be subject to tax on all of our taxable income at regular corporate rates, regardless of whether we make any distributions to our stockholders. Distributions would not be required, and any distributions would be taxable to our stockholders as ordinary dividend income, and provided that certain holding periods and other requirements are met, could be eligible for the 20% maximum rate to the extent of our current and accumulated earnings and profits. Subject to certain limitations under the Code, corporate distributes would be eligible for the dividends-received deduction. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s tax basis, and any remaining distributions would be treated as a capital gain. To requalify as a RIC in a subsequent taxable year, we would be required to satisfy the RIC qualification requirements for that year and dispose of any earnings and profits from any year in which we failed to qualify as a RIC. Subject to a limited exception applicable to RICs that qualified as such under Subchapter M of the Code for at least one year prior to disqualification and that requalify as a RIC no later than the second year following the non-qualifying year, we could be subject to tax on any unrealized net built-in gains in the assets held by it during the period in which it failed to qualify as a RIC that are recognized within the subsequent 5 years, unless we made a special election to pay corporate-level U.S. federal income tax on such built-in gain at the time of its requalification as a RIC.

DESCRIPTION OF SECURITIES

This prospectus contains a summary of the common stock, preferred stock, subscription rights to purchase shares of common stock and debt securities. These summaries are not meant to be a complete description of each security. However, this prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security.

DESCRIPTION OF CAPITAL STOCK

The following description is based on relevant portions of the Maryland General Corporation Law and on our Charter and Bylaws. This summary is not necessarily complete, and we refer you to the Maryland General Corporation Law and our Charter and Bylaws for a more detailed description of the provisions summarized below.

Stock

The authorized stock of Oxford Lane Capital consists of 950,000,000 shares of stock, par value $0.01 per share, 900,000,000 of which are currently designated as common stock and 50,000,000 of which are currently designated as preferred stock. Our common stock, Series 2027 Term Preferred Shares, 6.00% Series 2029 Term Preferred Shares and 7.125% Series 2029 Term Preferred Shares are traded on the NASDAQ Global Select Market under the ticker symbols “OXLC,” “OXLCP,” “OXLCO” and “OXLCN” respectively. There are no outstanding options or warrants to purchase our stock. No stock has been authorized for issuance under any equity compensation plans. Under Maryland law, our stockholders generally are not personally liable for our debts or obligations.

The following are our outstanding classes of securities as of November 5, 2024:

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by Us or for Our Account	(4) Amount Outstanding Exclusive of Amounts Shown Under (3)
Common Stock	900,000,000	—	345,906,253
Preferred Stock	50,000,000	—	8,761,706

Under our Charter our Board of Directors is authorized to classify and reclassify any unissued shares of stock into other classes or series of stock without obtaining stockholder approval. As permitted by the Maryland General Corporation Law, our Charter provides that the Board of Directors, without any action by our stockholders, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

Common Stock

All shares of our common stock have equal rights as to earnings, assets, voting, and dividends and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our Board of Directors and declared by us out of assets legally available therefor. Shares of our common stock have no preemptive, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors, and holders of less than a majority of such shares will be unable to elect any director.

Preferred Stock

Our Charter authorizes our Board of Directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. The cost of any such reclassification would be borne by our existing common stockholders. Prior to issuance of shares of each class or series, the Board of Directors is required by Maryland law and by our Charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the Board of Directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. You should note, however, that any issuance of preferred stock must comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that (1) immediately after issuance and before any dividend or other distribution is made with respect to our common stock and before any purchase of common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 50% of our gross assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on such preferred stock are in arrears by two full years or more. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. We believe that the availability for issuance of preferred stock will provide us with increased flexibility in structuring future financings and acquisitions.

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our Charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law, subject to the requirements of the 1940 Act.

Our Charter authorizes us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our Bylaws obligate us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. The charter and Bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of us in any of the capacities described above and any of our employees or agents or any employees or agents of our predecessor. In accordance with the 1940 Act, we will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Maryland law requires a corporation (unless its charter provides otherwise, which our Charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received unless, in either, case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer in advance of final disposition of a proceeding upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Our insurance policy does not currently provide coverage for claims, liabilities and expenses that may arise out of activities that our present or former directors or officers have performed for another entity at our request. There is no assurance that such entities will in fact carry such insurance. However, we note that we do not expect to request our present or former directors or officers to serve another entity as a director, officer, partner or trustee unless we can obtain insurance providing coverage for such persons for any claims, liabilities or expenses that may arise out of their activities while serving in such capacities.

Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws

The Maryland General Corporation Law and our Charter and Bylaws contain provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board of Directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Classified Board of Directors

Our Board of Directors is divided into three classes of directors serving staggered three-year terms. Upon expiration of their current terms, directors of each class will be elected to serve for three-year terms and until their successors are duly elected and qualify and each year one class of directors will be elected by the stockholders. A classified board may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified Board of Directors will help to ensure the continuity and stability of our management and policies.

Election of Directors

Our Charter and Bylaws provide that a plurality of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director in an uncontested election. In a contested election, a majority of all votes entitled to be cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Pursuant to our Charter our Board of Directors may amend the Bylaws to alter the vote required to elect directors.

Number of Directors; Vacancies; Removal

Our Charter provides that the number of directors will be set only by the Board of Directors in accordance with our Bylaws. Our Bylaws provide that a majority of our entire Board of Directors may at any time increase or decrease the number of directors. However, unless our Bylaws are amended, the number of directors may never be less than one nor more than nine. Our Charter provides that, at such time as we have at least three independent directors and our common stock is registered under the Securities Exchange Act of 1934, as amended, we elect to be subject to the provision of Subtitle 8 of Title 3 of the Maryland General Corporation Law regarding the filling of vacancies on the Board of Directors. Accordingly, at such time, except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the 1940 Act.

Our Charter provides that a director may be removed only for cause, as defined in our Charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.

Action by Stockholders

Under the Maryland General Corporation Law, stockholder action can be taken only at an annual or special meeting of stockholders or (unless the charter provides for stockholder action by less than unanimous written consent, which our Charter does not) by unanimous written consent in lieu of a meeting. These provisions, combined with the requirements of our Bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our Bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by the Board of Directors or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of our Bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board of Directors at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by the Board of Directors or (3) provided that the Board of Directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the Bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our Board of Directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board of Directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our Bylaws do not give our Board of Directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Calling of Special Meetings of Stockholders

Our Bylaws provide that special meetings of stockholders may be called by our Board of Directors and certain of our officers. Additionally, our Bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders will be called by the secretary of the corporation upon the written request of the holders of shares of our stock entitled to cast a majority of the votes entitled to be cast (without regard to class).

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our Charter generally provides for approval of charter amendments and extraordinary transactions by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. Our Charter also provides that certain charter amendments, any proposal for our conversion, whether by charter amendment, merger or otherwise, from a closed-end company to an open-end company and any proposal for our liquidation or dissolution requires the approval of the stockholders entitled to cast at least 80% of the votes entitled to be cast on such matter. However, if such amendment or proposal is approved by a majority of our continuing directors (in addition to approval by our Board of Directors), such amendment or proposal may be approved by a majority of the votes entitled to be cast on such a matter. In either event, in accordance with the requirements of the 1940 Act, any such amendment or proposal that would have the effect of changing the nature of our business so as to cause us to cease to be a registered management investment company would be required to be approved by a majority of our outstanding voting securities, as defined under the 1940 Act. The “continuing directors” are defined in our Charter as (1) our current directors, (2) those directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of our current directors then on the Board of Directors or (3) any successor directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of continuing directors or the successor continuing directors then in office.

Our Charter and Bylaws provide that the Board of Directors will have the exclusive power to make, alter, amend or repeal any provision of our Bylaws.

No Appraisal Rights

Except with respect to appraisal rights arising in connection with the Control Share Act discussed below, as permitted by the Maryland General Corporation Law, our Charter provides that stockholders will not be entitled to exercise appraisal rights unless a majority of the Board of Directors shall determine such rights apply.

Control Share Acquisitions

We have elected to be subject to the Control Share Act. In general, the Control Share Act limits the ability of holders of “control shares” to vote those shares above various threshold levels that start at 10% unless the other stockholders of the company reinstate those voting rights at a meeting of stockholders as provided in the Control Share Act. “Control shares” are generally defined in the Control Share Act as shares of stock that, if aggregated with all other shares of stock that are either (i) owned by a person or (ii) as to which that person is entitled to exercise or direct the exercise of voting power, except solely by virtue of a revocable proxy, would entitle that person to exercise voting power in electing directors above various thresholds of voting power starting at 10%. Our Bylaws provide that a stockholder who obtains voting rights of shares of common stock in a control share acquisition shall have no voting rights with respect to such shares to the extent provided in such provisions of the Control Share Act. Such authorization shall require the affirmative vote of the holders of two-thirds of our shares entitled to be cast on the matter, excluding interested shares. Our Bylaws also provide that the provisions of the Control Share Act shall not apply to the voting rights of (A) the holders of any shares of preferred stock (but only with respect to such preferred stock) and (B) any person acquiring shares of stock in a control share acquisition if, prior to the acquisition, the person obtains approval of the Board of Directs exempting the acquisition from the Control Share Act specifically, generally or generally by types, which exemption may include the person and the person’s affiliates or associates or other persons.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder, or the “Business Combination Act.” These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•        any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or

•        an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under this statute if the board of directors approved in advance the transaction by which the stockholder otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•        80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•        two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our Board of Directors has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the Business Combination Act, provided that the business combination is first approved by the Board of Directors, including a majority of the directors who are not interested persons as defined in the 1940 Act. This resolution may be altered or repealed in whole or in part at any time; however, our Board of Directors will adopt resolutions so as to make us subject to the provisions of the Business Combination Act only if the Board of Directors determines that it would be in our best interests and if the SEC staff does not object to our determination that our being subject to the Business Combination Act does not conflict with the 1940 Act. If this resolution is repealed, or the Board of Directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Conflict with 1940 Act

Our Bylaws provide that, if and to the extent that any provision of the Maryland General Corporation Law, including the Control Share Act and the Business Combination Act, or any provision of our Charter or Bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

DESCRIPTION OF OUR PREFERRED STOCK

In addition to shares of common stock, our Charter authorizes the issuance of preferred stock. We currently have the Series 2027 Term Preferred Shares, 6.00% Series 2029 Term Preferred Shares and 7.125% Series 2029 Term Preferred Shares outstanding. If we offer additional preferred stock under this prospectus, we will issue an appropriate prospectus supplement. We may issue additional preferred stock from time to time in one or more classes or series, without stockholder approval. Prior to issuance of shares of each class or series, our Board of Directors is required by Maryland law and by our Charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Any such an issuance must adhere to the requirements of the 1940 Act, Maryland law and any other limitations imposed by law.

The 1940 Act currently requires, among other things, that (a) immediately after issuance and before any distribution is made with respect to common stock, the liquidation preference of the preferred stock, together with all other senior securities, must not exceed an amount equal to one-third of our total assets (taking into account such distribution), (b) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on the preferred stock are in arrears by two years or more and (c) such class of stock have complete priority over any other class of stock as to distribution of assets and payment of dividends, which dividends shall be cumulative.

For any series of preferred stock that we may issue, our board of directors will determine and the articles supplementary and the prospectus supplement relating to such series will describe:

•        the designation and number of shares of such series;

•        the rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such series, as well as whether such dividends are participating or non-participating;

•        any provisions relating to convertibility or exchangeability of the shares of such series, including adjustments to the conversion price of such series;

•        the rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;

•        the voting powers, if any, of the holders of shares of such series;

•        any provisions relating to the redemption of the shares of such series;

•        any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;

•        any conditions or restrictions on our ability to issue additional shares of such series or other securities;

•        if applicable, a discussion of certain U.S. federal income tax considerations; and

•        any other relative powers, preferences and participating, optional or special rights of shares of such series, and the qualifications, limitations or restrictions thereof.

All shares of preferred stock that we may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our board of directors, and all shares of each series of preferred stock will be identical and of equal rank except as to the dates from which dividends, if any, thereon will be cumulative.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS

General

We may issue subscription rights to our stockholders to purchase common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to our stockholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering. In accordance with the 1940 Act, any transferable subscription rights offering will entitle our record date stockholders at the time of such offering one right for each share of common stock held, entitling the rights holder to purchase one new share of common stock for a minimum of every three rights held.

The applicable prospectus supplement would describe the following terms of subscription rights in respect of which this prospectus is being delivered:

•        the period of time the offering would remain open (which shall be open a minimum number of days such that all record holders would be eligible to participate in the offering and shall not be open longer than 120 days);

•        the title of such subscription rights;

•        the exercise price for such subscription rights (or method of calculation thereof);

•        the ratio of the offering (which, in the case of transferable rights, will require a minimum of three shares to be held of record before a person is entitled to purchase an additional share);

•        the number of such subscription rights issued to each stockholder;

•        the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;

•        if applicable, a discussion of certain U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•        the date on which the right to exercise such subscription rights shall commence, and the date on which such right shall expire (subject to any extension);

•        the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;

•        any termination right we may have in connection with such subscription rights offering; and

•        any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right would entitle the holder of the subscription right to purchase for cash such amount of shares of common stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement we will forward, as soon as practicable, the shares of common stock purchasable upon such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR DEBT SECURITIES

We may issue debt securities in one or more series. The specific terms of each series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and the financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “— Events of Default — Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us with respect to our debt securities.

This section includes a description of the material provisions of the indenture. Because this section is a summary, however, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. A copy of the indenture is filed as an exhibit to the registration statement of which this prospectus is a part. We will file a supplemental indenture with the SEC in connection with any debt offering, at which time the supplemental indenture would be publicly available. In connection with any debt offering, all of the material terms of the indenture and the supplemental indenture, as well as an explanation of your rights as a holder of debt securities, will be described in the prospectus supplement relating to such debt offering, which will include this prospectus together with the prospectus supplement accompanying this prospectus. See “Available Information” for information on how to obtain a copy of the indenture.

The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered by including:

•        the title of the series of debt securities, including CUSIP numbers;

•        the total principal amount of the series of debt securities;

•        the percentage of the principal amount at which the series of debt securities will be offered;

•        the date or dates on which principal will be payable or the method of determining such date or dates;

•        the rate or rates (which may be either fixed or variable) or the method of determining such rate or rates of interest, if any;

•        the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

•        the place or places, if any, other than or in addition to the Borough of Manhattan in the City of New York, of payment, transfer, conversion and/or exchange of the debt securities;

•        whether any interest may be paid by issuing additional securities of the same series in lieu of cash (and the terms upon which any such interest may be paid by issuing additional securities);

•        the terms for redemption, extension or early repayment, if any;

•        the currencies in which the series of debt securities are issued and payable;

•        whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;

•        the denominations in which the offered debt securities will be issued (if other than $1,000 and any integral multiple thereof);

•        if other than the trustee, the identity of each security registrar and/or paying agent;

•        if other than the principal amount, the portion of the principal amount of the debt securities of a series that shall be payable upon declaration of acceleration of the maturity, upon redemption before stated maturity, upon surrender for repayment at the option of the debt security holder, or which the trustee shall be entitled to claim or the method by which such portion shall be determined;

•        whether the principal, premium or interest, if any, on a series of debt securities are to be payable, at the election of the Company or a debt security holder thereof, in one or more currencies other than that in which such debt securities are denominated or stated to be payable and the terms and provisions for such election;

•        provisions, if any, granting special rights to the debt security holders of a series upon the occurrence of such events as may be specified;

•        the provision for any sinking fund;

•        any restrictive covenants;

•        any Events of Default (as defined in “Events of Default” below);

•        whether the series of debt securities are issuable in certificated form;

•        any provisions for defeasance or covenant defeasance;

•        any special U.S. federal income tax implications, including, if applicable, U.S. federal income tax considerations relating to original issue discount;

•        the date as of which any temporary global security representing outstanding debt securities of a series shall be dated if other than the date of original issuance of the first debt security of the series to be issued;

•        the person to whom any interest on any registered debt security of the series shall be payable, if other than the person in whose name such debt security (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest, and the extent to which, or the manner in which, any interest payable on a temporary or permanent global debt security on an interest payment date will be paid, if other than in the manner provided in the indenture;

•        if the debt securities of a series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary debt security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

•        whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•        the designation of the initial exchange rate agent, if any;

•        if the debt securities of a series are to be issued upon the exercise of warrants, the time, manner and place for such debt securities to be authenticated and delivered;

•        any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

•        whether the debt securities are subject to subordination and the terms of such subordination;

•        the appointment of any calculation agent, foreign currency exchange agent or other additional agents;

•        whether the debt securities are secured and the terms of any security interest;

•        the listing, if any, on a securities exchange; and

•        any other terms.

The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.

We are permitted, under specified conditions, to issue multiple classes of indebtedness if our asset coverage, as defined in the 1940 Act, is at least equal to 300% immediately after each such issuance, after giving effect to any exemptive relief granted to us by the SEC. We may also borrow amounts up to 5% of the value of our total assets for temporary purposes without regard to asset coverage. For a discussion of the risks associated with leverage, see “Risk Factors — Risks Relating to Our Business and Structure — Regulations governing our operation as a registered closed-end management investment company affect our ability to raise additional capital and the way in which we do so. The raising of debt capital may expose us to risks, including the typical risks associated with leverage.” in our most recent annual or semi-annual report on Form N-CSR.

General

The indenture provides that any debt securities proposed to be sold under this prospectus and the accompanying prospectus supplement, or “offered debt securities,” and any debt securities issuable upon the exercise of warrants or upon conversion or exchange of other offered securities, or “underlying debt securities” may be issued under the indenture in one or more series.

For purposes of this prospectus, any reference to the payment of principal of, or premium or interest, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.

The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “— Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

Except as described under “— Events of Default” and “— Merger or Consolidation” below, the indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk protection or similar protection.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Issuance of Securities in Registered Form

We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry only form represented by global securities.

Book-Entry Holders

We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.

Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders, of the debt securities.

Street Name Holders

In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

Legal Holders

Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

When we refer to you in this Description of Our Debt Securities, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders

If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

•        how it handles securities payments and notices;

•        whether it imposes fees or charges;

•        how it would handle a request for the holders’ consent, if ever required;

•        whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities;

•        how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•        if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.

Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Termination of a Global Security.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•        an investor cannot cause the debt securities to be registered in his or her name and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below;

•        an investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “— Issuance of Securities in Registered Form” above;

•        an investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•        an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•        the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•        if we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series;

•        an investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the applicable trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the applicable trustee;

•        DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds; your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security; and

•        financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities; there may be more than one financial intermediary in the chain of ownership for an investor; we do not monitor and are not responsible for the actions of any of those intermediaries.

Termination of a Global Security

If a global security is terminated for any reason, interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of legal holders and street name investors under “— Issuance of Securities in Registered Form” above.

The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not we or the applicable trustee, is responsible for deciding the investors in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.

Payment and Paying Agents

We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Payments on Global Securities

We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “— Special Considerations for Global Securities.”

Payments on Certificated Securities

We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date to the holder of debt securities as shown on the trustee’s records as of the close of business on the regular record date at our office and/or at other offices that may be specified in the prospectus supplement. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.

Alternatively, at our option, we may pay any cash interest that becomes due on the debt security by mailing a check to the holder at his, her or its address shown on the trustee’s records as of the close of business on the regular record date or by transfer to an account at a bank in the United States, in either case, on the due date.

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the attached prospectus supplement. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Events of Default

You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

The term “Event of Default” in respect of the debt securities of your series means any of the following:

•        we do not pay the principal of, or any premium on, a debt security of the series within five business days following its due date;

•        we do not pay interest on a debt security of the series within 30 days following its due date;

•        we do not deposit any sinking fund payment in respect of debt securities of the series within five business days following its due date;

•        we remain in breach of a covenant in respect of debt securities of the series for 60 days after we receive a written notice of default stating we are in breach (the notice must be sent by either the trustee or holders of at least 25% of the principal amount of the outstanding debt securities of the series);

•        we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 90 days;

•        the series of debt securities has an asset coverage, as such term is defined in the 1940 Act, of less than 100 per centum on the last business day of each of twenty-four consecutive calendar months, giving effect to any exemptive relief granted to the Company by the SEC; or

•        any other Event of Default in respect of debt securities of the series described in the prospectus supplement occurs.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium, interest, or sinking or purchase fund installment, if it in good faith considers the withholding of notice to be in the interest of the holders.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of the affected series may (and the trustee shall at the request of such holders) declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the outstanding debt securities of the affected series if (1) we have deposited with the trustee all amounts due and owing with respect to the securities (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (2) any other Events of Default have been cured or waived.

The trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability reasonably satisfactory to it (called an “indemnity”). If indemnity reasonably satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•        you must give the trustee written notice that an Event of Default with respect to the relevant series of debt securities has occurred and remains uncured;

•        the holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity, security, or both to the trustee against the costs, expenses and other liabilities of taking that action;

•        the trustee must not have taken action for 60 days after receipt of the above notice, request and offer of indemnity and/or security; and

•        the holders of a majority in principal amount of the outstanding debt securities of that series must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.

Waiver of Default

Holders of a majority in principal amount of the outstanding debt securities of the affected series may waive any past defaults other than a default

•        in the payment of principal, any premium or interest; or

•        in respect of a covenant that cannot be modified or amended without the consent of each holder of the affected series.

Merger or Consolidation

Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

•        either the Company is the continuing entity or the resulting entity or transferee must agree to be legally responsible for our obligations under the debt securities;

•        the merger or sale of assets must not cause a default on the debt securities and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under “Events of Default” above. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded;

•        we must deliver certain certificates and documents to the trustee; and

•        we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

There are three types of changes we can make to the indenture and the debt securities issued thereunder.

Changes Requiring Your Approval

First, there are changes that we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:

•        change the stated maturity of the principal of (or premium, if any) or any installment of principal of or interest on a debt security or the terms of any sinking fund with respect to any security;

•        reduce any amounts due on a debt security;

•        change any obligation we have to pay additional amounts;

•        reduce the amount of principal payable upon a declaration of acceleration of the maturity of an original issue discount or indexed security following a default or upon the redemption thereof or the amount thereof provable in a bankruptcy proceeding;

•        adversely affect any right of repayment at the holder’s option;

•        change the place or currency of payment on a debt security (except as otherwise described in the prospectus or prospectus supplement);

•        impair your right to sue for payment;

•        adversely affect any right to convert or exchange a debt security in accordance with its terms;

•        modify the subordination provisions in the indenture in a manner that is adverse to outstanding holders of the debt securities;

•        reduce the percentage in principal amount of debt securities of any series, whose holders’ consent is needed to modify or amend the indenture, waive compliance with certain provisions of the indenture or to waive certain defaults, or reduce the requirements for quorum or voting; and

•        modify any other aspect of the provisions of the indenture dealing with supplemental indentures with the consent of holders, waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications, evidencing succession of another person to the Company and the assumption by any such successor of the covenants of the Company in the indenture and the applicable debt securities, establishment of the form or terms of new securities of any series as permitted by the indenture and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

Changes Requiring Majority Approval

Any other change to the indenture and the debt securities would require the following approval:

•        if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and

•        if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.

The holders of a majority in principal amount of a series of debt securities issued under the indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants applicable to that series of debt securities. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “— Changes Requiring Your Approval.”

Further Details Concerning Voting

When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:

•        for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default;

•        for debt securities whose principal amount is not known (for example, because it is based on an index), we will use the principal face amount at original issuance or a special rule for that debt security described in the prospectus supplement; and

•        for debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption or if we, any other obligor, or any affiliate of us or any obligor own such debt securities. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “— Defeasance — Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. However, the record date may not be more than 30 days before the date of the first solicitation of holders to vote on or take such action. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

Covenant Defeasance

Under current U.S. federal tax law and the indenture, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If we achieved covenant defeasance and your debt securities were subordinated as described under “— Indenture Provisions — Subordination” below, such subordination would not prevent the trustee under the indenture from applying the funds available to it from the deposit described in the first bullet point below to the payment of amounts due in respect of such debt securities for the benefit of the subordinated debt holders. In order to achieve covenant defeasance, we must do the following:

•        we must irrevocably deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities are then specified as payable at stated maturity) or government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments;

•        we must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit;

•        we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, as amended, and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with;

•        defeasance must not result in a breach or violation of, or result in a default under, the indenture or any of our other material agreements or instruments;

•        no default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days; and

•        satisfy the conditions for covenant defeasance contained in any supplemental indentures.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be such a shortfall. However, there is no assurance that we would have sufficient funds to make payment of the shortfall.

Full Defeasance

If there is a change in U.S. federal tax law or we obtain an IRS ruling, as described in the second bullet point below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

•        we must deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities are then specified as payable at stated maturity) or government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments;

•        we must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit;

•        we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, as amended, and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with;

•        defeasance must not result in a breach or violation of, or constitute a default under, of the indenture or any of our other material agreements or instruments;

•        no default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days; and

•        satisfy the conditions for full defeasance contained in any supplemental indentures.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If your debt securities were subordinated as described later under “— Indenture Provisions — Subordination,” such subordination would not prevent the trustee under the indenture from applying the funds available to it from the deposit referred to in the first bullet point of the preceding paragraph to the payment of amounts due in respect of such debt securities for the benefit of the subordinated debt holders.

Form, Exchange and Transfer of Certificated Registered Securities

If registered debt securities cease to be issued in book-entry form, they will be issued:

•        only in fully registered certificated form;

•        without interest coupons; and

•        unless we indicate otherwise in the prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.

Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed and as long as the denomination is greater than the minimum denomination for such securities.

Holders may exchange or transfer their certificated securities at the office of the trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in the prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Resignation of Trustee

Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series and has accepted such appointment. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Indenture Provisions — Subordination

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (as defined below), but our obligation to you to make payment of the principal of (and premium, if any) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any payment by us at any time is received by the holders of any subordinated debt securities or by the trustee in respect of any of such subordinated debt securities, upon our dissolution, winding up, liquidation or reorganization before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.

By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities or the holders of any indenture securities that are not Senior Indebtedness. The indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.

Senior Indebtedness is defined in the indenture as the principal of (and premium, if any) and unpaid interest on:

•        our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed, that we have designated as “Senior Indebtedness” for purposes of the indenture and in accordance with the terms of the indenture (including any indenture securities designated as Senior Indebtedness), and

•        renewals, extensions, modifications and refinancings of any of this indebtedness.

If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of our Senior Indebtedness and of our other Indebtedness outstanding as of a recent date.

Secured Indebtedness and Ranking

Certain of our indebtedness, including certain series of indenture securities, may be secured. The prospectus supplement for each series of indenture securities will describe the terms of any security interest for such series and will indicate the approximate amount of our secured indebtedness as of a recent date. Any unsecured indenture securities will effectively rank junior to any secured indebtedness, including any secured indenture securities, that we incur in the future to the extent of the value of the assets securing such future secured indebtedness. The debt securities, whether secured or unsecured, of the Company will rank structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities.

In the event of our bankruptcy, liquidation, reorganization or other winding up, any of our assets that secure secured debt will be available to pay obligations on unsecured debt securities only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all unsecured debt securities then outstanding after fulfillment of this obligation. As a result, the holders of unsecured indenture securities may recover less, ratably, than holders of any of our secured indebtedness.

The Trustee under the Indenture

We intend to use a nationally recognized financial institution to serve as the trustee under the indenture.

Certain Considerations Relating to Foreign Currencies

Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

Book-Entry Procedures

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in book-entry form, and the Depository Trust Company, or DTC, will act as securities depository for the debt securities. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered certificate will be issued for the debt securities, in the aggregate principal amount of such issue, and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants, or Direct Participants, deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC.

DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or Indirect Participants. DTC has a Standard & Poor’s rating of AA+. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each security, or the “Beneficial Owner,” is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Redemption proceeds, distributions, and interest payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC nor its nominee, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, but disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us or to the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

PLAN OF DISTRIBUTION

We may offer, from time to time, in more than one offering or series, our common stock, preferred stock, subscription rights to purchase shares of our common stock or debt securities, in one or more underwritten public offerings, at-the-market offerings to or through a market maker or into an existing trading market for the securities, on an exchange or otherwise, negotiated transactions, block trades, best efforts or a combination of these methods. We may sell securities through underwriters or dealers, directly to one or more purchasers, including existing stockholders in a rights offering, through agents or through a combination of any such methods of sale. In the case of a rights offering, the applicable prospectus supplement will set forth the number of shares of our common stock issuable upon the exercise of each right and the other terms of such rights offering. Any underwriter or agent involved in the offer and sale of securities will be named in the applicable prospectus supplement. A prospectus supplement or supplements will also describe the terms of the offering of securities, including: the purchase price of securities and the proceeds we will receive from the sale; any over-allotment options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; the public offering price; any discounts or concessions allowed or re-allowed or paid to dealers; and any securities exchange or market on which the securities may be listed. Only underwriters or agents named in the prospectus supplement will be underwriters or agents of the securities offered by the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, provided, however, that the offering price per share of our common stock, less any underwriting commissions or discounts, must equal or exceed the net asset value per share of our common stock at the time of the offering except (a) in connection with a rights offering to our existing stockholders, (b) with the consent of the majority (as defined in the 1940 Act) of our common stockholders or (c) under such other circumstances as the SEC may permit. The price at which the securities may be distributed may represent a discount from prevailing market prices.

In connection with the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable prospectus supplement. The maximum aggregate compensation to be received by any member of FINRA or independent broker-dealer, including any reimbursements to underwriters or agents for certain fees and legal expenses incurred by them, will not be greater than 8% of the gross proceeds of the sale of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the NASDAQ Global Select Market may engage in passive market making transactions in our common stock on the NASDAQ Global Select Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of the securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no trading market, other than our common stock and the Series 2027 Term Preferred Shares, the 6.00% Series 2029 Term Preferred Shares, the 7.125% Series 2029 Term Preferred Shares, the 2027 Notes, the 2031 Notes and the 2030 Notes, which are traded on The NASDAQ Global Select Market. We may elect to list any other class or series of securities on any exchanges, but we are not obligated to do so. We cannot guarantee the liquidity of the trading markets for any securities.

Under agreements that we may enter, underwriters, dealers and agents who participate in the distribution of shares of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase our securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of our securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

In order to comply with the securities laws of certain states, if applicable, our securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

CUSTODIAN, TRANSFER AGENT, DIVIDEND DISBURSING AGENT AND REDEMPTION AND PAYING AGENT

Our securities are held under a custody agreement by U.S. Bank National Association. The address of the custodian is 8 Greenway Plaza Suite 1100, Houston, TX 77046. Computershare Trust Company, N.A. acts as our transfer agent, dividend disbursing agent and redemption and paying agent. The principal business address of our transfer agent is 250 Royall Street, Canton, MA 02021.

BROKERAGE ALLOCATION AND OTHER PRACTICES

Since we acquire and dispose of most of our investments in privately negotiated transactions or in the over-the-counter markets, we infrequently use brokers in the normal course of our business. We are generally not required to pay a stated brokerage commission. However, to the extent a broker-dealer is involved in a transaction, the price paid or received by us may reflect a mark-up or mark-down. Subject to policies established by our Board of Directors, Oxford Lane Management is responsible for the execution of securities transactions in our portfolio. The investment adviser in making decisions regarding the selection of broker-dealers used to find a buyer or seller for transactions, takes into account the following factors: (i) whether the broker-dealer has any special knowledge of the security; (ii) whether the broker-dealer originally underwrote or sponsored the security (iii) the ability of the broker-dealer to find a natural buyer or seller for the security (iv) the operational efficiency with which transactions are effected (such as prompt and accurate confirmation and delivery), taking into account the size of order and difficulty of execution; (v) the financial strength, integrity and stability of the broker-dealer; (vi) the value of brokerage services over and above trade execution provided to the Company; and (vii) any other factors the investment adviser considers to be in the best interest of the Company.

Neither the investment adviser nor the Company has any “soft dollars” arrangement in which a broker-dealer for commissions contracts with and pays a third party on behalf of the investment adviser so that the third party may provide research or brokerage services to the investment adviser. The investment adviser may receive research directly from the broker-dealers with whom it transacts. However, the investment adviser does not “pay up” for such information nor is receipt of the information a primary consideration in broker-dealer selection.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Dechert LLP, Washington, DC. Certain legal matters in connection with the offering of the securities will be passed upon for the underwriters, if any, by the counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form N-CSR for the year ended March 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form N-2, together with all amendments and related exhibits, under the Securities Act, with respect to the securities offered by this prospectus. The registration statement contains additional information about us and the securities being offered by this prospectus.

We are required to file with or submit to the SEC annual, semi-annual and monthly reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC which are available on the SEC’s website at http://www.sec.gov. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov. This information is also available free of charge by contacting us at Oxford Lane Capital Corp., 8 Sound Shore Drive, Suite 255, Greenwich, CT 06830, by telephone at (203) 983-5275, or on our website at http://www.oxfordlanecapital.com. Information contained on our website or on the SEC’s website about us is not incorporated into this prospectus and you should not consider information contained on our website or on the SEC’s website to be part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

As noted above, this prospectus is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.

We incorporate by reference any future filings (including those made after the date of the filing of the registration statement of which this prospectus is a part) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act including any filings on or after the date of this prospectus from the date of filing (excluding any information furnished, rather than filed), until we have sold all of the offered securities to which this prospectus and any accompanying prospectus supplement relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this prospectus or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. The documents incorporated by reference herein include:

•        our Annual Report on Form N-CSR for the fiscal year ended March 31, 2024, filed with the SEC on May 17, 2024;

•        our Semi-Annual Report on Form N-CSR for the six months ended September 30, 2024, filed with the SEC on November 1, 2024;

•        our Definitive Proxy Statement on Schedule 14A for the annual meeting of the stockholders, filed with the SEC on September 6, 2024;

•        the description of our Common Stock referenced in our Registration Statement on Form 8-A, as filed with the SEC on January 19, 2011, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the common stock registered hereby;

•        the description of our 6.25% Series 2027 Term Preferred Shares referenced in our Registration Statement on Form 8-A, as filed with the SEC on February 7, 2020 including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the preferred stock registered hereby;

•        the description of our 6.75% Notes due 2031 referenced in our Registration Statement on Form 8-A, as filed with the SEC on March 16, 2021 including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the notes registered hereby;

•        the description of our 6.00% Series 2029 Term Preferred Shares referenced in our Registration Statement on Form 8-A, as filed with the SEC on August 17, 2021, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the preferred stock registered hereby;

•        the description of our 5.00% Notes due 2027 referenced in our Registration Statement on Form 8-A, as filed with the SEC on January 13, 2022 including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the notes registered hereby;

•        the description of our 7.125% Series 2029 Term Preferred Shares referenced in our Registration Statement on Form 8-A, as filed with the SEC on June 16, 2022, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the preferred stock registered hereby;

•        the description of our 8.75% Notes due 2030 referenced in our Registration Statement on Form 8-A, as filed with the SEC on July 8, 2024, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the preferred stock registered hereby; and

•        our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on July 31, 2024.

Our periodic reports filed pursuant to Section 30(b)(2) of the 1940 Act and Sections 13 or 15(d) of the Exchange Act, as well as this prospectus are available on our website at www.oxfordlanecapital.com. Information contained on our website is not incorporated into this prospectus and you should not consider information contained on our website to be part of this prospectus. You may also request a copy of these filings (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents) at no cost by writing or calling Investor Relations at the following address and telephone number:

Oxford Lane Capital Corp.
8 Sound Shore Drive
Suite 255
Greenwich, Connecticut
(203) 983-5275

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different or additional information, and you should not rely on such information if you receive it. We are not making an offer of or soliciting an offer to buy, any securities in any state or other jurisdiction where such offer or sale is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference herein is accurate as of any date other than the date on the front of this prospectus or those documents.

$60,000,000

Oxford Lane Capital Corp.

Preferred Stock
Shares, 8.25% Series 2031

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PROSPECTUS SUPPLEMENT

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Joint Book-Running Managers
Lucid Capital Markets		Piper Sandler

Lead Managers
Clear Street	InspereX	William Blair

Co-Manager
Wedbush Securities

March 12, 2026